      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1998
                                                      Registration No. 333-25937
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                          POST-EFFECTIVE AMENDMENT NO.1
                                  TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   DIDAX INC.
                 (Name of small business issuer in its charter)

           DELAWARE                           7371                     54-1831588
           --------                           ----                     ----------
   (State or jurisdiction of      (Primary Standard Industrial      (I.R.S. Employer
 incorporation or organization)    Classification Code Number)   Identification Number)

                            4501 DALY DRIVE SUITE 103
                            CHANTILLY, VIRGINIA 20151
                                 (703) 968-4808
          (Address and telephone number of principal executive offices)
          -------------------------------------------------------------
                            4501 DALY DRIVE SUITE 103
                            CHANTILLY, VIRGINIA 20151
(Address of principal place of business or intended principal place of business)
                                WILLIAM M. PARKER
                            4501 DALY DRIVE SUITE 103
                    CHANTILLY, VIRGINIA 20151 (703) 968-4808
           (Name, address, and telephone number of agent for service)
                                   COPIES TO:
                               CHARLES J. RENNERT
                          BERMAN WOLFE & RENNERT, P.A.
                          NATIONSBANK TOWER, SUITE 3500
                           100 SOUTHEAST SECOND STREET
                            MIAMI, FLORIDA 33131-2130
                                 (305) 577-4177
                               (305) 373-6036 FAX
                            (COUNSEL FOR THE COMPANY)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                              --------------------

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                                EXPLANATORY NOTE

This registration statement is a Post-Effective Amendment to the Registration Statement on Form SB-2, Registration No. 333-25937, declared effective by the U.S. Securities and Exchange Commission on September 24, 1997 (the "IPO Registration Statement"or "IPO"), which registered a primary offering of securities by DIDAX Inc. (the "Company"). Pursuant to the IPO Registration Statement, the Company registered its initial offer, issuance and sale of 2,000,000 shares of Common Stock, par value $.01 per share (the "IPO Common Stock"); the offer, issuance and sale of 2,875,000 Redeemable Common Stock Purchase Warrants (the "Purchase Warrants") and 2,875,000 shares of Common Stock underlying the Purchase Warrants; the offer, and issuance of 190,000 Common Stock Underwriter Warrants (the "Common Stock Underwriter Warrants") and 190,000 shares of Common Stock underlying the Underwriter Warrants; and the offer, and issuance of 250,000 Warrant Underwriter Warrants (the "Warrant Underwriter Warrants") and 250,000 Underwriter Underlying Warrants (the "Underwriter Underlying Warrants") and 250,000 shares of Common Stock underlying the Underwriter Underlying Warrants. This Post-Effective Amendment relates to all of the above noted securities excluding the IPO Common Stock.

                                   DIDAX INC.
                    190,000 COMMON STOCK UNDERWRITER WARRANTS
                      250,000 WARRANT UNDERWRITER WARRANTS
                     250,000 UNDERWRITER UNDERLYING WARRANTS

                   3,315,000 SHARES OF COMMON STOCK UNDERLYING
              2,875,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS
PROSPECTUS        190,000 COMMON STOCK UNDERWRITER WARRANTS AND
                     250,000 UNDERWRITER UNDERLYING WARRANTS

      This prospectus relates to the offering by DIDAX INC. (the "Company") of 190,000 Common Stock Underwriter Warrants (the "Common Stock Underwriter Warrants"), 250,000 Warrant Underwriter Warrants (the "Warrant Underwriter Warrants"), 250,000 Underwriter Underlying Warrants ("the Underwriter Underlying Warrants"), and an aggregate of 3,315,000 shares (the "Offered Shares") of Common Stock, $.01 par value per share (the "Common Stock"), issuable upon the exercise of 2,875,000 Redeemable Common Stock Purchase Warrants (the "Purchase Warrants"), the Common Stock Underwriter Warrants and the Underwriter Underlying Warrants. The Purchase Warrants, the Common Stock Underwriter Warrants, the Warrant Underwriter Warrants, and the Underwriter Underlying Warrants are sometimes hereinafter collectively referred to as the "Warrants." Each Purchase Warrant entitles the registered holder thereof to purchase, through September 24, 2002 one share of the Company's Common Stock at a price of $5.75 per share, subject to adjustment under certain circumstances. The Common Stock Underwriter Warrants allow certain persons to purchase through September 24, 2002. up to 190,000 shares of Common Stock of the Company at a purchase price of $8.25 per share. The Warrant Underwriter Warrants, allow certain persons to purchase through September 24, 2002, up to 250,000 of Underwriter Underlying Warrants at purchase price of $.309375 per warrant each of which Underwriter Underlying Warrant entitles the holder to purchase one share of Common Stock of the Company at a purchase price of $8.25 per share. The securities offered hereby are not exercisable unless, at the time of exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon their exercise and such shares have been registered, qualified or deemed to be exempt under the securities laws of the states of residence of the exercising holders of the Warrants. The Purchase Warrants are subject to redemption by the Company, at the option of the Company, at $0.25 per Purchase Warrant, upon 30 days' prior written notice, if the closing bid price, as reported on The Nasdaq SmallCap Market ("Nasdaq"), of the shares of the Common Stock for 30 consecutive trading days ending within ten days of the notice of redemption of the Purchase Warrants averages in excess of $10.00 per share, subject to adjustment. The Company is required to maintain an effective registration statement with respect to the Common Stock underlying the Purchase Warrants prior to their redemption. Prior to September 24, 1998, the Purchase Warrants are not redeemable by the Company without the written consent of Barron Chase Securities, Inc., the underwriter (the "Underwriter") of the Company's initial public offering (the "IPO"). SEE "DESCRIPTION OF SECURITIES."

      The Company's Common Stock and the Warrants are quoted on the Nasdaq under the symbols "AMEN" and "AMENW," respectively. On June 30, 1998, the closing prices of the Common Stock and Warrants as quoted on Nasdaq were $3.75 and $1.00 respectively. The holders of the Warrants do not have any of the rights, privileges or liabilities of the Company stockholders prior to warrant exercise.

      THE SECURITIES ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. IN ADDITION, PURCHASERS OF THE SECURITIES WILL SUFFER IMMEDIATE SUBSTANTIAL DILUTION IN THAT THE BOOK VALUE PER SHARE OF THE COMMON STOCK AFTER THIS OFFERING WILL BE SUBSTANTIALLY LESS THAN THE PUBLIC OFFERING PRICE OF THE COMMON STOCK. SEE "RISK FACTORS" AND "DILUTION" AT PAGES [ ] AND [ ].

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

------------------------------------------------------------------------------------------------------------------
                                                                  Underwriting Discount    Proceeds to Company (1)
                                             Offering Price                                -----------------------
------------------------------------------------------------------------------------------------------------------
Underlying Underwriter Warrant            $0.309375               $0.0                     $0.309375
------------------------------------------------------------------------------------------------------------------
Per Share underlying Purchase Warrants    $5.75                   $0.0                     $5.75
------------------------------------------------------------------------------------------------------------------
Per Share underlying Common Stock
Underwriter Warrants and Underlying
Underwriter Warrants                      $8.25                   $0.0                     $8.25
------------------------------------------------------------------------------------------------------------------
Total                                     $20,238,604             $0.00                    $20,238,604
------------------------------------------------------------------------------------------------------------------
==================================================================================================================
                                                                          See footnotes on the following page

                  THE DATE OF THIS PROSPECTUS IS JULY 2, 1998

(1) Before deducting expenses payable by the Company estimated at $55,000 (collectively, the "Offering Costs").

                    FORWARD-LOOKING AND CAUTIONARY STATEMENTS

      Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words "estimate," "project," "intend," "expect," "believe," and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties. Many factors could cause the actual results, performance or achievements of the Company to be materially different from those contemplated by any future statements, including, among others, those described below under "Risk Factors." For additional information regarding these and other risks and uncertainties associated with the Company's business, see "Risk Factors" below, as well as the Company's reports filed from time to time with the Commission.

                              AVAILABLE INFORMATION

      The Company has filed with the Securities and Exchange Commission (the "Commission") a Post-Effective Amendment to a Registration Statement on Form SB-2 (as so amended, the "Registration Statement"), pursuant to the Act, with respect to the offer, issuance and sale of the Warrants and Offered Shares. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. The statements contained in this Prospectus as to the contents of any contract or other document identified as exhibits in this Prospectus are not necessarily complete, and in each instance, reference is made to a copy of such contract or document filed as an exhibit to the Registration Statement, each statement being qualified in any and all respects by such reference. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and exhibits thereof which may be inspected without charge at the principal office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

      On September 24, 1997, the Company became subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and, in accordance therewith, is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Common Stock and Purchase Warrants are listed on Nasdaq. Accordingly, such reports, proxy statements and other information can be inspected and copied at the Commission's principal office, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; the Northeast Regional Office of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048; and the Midwest Regional Office of the Commission, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, where copies may be obtained upon payment of the fees prescribed by the Commission, as well as at the offices of Nasdaq, 1735 K Street, N.W., Washington, D.C. Such documents may also be obtained through the website maintained by the Commission at http://www.sec.gov.

      INVESTORS SHOULD CAREFULLY REVIEW THE FINANCIAL STATEMENTS WHICH ARE AN INTEGRAL PART OF THIS PROSPECTUS.

      The Company's financial information for the fiscal years ended December 31, 1997 and 1996 and the three month periods ended March 31, 1998 and 1997 included in this prospectus include the operations of gofishnet.com, inc., an internet retailer acquired by the Company in February 1998.

      ATTENTION CALIFORNIA RESIDENTS: Offers and sales of the Securities of the Company made to California residents pursuant to this Prospectus are restricted to individuals who meet suitability standards of not less than $250,000 liquid net worth (net worth exclusive of home, home furnishings and automobiles) plus $100,000 annual gross income, or $500,000 liquid new worth (net worth exclusive of home, home furnishings and automobiles).

      The Company will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of any information that is incorporated by reference in the Prospectus (not including exhibits in the information that is incorporated by reference unless the exhibits themselves are specifically incorporated by reference.) Such requests may be directed to the Secretary, DIDAX INC., 4501 Daly Dr. Suite 103, Chantilly, VA 20151. Telephone 703-968-4808 Ext. 23.

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
Prospectus Summary........................................                4
Risk Factors..............................................                7
Use of Proceeds...........................................               16
Capitalization............................................               17
Dilution..................................................               18
Management's Discussion and
  Analysis or Plan of Operation...........................               19
Business..................................................               26
Management................................................               35
Principal Shareholders....................................               41
Description of Securities.................................               44
Plan of Distribution......................................               47
Legal Proceedings.........................................               47
Legal Matters.............................................               47
Experts...................................................               48
Financial Statements                                                    F-1

                               PROSPECTUS SUMMARY

      The following is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

                                   THE COMPANY

      DIDAX INC. ("the Company") owns and operates the Christian Community Network(TM) (CCN) (WWW.CHRISTCOM.NET), an interactive website which provides information and resources that the Company believes generally appeals to the Christian community. The information, resources and products provided on CCN are developed and made available both by the Company and by Christian and secular retailers, publishers, charities and ministries. To date, the Company has derived most of its revenue from providing Internet development and hosting services and limited technology consulting services, including website development services, (the "Consulting Services") for a fee to Christian organizations, such as Promise Keepers, a nonprofit Christian ministry (PK Net, www.promisekeepers.org); Christianity Today, Inc., a publisher of Christian periodicals (www.christianity.net); and World Vision, an international Christian relief agency (www.worldvision.org). The Company's website services and development clients also include Mercy Medical Airlift, Christian Management Association, Worship Media Resources, the Salvation Army, Evangelical Council for Financial Accountability (ECFA), Young Life and Presbyterian Church in America.

      The Company obtained net proceeds of approximately $6.1 million in connection with the closing of the IPO, after the retirement of certain debt. The Company believes it is positioned to generate increasing revenues from the sale of advertising space on and sponsorships of CCN, the retail sale via CCN of Christian interest and other products manufactured or developed by others (primarily books, CDs, and other articles generally appealing to the Christian marketplace); and the sale of affinity memberships. In addition, to an increasing lesser extent, the Company continues to generate revenue through providing Consulting Services. To enhance its retail capabilities the Company completed the acquisition of gofishnet.com, inc. ("gofishnet"), an Internet retailer of Christian music and videos in February 1998.

      The Company targets the marketing of its sales, products and services and the content on CCN to persons of all ages, economic levels, genders, ethnic backgrounds and nationalities that identify themselves as Christian, principally Protestant (regardless of denomination, if any) and Catholic, with particular emphasis upon evangelical Christians. According to a poll conducted by the Gallup Organization in 1994, approximately 25% of Americans identify themselves as Catholic and approximately 20% identify themselves as Protestant. The Pew Center for Civic Journalism in a survey published in April 1997, reported that approximately 35% of the United States population identify themselves as evangelical Christians.

      The Company has an extremely limited operating history upon which an evaluation of the Company and its business can be based. For the fiscal years ended December 31, 1996 and 1997 and the three-month periods ended March 31, 1997 and 1998, the Company generated net losses of $(2,630,578), and $(4,271,249), and ($496,467) (unaudited) and $(751,720) (unaudited), respectively, from operations. See "FINANCIAL STATEMENTS." The Company has achieved only limited revenues to date, has incurred net losses since inception and expects to continue to operate at a loss for the foreseeable future. Its expense levels are based in part on its expectations as to future revenues, if any. Any shortfall in revenues, whether caused by the cancellation or deferral of, or the failure to obtain, advertising, retail or website development customers, or otherwise, would have an immediate material adverse impact on the Company's business, results of operations and financial condition. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION."

      The Company was founded in 1993 and began revenue generating operations in 1996. In April 1997 (the "Merger Date"), DIDAX, Inc. a Virginia corporation, DIDAX ON-LINE, L.C., a Virginia limited liability company

(collectively, "Predecessor Didax") and DIDAX INC., a Delaware corporation organized on January 7, 1997 ("Didax Delaware") consummated a reorganization resulting in Didax Delaware being the surviving corporation (the reorganization being referenced herein as the "Merger"). For comparison purposes, the discussion below relates to the consolidated financial statements of Predecessor Didax. Predecessor Didax and Didax Delaware are referenced in this Prospectus collectively as the "Company."

      The Company's corporate headquarters are located at 4501 Daly Drive, Suite 103, Chantilly, Virginia 20151 and its telephone number is (703)968-4808, its fax number is (703) 968-4819 and its Internet address is http://www.christcom.net.

                                  THE OFFERING

Securities offered........................190,000 Common Stock Underwriter
                                            Warrants, which grant certain
                                            persons through September 24, 2002,
                                            the right to purchase up to 190,000
                                            shares of Common Stock of the
                                            Company at a purchase price of $8.25
                                            per share, 250,000 Warrant
                                            Underwriter Underlying Warrants
                                            which grant certain persons through
                                            September 24, 2002, the right to
                                            purchase, up to 250,000 Underwriter
                                            Underlying Warrants at an exercise
                                            price of $.309375 per warrant,
                                            each of which Underwriter Warrant
                                            entitles the holder to purchase
                                            through September 24, 2002, one
                                            share of Common Stock  of the
                                            Company at a price of $8.25  per
                                            share, an aggregate of 3,315,000
                                            shares of the Company's Common
                                            Stock, underlying 190,000 Common
                                            Stock Underwriter Underlying
                                            Warrants, 250,000 Underwriter
                                            Underlying Warrants, and 2,875,000
                                            Purchase Warrants. Each  Purchase
                                            Warrant entitles the registered
                                            holder thereof to purchase, through
                                            September 24, 2002, one share of
                                            Common Stock at a price of $5.75
                                            per share, subject to adjustment
                                            under certain circumstances. The
                                            Securities offered hereby are not
                                            exercisable unless, at the time of
                                            exercise, the Company has a current
                                            prospectus covering the shares of
                                            Common Stock issuable upon exercise
                                            of the Purchase Warrants and
                                            Warrants and such shares have been
                                            registered, qualified or deemed to
                                            be exempt under the securities laws
                                            of the states of residence of the
                                            exercising holders of the Purchase
                                            Warrants and Warrants. The Purchase
                                            Warrants are subject to redemption
                                            by the Company, at the option of
                                            the Company, at $0.25 per Purchase
                                            Warrant, upon 30 days prior written
                                            notice, if the closing bid price,
                                            as reported on Nasdaq, or the
                                            closing sale price, as reported on
                                            a national or regional securities
                                            exchange, as applicable, of the
                                            shares of the Common Stock for 30
                                            consecutive trading days ending
                                            within ten days of the notice of
                                            redemption of the Purchase Warrants
                                            averages in excess of $10.00 per
                                            share, subject to adjustment. The
                                            Company is required to maintain an
                                            effective registration statement
                                            with respect to the Common Stock
                                            underlying the Purchase Warrants
                                            prior to redemption of the Purchase
                                            Warrants. Prior to September 24,
                                            1998, the Purchase Warrants will
                                            not be redeemable by the Company
                                            without the written consent of the
                                            Underwriter. See "DESCRIPTION OF
                                            SECURITIES."

Shares of Common Stock Outstanding
   Prior to this Offering.................. 3,672,880 shares

Warrants Outstanding
   Prior to this Offering.................. 3,315,000 warrants

Warrants Exercised as of June  30, 1998             0 warrants

Shares of Common Stock Outstanding if all
   Warrants are exercised(1)............... 6,987,880 shares

Estimated Net Proceeds if all Warrants are
exercised ................................. $20,238,604

Use of Proceeds............................ Administrative expenses, operating costs and working capital, including
                                            product support and development,
                                            capital equipment, marketing and
                                            sales. See "Use of Proceeds."

                                                         Purchase
                        Common Stock                     Warrants
                        ------------                     --------

Nasdaq Symbols              AMEN                          AMENW

Risk Factors and Dilution.................. The securities offered hereby (the
                                              "Securities"), involve a high
                                              degree of risk including risks
                                              related to the failure of the
                                              Company to anticipate and adapt
                                              to a developing market, the
                                              rejection of the Company's
                                              services and products by Internet
                                              users, development of equal or
                                              superior services or products by
                                              competitors and the failure of
                                              the market to adopt the Internet
                                              as a transaction medium. The
                                              Securities should not be
                                              purchased by investors who cannot
                                              afford the loss of their entire
                                              investment. Purchasers of the
                                              Securities will incur immediate
                                              substantial dilution of their
                                              investment. See "RISK
                                              FACTORS,""DILUTION,"and
                                              "FINANCIAL STATEMENTS."

----------

(1) Assumes the purchase of 3,315,000 shares of Common Stock pursuant to (i) the exercise of the 2,875,000 Purchase Warrants at an exercise price of $5.75 per share; (ii) the purchase of 190,000 Common Stock Underwriter Warrants at a purchase price of $8.25 per share; and (iii) acquisition (for an aggregate fee of $77,344), and exercise of the 250,000 Warrant Underwriter Warrants at a purchase price of $8.25 per share. Does not include the exercise of any outstanding options granted pursuant to the Company's 1997 Stock Option Plan (options to acquire an additional 1,955,916 shares (the "Outstanding Stock Options"). See "MANAGEMENT -1997 and 1998 Stock Option Plans."

                                  RISK FACTORS

      The Securities are speculative, and involve immediate substantial dilution and a high degree of risk, including, but not necessarily limited to, the several factors described below. Each prospective investor should consider carefully the following risk factors inherent in and affecting the business of the Company and this Offering before making an investment decision.

      As described under "Forward-Looking and Cautionary Statements," certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties. Many factors could cause the actual results, performance or achievements of the Company to be materially different from those contemplated by any future statements, including, among others, those described below.

EXTREMELY LIMITED OPERATING HISTORY; ACCUMULATED DEFICIT AND ANTICIPATION OF CONTINUED LOSSES

      The Company is a development stage company which was founded in May 1993 and commenced offering internal systems development in February 1995. Accordingly, the Company has an extremely limited operating history upon which an evaluation of the Company and its business can be based. The Company's business must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as the Internet. Specifically, such risks include the failure of the Company to anticipate and adapt to a developing market, the rejection of the Company's services and products by Internet users, development of equal or superior services or products by competitors, the failure of the market to adopt the Internet as a transaction medium.

      There can be no assurance that the Company will be successful in addressing such risks. Since its inception, the Company has incurred costs to develop and enhance its technology, to create, introduce, and enhance its service and content offerings, to establish marketing and distribution relationships, to recruit and train an engineering and marketing group, and to build an administrative organization. The Company intends to continue these efforts in order to develop customer participation from the content provided in order to generate revenue. As of March 31, 1998, the Company had an accumulated deficit of approximately $8,869,000. There can be no assurance that the Company can generate revenue growth, or that any revenue growth that is achieved can be sustained. Revenue growth that the Company may achieve may not be indicative of future operating results. With revenue growth, the Company may increase further its operating expenses in order to increase its sales and marketing efforts, fund greater levels of product development, increase its sales and marketing staff, and increase its general and administrative costs to support the enlarged organization. To the extent that increases in such operating expenses precede or are not subsequently followed by increased revenues, the Company's business, results of operations and financial condition will be materially adversely affected. Given the level of planned expenditures, the Company anticipates that it will continue to incur losses for the foreseeable future and there can be no assurance that the Company will ever achieve or sustain profitability. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION."

POTENTIAL FLUCTUATIONS IN QUARTERLY RESULTS

      As a result of the Company's extremely limited operating history and the rapid technological change experienced in the Internet industry generally, the Company has no meaningful historical financial data upon which to base future operating expenses. Accordingly, the Company's expense levels are based in part on its expectations as to future revenues, of which there can be no assurance. There can be no assurance that the Company will be able to accurately predict the levels of future revenues, if any, and the failure to do so would have a materially adverse effect on the Company's business, results of operations and financial condition.

      The Company continued to generate a substantial portion of its revenue during the first quarters of 1998 and 1997 from Consulting Services. Prior to the consummation of the IPO, the Company lacked the financial resources to develop and market CCN. Since the closing of the IPO, the Company has been offering Consulting

Services to a lesser extent, and concentrating on what the Company believes are the high leverage opportunities that escalating growth in consumer interest in CCN are expected to provide. This transition is expected to cause significant fluctuations in near term future quarterly operating results.

      The Company expects to experience significant fluctuations in future quarterly operating results that may be caused by other factors as well. Causes of such significant fluctuations may include, among other factors, demand for the Company's services, the number, timing and significance of new service announcements by the Company and its competitors, the ability of the Company to develop, market and introduce new and enhanced versions of its services on a timely basis, the level of product and price competition, changes in operating expenses, changes in service mix, changes in the Company's sales incentive strategy, and general economic factors.

      The Company's operating expense levels are based, in significant part, on the Company's expectations of future revenue on a quarterly basis. If actual revenue levels on a quarterly basis are below management's expectations, both gross margins and results of operations are likely to be adversely affected because a relatively small amount of the Company's costs and expenses varies with its revenue in the short term. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION."

BROAD DISCRETION IN APPLICATION OF PROCEEDS

      Management of the Company has broad discretion to adjust the application and allocation of the net proceeds, in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will continue to be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds of the Company's initial public offering and of the Offering contemplated hereby. Pending use of such proceeds, the net proceeds of this Offering will be invested by the Company in temporary, short-term interest-bearing obligations. See "USE OF PROCEEDS."

EXERCISE OF WARRANTS MAY HAVE DILUTIVE EFFECT ON MARKET

      The Warrants as offered hereby, will provide, during their term, an opportunity for the holder to profit, upon exercise, from a rise in any market price of the Common Stock, with resulting dilution in the ownership interest in the Company held by the then present stockholders. Holders of Warrants most likely would exercise those Warrants and purchase the underlying Common Stock at a time when the Company may be able to obtain capital by a new offering of securities on terms more favorable than those provided by the Securities, in which event the terms on which the Company may be able to obtain additional capital would be adversely affected.

DEVELOPING MARKET; VALIDATION OF THE INTERNET AS AN EFFECTIVE COMMERCE MEDIUM

      The market for the Company's services and products has recently begun to develop, is rapidly evolving and is characterized by an increasing number of market entrants who have introduced or developed services and products for use on the Internet. As a result, the Company's mix of services and products may undergo substantial changes as the Company reacts to competitive and other developments in the overall Internet market. The Company's market is highly dependent upon the increased use of the Internet for information, interaction, distribution and commerce. In particular, the Company believes that the Internet is still an unproven medium for paid services such as the Company's. Accordingly, the Company's future operating results will depend substantially upon the increased use of the Internet by individuals and companies for information, interaction, distribution and commerce, and the emergence of the Internet as an effective commerce medium. Moreover, critical issues concerning the commercial use of the Internet (including security, reliability, cost, ease of use, access, quality of service and acceptance of advertising), remain a barrier to entry for many individuals and businesses and therefore may impact the rate of growth of Internet use. If widespread commercial use of the Internet does not develop, or if the Internet does not develop as an effective commerce medium, the Company's business, results of operations and financial condition will be materially adversely affected.

TECHNOLOGICAL CHANGE; DEPENDENCE ON RECENTLY INTRODUCED AND NEW PRODUCTS AND RISK OF PRODUCT DELAYS

      The market in which the Company competes is characterized by rapidly changing technology, evolving industry standards, frequent new service and product announcements, introductions and enhancements and changing customer demands. These market characteristics are exacerbated by the emerging nature of the Internet and the apparent need of companies from a multitude of industries to offer Internet-based products and services. Accordingly, the Company's future success will depend in significant part on its ability to adapt to rapidly changing technologies, the ability to adapt its services and products to evolving industry standards, and to continually improve the performance, features and reliability of its services and products in response to both evolving demands of the marketplace and competitive service and product offerings. The failure of the Company to adapt to such changes and evolution would have a materially adverse effect on the Company's business, results of operations and financial condition.

      Since advertising and retail sales are based entirely upon the use of the Company's marketed services and products by Internet consumers, broad acceptance of the Company's services and products offerings by Internet consumers is critical to the Company's future success. Failure of the Company to successfully design, develop, test and introduce new services and products to achieve market acceptance could prevent the Company from developing its desired family of services and products. Furthermore, there can be no assurance that the Company will not experience difficulties that could delay or prevent the successful development, introduction or marketing of these services and products, or that its new or recently introduced services and products and enhancements thereon will adequately meet the requirements of the marketplace and achieve any degree of significant market acceptance. If the Company is unable, for technological or other reasons, to develop and introduce new services, products or enhancements of services and products in a timely manner in accordance with its business model or in response to changing market conditions or customer requirements, or if the services provided do not achieve a significant degree of market acceptance, the Company's business, results of operations and financial condition would be materially adversely affected.

UNCERTAINTY OF PRICING OF ADVERTISING

      The intense competition faced by the Company in the sale of Internet advertising from online service providers and search engine companies, including competition from other firms focused on Christian content, has resulted and will continue to result in a wide range of rates quoted by different vendors for a variety of advertising services. This, combined with a limitation on the type and content of advertising acceptable to the Company for use on CCN, makes it very difficult to project future levels of the Company's Internet advertising costs.

LIMITED SALES FORCE; EVOLVING DISTRIBUTION CHANNELS

      The Company has a limited number of sales and marketing employees and has immature distribution channels for its services and products. In order to generate advertising and retail sales, the Company must achieve broad promotion of its services and products to Internet users, thereby, developing a recognition of its services, products and technology. There can be no assurance that the Company will be able to establish additional content relationships, retain existing relationships or broadly promote its services and products and generate demand for its services and products, and the inability to do so would have a material adverse effect on the Company's business, results of operations and financial condition. See "BUSINESS."

DEPENDENCE ON THE INTERNET

      Because global commerce and online exchange of information on the Internet and other similar open wide area networks are new and evolving, it is difficult to predict with any assurance whether the Internet will prove to be a viable commercial marketplace. The Internet has experienced, and is expected to continue to experience growth in the number of users and amount of traffic. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by this continued growth. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity, or due to increased governmental regulation. There can be no assurance that the infrastructure or complementary services necessary to make the Internet a viable commercial marketplace will be developed, or, if developed, that the Internet will become a viable commercial marketplace for services and products such as those offered by the Company. If the necessary infrastructure or complementary services or facilities are not developed, or if the Internet does not become a viable marketplace, the Company's business, results of operations and financial condition will be materially adversely affected. See "BUSINESS."

RISK OF CAPACITY CONSTRAINTS

      A key element of the Company's strategy is to generate a high volume of traffic to its website, the Christian Community Network(TM) ("CCN"). Accordingly, the performance of the Company's services and products is critical to the Company's reputation, its ability to attract customers to CCN and market acceptance of these services and products. Any system failure that causes interruptions in the availability or increases response time of the Company's services would reduce traffic to the Company's website and, if sustained or repeated, would reduce the attractiveness of the Company's services to advertisers and other future potential customers or Internet users. An increase in the volume of traffic conducted through the Company's services and products could strain the capacity of the software or hardware deployed by the Company, which could lead to slower response time or system failures. In addition, as the number of websites and Internet users increases, there can be no assurance that the Company's services and products will be able to compete with firms who may have greater financial resources than the Company. The Company is also dependent upon web browsers and Internet and online service providers for access to its services and consumers may experience difficulties due to system failures unrelated to the Company's systems, services and products. To the extent that the capacity restraints described above are not effectively addressed by the Company, such constraints would have a material adverse effect on the Company's business, results of operations and financial condition.

DEPENDENCE ON COMPUTER INFRASTRUCTURE

      Certain of the Company's communications hardware and certain of its computer hardware operations are located at the Company's headquarters located in Chantilly, Virginia. There can be no assurance that a system failure at these locations would not adversely affect the performance of the Company's services. These locations are vulnerable to damage from fire, floods, earthquakes, power loss, telecommunications failures, break-ins and similar events. Although the Company carries property insurance, its coverage may not be adequate to compensate the Company for all losses that may occur. Despite the implementation of network security measures by the Company, its servers are also vulnerable to computer viruses, physical or electronic break-ins and similar disruptive problems. Computer viruses, break-ins or other problems caused by third parties could lead to interruptions, delays or cessations in service to users of the Company's services and products. The occurrence of any of these risks could have a material adverse effect on the Company's business, results of operations and financial condition. See "BUSINESS-Facilities."

GOVERNMENT REGULATION AND REGULATORY UNCERTAINTIES

      The Company is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing, characteristics and quality of products and services. The Telecommunications Reform Act of 1996 imposes criminal penalties on anyone who distributes obscene, indecent or patently offensive communications on the Internet (although certain provisions of that law have been stayed, in part, by a United States District Court.) The adoption of any additional laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for the Company's services and products and increase the Company's cost of doing business or otherwise have an adverse effect on the Company's business, results of operations and financial condition. Moreover, the applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, libel and personal privacy is uncertain. Any such new legislation or regulation could have a material adverse effect on the Company's business, results of operations and financial condition.

PROPRIETARY TECHNOLOGY; LICENSES AND INTELLECTUAL PROPERTY

      The Company regards its technology as proprietary and attempts to protect it with copyrights, trademarks, trade secret laws, restrictions on disclosure and transferring title and other methods. The Company also generally enters into confidentiality or license agreements with its consultants and business partners, and generally controls access to and distribution of its documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use the Company's products or technology without authorization, or to develop similar technology independently. Policing unauthorized use of the Company's technology is difficult. There can be no assurance that the steps taken by the Company will prevent misappropriation or infringement of its technology. In addition, litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on the Company's business, results of operations and financial condition.

      The Company currently owns and licenses from third parties several technologies, as it continues to introduce new services and products and to incorporate new technologies. There can be no assurance that these third party technology licenses will be available to the Company on commercially reasonable terms, if at all. The inability of the Company to obtain any of these technology licenses could result in delays or reductions in the introduction of new services or product shipments or could materially and adversely affect the performance of its services until equivalent technology could be identified, licensed and integrated. Any such delays or reductions in the introduction of services or product shipments or adverse impact on service quality could materially adversely affect the Company's business, results of operations and financial condition.

FUTURE CAPITAL NEEDS, UNCERTAINTY OF ADDITIONAL FINANCING

      It is anticipated that the Company has available funds sufficient to meet its anticipated needs for working capital, capital expenditures and business expansion for approximately fifteen months. Thereafter, the Company may need to raise additional funds. Utilization of the working capital will be based on budgets approved by the Board of Directors. The Company may need to raise additional funds sooner in order to fund more rapid expansion, to develop new or enhanced services or products, to respond to competitive pressures or to acquire complementary products, businesses or technologies. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of the shareholders of the Company will be reduced and such securities may have rights, preferences or privileges senior to those of the existing shareholders of the Company. There can be no assurance that additional financing will be available on terms favorable to the Company, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to fund growth, take advantage of acquisition opportunities, develop or enhance services or products or respond to competitive pressures. Such inability could have a material adverse effect on the Company's business, results of operations and financial condition. See "USE OF PROCEEDS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION."

RISKS ASSOCIATED WITH POTENTIAL ACQUISITIONS AND INVESTMENTS

      The Company's current strategy is to broaden the number, scope and content of its Internet sites through the acquisition of existing sites and businesses specializing in Internet-related technologies and content, as well as through internally developed Internet sites and services. Any such investments would involve many of the same risks posed by acquisitions, particularly risks related to the diversion of resources, the inability to generate revenues, the impairment of relationships with third parties and potential additional expenses. There can be no assurance that the Company would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions or new investments. See Item 1, "BUSINESS."

DEPENDENCE ON STRATEGIC RELATIONSHIPS

      The Company has entered into certain material agreements with numerous businesses which provide the Company services and products. The following table provides information pertinent to these relationships:

       Name             Service Provided              Term                  Consideration
-------------------------------------------------------------------------------------------------------------------
GTE Interworking        Hosting                       Two year contract     Company pays monthly fixed rate
                                                      to January 2000

netradio                Software, hardware and        Exclusive for         Company paid one time license fee,
                        bandwidth infrastructure      Christian format      shares advertising revenue in 20% to
                        for Internet radio, audio,    through June 1999     50% range based on size of advertising
                        archiving and simulcast                             in comparison to netradio cost for
                                                                            providing spot, other services paid for
                                                                            on a quotation basis

ichat                   Chat Technology               Annual Renewal        Company pays annual license fee

Cybercash               Internet secure               Month to month        Company pays fee per transaction
                        transaction capability

Intermind               Internet Publishing           Cancelable with       Company receives commission for
                        Software                      Ninety day notice     bringing Intermind other users

If the Company's arrangements and activities with such companies were lessened, curtailed, or otherwise modified, the Company may not be able to replace or supplement such services alone or with other companies. If these companies were to cease to jointly provide their services, the Company's business, results of operations, and financial condition would be materially and adversely affected. See "Business."

INABILITY TO MANAGE GROWTH

      The rapid execution necessary for the Company to establish itself as a leader in the developmental market for Internet-based sales of Christian related products and advertising requires an effective planning and management process. The Company's development has placed, and is expected to continue to place, a significant strain on the Company's managerial, technical, sales and marketing and administrative personnel as well as the Company's financial resources. To manage its growth, the Company must implement operational and financial systems and train and manage its employee base. There can be no assurances that the Company will be able to successfully implement such systems on a timely basis, if at all. Further, the Company will be required to manage multiple relationships with consumers, strategic partners and other third parties. There can be no assurance that the Company's systems, procedures or controls will be adequate to support the Company's future operations. The Company's future operating results will also depend on its ability to expand its sales and marketing organizations, implement and manage new services to penetrate broader markets and further develop and expand its organization. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition will be materially adversely affected. There can be no assurance that the Company will be able to effectively manage such change.

COMPETITION

      There are several other companies, including nonprofit organizations, some of which have longer operating histories, greater name recognition and significantly greater financial and other resources than the Company, attempting or which may attempt to aggregate Christian content on the Internet. There can be no assurances that the Company will ever be positioned to compete successfully with its current or future competitors nor can there be any assurance that competitive pressures faced by the Company will not result in increased marketing costs, decreased

Internet traffic or loss of market share or otherwise will not materially adversely affect the Company's business, results of operations and financial condition. See "BUSINESS-Competition."

CLASSIFICATION AS A "RELIGIOUS CORPORATION"

      Article XIII of the Company's Bylaws provides that the Company is a "religious corporation." To this end, the Company's policy is generally, to include among its officers and directors unconditionally, and employees, where a bona-fide occupational qualification exists, only persons who, upon request, subscribe to the Company's Christian statement of faith. The Company deems this as necessary in order to best identify with and service its selected Christian market niche and to generate its Internet product which is heavily content laden. Based on advice of counsel, the Company believes that its use of religious criteria in employment practices does not violate federal law relating to equal employment opportunities ("Federal Employment Law") because the Company qualifies as an exempt religious corporation for purposes of the Federal Employment Law. The Federal Employment Law has been subject to limited judicial and regulatory interpretation on the question of what type of religious corporation would be exempt from the reach of the Federal Employment Law. The Federal Employment Law is enforced, in part, by a federal regulatory agency that is vested with broad discretion in interpreting its meaning. The Company's policies and procedures with respect to hiring have not been examined by federal or state authorities. For these reasons, there can be no assurances that a review of the Company's hiring practices or the operation of the Company's business will not result in determinations that materially adversely affect the Company's business, results of operations and financial condition or the Company's ability to attain its objectives. SEE "BUSINESS.-Christian Statement of Faith; the Company's Policy."

POSSIBLE SECURITIES LAW VIOLATION

      In 1996, the Company became aware that certain prior private placements may be deemed not to have been properly exempted from registration under federal and/or state law. This may give rise to the opportunity for certain stockholders and members to exercise recission rights, if any, related to their investment in the Company. The Company believes there may be valid legal defenses to any and/or all such recission actions, if initiated. The potential of inadvertent exemption violations was communicated to the investors concerned in August of 1996 and in writing in December 1996. As of March 20, 1998, all but 21,250 shares of common stock subject to recission were beyond the statute of limitations under Section 13 of the Securities Act of 1933 and Section 10b-5 of the Securities Exchange Act of 1934 along with the Securities Law of State jurisdictions, which the Company uses as a reasonable basis for establishing the potential exposure. In December 1998, these remaining 21,250 shares of common stock subject to recission will be beyond the statute of limitations, and, if the recission rights to such shares are not exercised, the common stock at par and paid in capital will increase at that time by $213 and $84,787, respectively.

SHARES ELIGIBLE FOR FUTURE SALE

      Of the 5,628,796 shares of Common Stock issued and outstanding before giving effect to this Offering (which amount, for this purpose, includes 1,955,916 shares issued upon the exercise of the Outstanding Stock Options), 3,628,796 shares are "restricted securities," as that term is defined under Rule 144 ("Rule 144"), promulgated under the Securities Act, and may only be sold pursuant to a registration statement under the Securities Act or in compliance with Rule 144. Furthermore, the holders of all of the restricted securities (other than the holders of 431,395 shares of common stock) have agreed not to sell, transfer or otherwise dispose of any shares of Common Stock until September 24, 1998 (51,550 shares), March 24, 1999 (2,675,559 shares), June 30,
1999 (130,292 shares) and September 24, 1999 (340,000 shares), or any longer period required by the laws of any state. The Company is unable to predict the effect that any subsequent sales of the Company's securities by its existing shareholders, under Rule 144 or otherwise, may have on the then-prevailing market price of the Common Stock, although such sales could have depressive effect on such market price. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices of the Common stock and could impair the Company's ability to raise capital through the sale of its equity securities. See "DESCRIPTION OF SECURITIES-Shares Eligible for Future Sale."

LIMITATION ON MONETARY LIABILITY OF OFFICERS AND DIRECTORS TO STOCKHOLDERS

      Section 145 of the General Corporation Law of the State of Delaware contains provisions entitling directors and officers of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, as a result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Company provided said officers or directors acted in good faith. Articles 10 and 11 of the Company's Certificate of Incorporation contain provisions indemnifying officers and directors of the Company to the fullest extent provided by Delaware law. As a result, the rights of the Company's shareholders to recover monetary damages from directors of the Company for breaches of directors' fiduciary duties may be significantly limited.

NON-REGISTRATION IN CERTAIN JURISDICTION OF SHARES UNDERLYING THE PURCHASE WARRANTS

      The Purchase Warrants are not exercisable unless, at the time of the exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Purchase Warrants, and such shares are registered, qualified or deemed to be exempt under the securities laws of the states of residence of the exercising holders of the Purchase Warrants. Although the Company will use its best efforts to have all of the shares of Common stock issuable upon exercise of the Purchase Warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Purchase Warrants, there is no assurance that it will be able to do so.

      Although the Purchase Warrants will not knowingly be sold to purchasers in jurisdictions in which the Securities are not registered or otherwise qualified for sale, purchasers may buy Purchase Warrants in the after-market or may move to jurisdictions in which the shares underlying the Purchase Warrants are no so registered or qualified during the period that the Purchase Warrants are exercisable. In this event, the Company would be unable to issue shares of commons Stock to those persons desiring to exercise their Purchase Warrants (whether in response to a redemption notice or otherwise), unless and until the shares could be qualified for sale in the jurisdictions in which such purchasers reside, or exemptions exist in such jurisdictions from such qualification. Purchase Warrant holders would have no choice but to attempt to sell the Purchase Warrants or allow them to expire unexercised. See "DESCRIPTION OF SECURITIES."

DIVIDEND POLICY

      The Company has not paid any dividends on its capital stock to date and does not currently intend to pay dividends in the foreseeable future. The payment of dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition subsequent to the Closing of this Offering. The payment of any dividends subsequent to the Closing of this Offering will be within the discretion of the Company's Board of Directors. It is the current intention of the Board of Directors to retain all earnings, if any, for use in the Company's business operations and, accordingly, the Board does not anticipate paying any cash dividends in the foreseeable future. See "DESCRIPTION OF SECURITIES-Dividends."

NASDAQ ELIGIBILITY AND MAINTENANCE; POSSIBLE DELISTING OF SECURITIES FROM NASDAQ

      Under the current rules relating to the continued listing of securities on Nasdaq SmallCap, a company must maintain (a) at least $2,000,000 in net tangible assets, or $500,000 in net income in two of the last three years, or a market capitalization of at least $35,000,000, (b) public float of at least 500,000 shares, (c) market value of public float of at least $1,000,000, and (d) a minimum bid price of $1.00 per share.

      If at any time the Common Stock and Purchase Warrants (the "Listed Securities") are not listed on Nasdaq SmallCap, and no other exclusion from the definition of a "penny stock" under the Exchange Act were available, transactions in the Listed Securities would become subject to the penny stock regulations which impose additional sales practice requirements on broker-dealers who sell such securities.

      If the Company should experience losses from operations, it may be unable to maintain the standards for continued listing and the Listed Securities could be subject to delisting from Nasdaq SmallCap. Trading, if any, in the Listed Securities would thereafter be conducted in the over-the-counter market on an electronic bulletin board established for securities that do not meet the Nasdaq SmallCap listing requirements or in what are commonly referred to as the "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Listed Securities.

RISK OF LOW-PRICED STOCKS

      If the Listed Securities were delisted from Nasdaq, and no other exclusion from the definition of a "penny stock" under applicable Commission regulations were available, the Listed Securities may become subject to the penny stock rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally defined as investors with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase and must have received the purchaser's written consent to the transaction prior to sale. Consequently, delisting from Nasdaq, if it were to occur, could materially adversely affect the ability of broker-dealers to sell the securities and the ability of purchasers in this Offering to sell their securities in the secondary market. See "DESCRIPTION OF SECURITIES."

NON-EXERCISE OF PURCHASE WARRANTS CALLED FOR REDEMPTION

      The Purchase Warrants are subject to redemption by the Company, at the option of the Company, at $0.25 per Purchase Warrant, upon 30 days prior written notice, if the closing bid price, as reported on Nasdaq, or the closing sale price, as reported on a national or regional securities exchange, as applicable, of the shares of the Common Stock for 30 consecutive trading days ending within ten days of the notice of redemption of the Purchase Warrants averages in excess of $10.00 per share, subject to adjustment. Prior to September 24, 1998, the Purchase Warrants will not be redeemable by the Company without the written consent of the Underwriter. The Company is required to maintain an effective registration statement with respect to the Common Stock underlying the Purchase Warrants prior to redemption of the Purchase Warrants. In the event the Company elects to redeem the Purchase Warrants, such Purchase Warrants will be exercisable until the close of business on the date for redemption fixed in such notice. If any Purchase Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price. Redemption of the Purchase Warrants could force Purchase Warrant holders either to (i) exercise the Purchase Warrants and pay the exercise price thereof at a time when it may be less advantageous economically to do so, or (ii) accept the redemption price in consideration for cancellation of the Purchase Warrants, which could be substantially less than the market value thereof at the time of redemption. See "DESCRIPTION OF SECURITIES--Purchase Warrants."

                                 USE OF PROCEEDS

      The Company intends to use the net proceeds of approximately $20,240,000 (the "Net Proceeds") from the exercise of the Warrants to fund the sales and marketing of CCN; for development of new CCN products and services; and for other working capital and general corporate purposes. The Company may also use a portion of the Net Proceeds for the acquisition of businesses, products and technologies that are complementary to those of the Company. As of the date of this Prospectus, the Company has no agreements, understandings or arrangements with respect to any such acquisitions, and no portion of the Net Proceeds has been allocated for any specific acquisition.

      The Company currently anticipates that the Net Proceeds, together with available funds will be sufficient to meet its anticipated needs for working capital, capital expenditures and business expansion for at least fifteen months. Thereafter, the Company may need to raise additional funds. The Company may need to raise additional funds sooner in order to fund more rapid expansion, to develop new or enhanced services or products, to respond to competitive pressures or to acquire complementary products, businesses or technologies. If additional funds are raised through the issuance of equity or debt securities, the percentage ownership of the shareholders of the Company will be reduced, shareholders may experience additional dilution and such securities may have rights, preferences or privileges senior to those of the shareholders of the Company. There can be no assurance that additional financing will be available on terms favorable to the Company, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to fund its expansion, take advantage of acquisition opportunities, develop or enhance services or products or respond to competitive pressures. Such inability could have a material adverse effect on the Company's business, results of operations and financial condition. See "RISK FACTORS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION."

      The Company reserves the right to allocate the Net Proceeds as management may perceive its needs from time to time in response to these and related contingencies. Pending such uses, the Net Proceeds will be invested in short-term, interest bearing investment grade securities and money market instruments; provided, however, that the Company will attempt not to invest the Net Proceeds in a manner which may result in the Company being deemed to be an investment company under the Investment Company Act of 1940.

                                 CAPITALIZATION

      The following table sets forth the capitalization of the Company at March 31, 1998 and as adjusted to give effect of the exercise of the Warrants. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION", and "FINANCIAL STATEMENTS"

                                                                               Historical at
                                                                               March 31, 1998      As Adjusted
                                                                               --------------      -----------
Notes Payable ..........................................................        $    82,230             82,230

Common Stock Subject to Possible Recission, $.01 par
value, 21,250 shares issued and outstanding.............................             85,000             85,000

Stockholders Equity
(Net Capital Deficiency):

Common Stock, $.01 par value, 20,000,000 shares authorized,
3,651,630 shares issued and outstanding, 6,966,630 shares
issued and outstanding as adjusted (1)..................................             36,516             69,666

Additional paid-in capital..............................................         12,608,527         33,353,044

Common Stock Warrants (2)...............................................            666,722            127,659
Accumulated Deficit.....................................................         (8,688,872)        (8,688,872)
                                                                                -----------        -----------
Total shareholders' equity                                                      $ 4,622,893        $24,861,497
                                                                                ===========        ===========

-----------------

(1) Excludes (i) 1,955,916 shares of Common Stock issuable upon exercise of Outstanding Stock Options, of which options to purchase 889,414 shares are currently exercisable. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION," and "DESCRIPTION OF SECURITIES."

(2) $127,659 balance in Common Stock Warrants relates to an aggregate of 172,639 warrants outstanding to purchase Common Stock of the Company at $4.00, issued to Bruce Edgington and Robert C. Varney, directors of the Company. These warrants were issued in lieu of interest per the terms of $623,000 in notes payable which were repaid from the proceeds of the IPO.

                                    DILUTION

      The difference between the price per share of Common Stock issued pursuant to exercise of the Warrants and the pro forma net tangible book value per share of Common Stock of the Company after this Offering constitutes the dilution to investors in this Offering. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock.

      At March 31, 1998, the net tangible book value of the Company was $4,622,893 or approximately $1.30 per share of common stock of the Company (based upon 3,651,630 shares then outstanding). After giving effect to the exercise of the Warrants and the issuance of the Offered Shares pursuant thereto, the pro forma net tangible book value of the Company at March 31, 1998 would have been $ 24,861,497 or approximately $3.57 per share, representing an immediate increase in net tangible book value of $20,238,604 or $2.31 per share to existing shareholders and an immediate dilution of $2.55 per share to new investors (which represents 41.7% of the weighted average of the Offered Shares). As of the date hereof, there are currently no plans, proposals, arrangements, understandings or obligations with respect to the sale of additional securities to any persons as of the prospectus date, other than the Company's issuance of shares of Common Stock upon the exercise of the Outstanding Stock Options. See "PROSPECTUS SUMMARY--The Offering," "PRINCIPAL SHAREHOLDERS," "MANAGEMENT - 1997 and 1998 Stock Option Plans," and "FINANCIAL STATEMENTS."

      The following table illustrates the foregoing information with respect to dilution to new investors on a per Share basis after this Offering (1):

      Weighted average offering price of Offered Shares.........................                   $6.12
      Net tangible book value per
      share of Common Stock, before this Offering...............................      $1.26
      Increase per share of Common Stock attributable to
      payment by new investors..................................................       2.31
                                                                                      -----
      Pro forma adjusted net tangible book value
      per share of Common Stock after this Offering.............................                    3.57
                                                                                                    ----
      Net tangible book value dilution to new investors
      per Share of Common Stock.................................................                   $2.55
                                                                                                   -----

(1) If the Common Stock subject to recission was included in the dilution calculation, the net tangible book value of the Company would be $4,707,893 or approximately $1.28 per share and pro forma net tangible book value would be $25,946,493 or approximately $3.57 per share, representing an immediate increase in net tangible book value of $20,238,604 or $2.29 per share to existing stockholders and an immediate dilution of $2.55 per share to new investors (which represents 41.7% of the public offering price of the Shares.)

The following table sets forth as of the date of this prospectus, with respect to existing shareholders and new investors, on a pro forma basis, a comparison of the number of shares of Common Stock acquired from the Company, their percentage ownership of such shares, the total consideration paid, and the percentage of total consideration paid No assurance can be given as to the timing of the exercise of the Warrants or whether any or all of the Warrants will be exercised:

                                                          Securities Purchased(1)            Total Consideration
                                                          -----------------------            -------------------

                                                          Amount           Percentage       Amount(3)      Percentage
                                                          ------           ----------       ---------      ----------
Existing Shareholders (2)                               $3,672,880           100.0%        $12,502,909        37.4%
Existing Purchase Warrant Holders (2)                   $2,875,000           100.0%           $539,062         1.6%
Investors in this Offering                              $3,315,000           100.0%        $20,238,604        61.0%
                                                                                           -----------       -----
                                                                                           $33,280,575       100.0%
                                                                                           ===========       =====

--------------

(1) The above table assumes no exercise of the Outstanding Stock Options. If the Outstanding Stock Options currently exercisable had been exercised at March 31, 1998, the net tangible book value would be increased to $27,751,490 and the percentage of outstanding Common Stock owned by investors in this offering would decrease to 42.3%. See "PROSPECTUS SUMMARY--The Offering," "PRINCIPAL SHAREHOLDERS," and "MANAGEMENT - 1997 and 1998 Stock Option Plans."

(2) Of the shares, 823,735 shares were purchased by officers, directors, promoters and affiliated persons of the Company for an aggregate consideration of $1,414,986. Of the Purchase Warrants, 35,000 were purchased by officers, directors, promoters and affiliated persons of the Company for an aggregate consideration of $6,875.

(3)   Before deduction of estimated expenses of the Offering.

                          MARKET PRICES OF COMMON STOCK

      The Company's Common Stock and Purchase Warrants have been quoted in the Nasdaq Smallcap Market under the symbols AMEN and AMENW, respectively, since September 24, 1997. The following table sets forth the high and low closing sales price for the Common Stock and Purchase Warrants as reported by the Nasdaq Smallcap Market for the periods indicated.

                                            Common Stock                     Purchase Warrants
                                            ------------                     -----------------
            Period                      High              Low               High             Low
            ------                      ----              ---               ----             ---
September 24 - December 31, 1997      $ 5.5000         $ 2.00000          $ .7500         $ .15625
January 1 - March 31, 1998            $ 3.5000         $ 1.96875          $ .5000         $ .15625
April 1, 1998 - June 25, 1998         $ 6.5000         $ 3.25000          $1.6250         $ .46875

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      The following discussion should be read in conjunction with the Financial Statements and Notes thereto of the Company included elsewhere in this Prospectus.

GENERAL

DIDAX INC. ("the Company") owns and operates the Christian Community Network(TM)
(CCN) (WWW.CHRISTCOM.NET), an interactive website which provides information and resources that the Company believes generally appeals to the Christian community. The information and resources are developed and made available both by the Company and by Christian and secular retailers, publishers, charities and ministries. To date, the Company has derived most of its revenues from providing Internet development and hosting services and limited technology consulting services, including web development services, for a fee to Christian organizations, such as Promise Keepers, a nonprofit Christian ministry (PK Net, www.promisekeepers.org); Christianity Today, Inc., a publisher of Christian periodicals (www.christianity.net); and World Vision, an international Christian relief agency (www.worldvision.org). The Company's website services and development clients also include Mercy Medical Airlift, Christian Management Association, Worship Media Resources, the Salvation Army, Evangelical Council for Financial Accountability (ECFA), Young Life and Presbyterian Church in America.

The Company obtained net proceeds of approximately $6.1 million in connection with the closing of the IPO, after the retirement of certain debt. The Company believes, with the application of the IPO net proceeds, that it is positioned to generate increasing revenues from the sale of advertising and sponsorships of CCN, retail sale via CCN of Christian interest and other product manufactured or developed by others (primarily books, CDs, and other articles generally appealing to the Christian marketplace); and the sale of affinity memberships. In addition, to an increasing lesser extent, the Company continues to generate revenue through providing Consulting Services. The Company believes that Internet commerce will increasingly flow towards communities that are able to aggregate large numbers of individual consumers with similar interests and characteristics. The Company believes the Christian market is a prime example of this type of community, and demographic studies of online Christians indicate their desirability to the advertisers and online retail businesses that currently generate the majority of Internet revenues. The Company believes that there is a relationship between the size of a given online community and its ability to generate advertising and retail revenues and is focused on substantially increasing the size of its current membership base and visitor traffic.

The Company's progress in developing CCN is evidenced both by a substantial increase in revenue derived from the sale of advertising space, the retail sale of products on CCN, as well as by the Company's being awarded commendations by various external industry-wide sources For the three months ended March 31, 1998 and the March 31, 1997, respectively, approximately 51% and 72% of total revenue was generated from Consulting Services, respectively. The decline in revenue derived from Consulting Services was largely offset by the Company's new revenue streams (advertising, affinity memberships, and retail sales). Additionally, the Company's progress in developing the CCN community is evidenced by the growth in membership, site visits, and advertising impressions as well as substantive recognition from external sources such as USA Today and several Website rating services, including The Mining Company (www.theminingco.com) and Best of the Christian Web (www.botcw.org). Membership on CCN is free and requires an online registration form with one's name, e-mail address, and limited demographic data. A visit is the number of times a sequence of pages has been viewed in succession by a single user without leaving the CCN site. An advertising (ad) impression is the display of one of several types of ads on a given page seen during the course of a visit. At March 31, 1998, the company had 26,469 members as compared to 3,829 members at March 31, 1997, an annual growth rate of 591%. Visits increased 340% from a monthly average of 32,000 visits per month in the quarter ended March 31,1997 to an average of 141,000 visits per month in the quarter ended March 31, 1998. During the same period, ad impressions grew 1,076% from a monthly average of 128,000 to a monthly average of 1,506,000. To the extent visits continue to increase on the CCN site and the Company continues to place advertisements on CCN for which it receives a fee, advertising revenues from CCN should increase. The opportunity for the Company to begin generating significant advertising and retail revenues is predicated upon increasing the membership and site visits to CCN. Until critical mass is achieved in pursuing this consumer oriented business model, work effort shifted from client services activities may have an adverse effect on overall revenue.

During the first quarter of 1998, the Company completed the purchase of gofishnet.com, inc., an Internet retailer of Christian music and videos, ("gofishnet"), released several new products, and enhanced several of its existing products. The combination of these community building activities has been instrumental in realizing this increased traffic pattern. Through the expansion of its services, the marketing of those services, and its presence on CCN, gofishnet experienced a retail sales (music and videos) revenue growth of 1,025% from $1,881 for the first quarter of 1997 to $21,153 for the first quarter of 1998. Additional new offerings to CCN members and visitors included direct access to Net.Market (an Internet based discount buying club), Auto-by-Tel (an automobile buying service), and The Flower Club (an online flower retailer). The Company receives purchase royalties and/or referral fees from these businesses that complement similar arrangements already in place with Amazon.com (an online book and music retailer) and Promise Keepers (a nonprofit ministry selling a range of books, music and clothing items). The Company also began offering free Web-based e-mail to CCN members through a revenue sharing agreement with WhoWhere? The agreement provides CCN with a percentage of the advertising revenue sold by WhoWhere? on the e-mail service and also allows CCN to remarket the service - called CCNmail - to third party organizations whose membership can benefit from the service and whose usage generates additional revenue sharing opportunities for CCN and the third party organization. The Company invested significant resources to improve site content via the Brotherhood(TM) Channel (provides information and interaction opportunities for Christian men), CCN Forums (an interactive medium for the continuing discussion of topics of interest to CCN members), and the launch of CCN Events, the most comprehensive local Christian events database on the Internet. To support the growing interest in these services, the Company invested in technology infrastructure - primarily server speed and capacity - to enable more visitors to get involved. Indications of favorable market acceptance include: the "1997 Christian Web Site of the Year" award given to CCN by Best of the Christian Web, an Internet watchdog and advisory service for the online Christian community; a "Hot Site" award by USA Today; the "#1 Christian Music Website" award given to CCN Events by The Mining Company in recognition of its expansive local concert and events information; and the

"#2 Christian Music Website" award given to gofishnet.com by The Mining Company in recognition of its broad content, unique features, and product selection. The Company intends to continue enhancing CCN with the goal of becoming the preferred online resource for Christians in search of information, interaction and involvement opportunities that help them apply a Christian world view across the breadth of their life and interests. In order to efficiently achieve this end, the Company is in the process of restructuring operations under the direction of William M. Parker, who joined the Company as CEO and President in April, 1998. This organizational move entails significant changes in staffing, utilization of outsourced services to generate economies of scale and focus on reducing product-to-market lead times. It is intended to address specific skill set weaknesses, enhance productivity, and build a strong foundation to generate traffic, membership and revenues in line with the wealth of opportunities that the Company has opportunity to pursue. It is desired that these changes will provide a platform for the unique content, services and promotional ventures aimed at making CCN dominant in the Christian niche market on the Internet These processes, while time consuming and costly, are necessary to complete the Company's transition from being a client-based web consulting service provider to a consumer-based Internet community builder, concentrating on high leverage retail and advertising revenue opportunities from servicing the Christian community through CCN.

The Company has an extremely limited operating history upon which an evaluation of the Company and its business can be based. The Company's business must be considered in light of the risks, expenses and problems frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets, such as the Internet. The market for the Company's services and products has only very recently begun to develop, is rapidly evolving and is characterized by an increasing number of market entrants who have introduced or developed services and products for use on the Internet. As a result, the Company's mix of services and products may undergo substantial changes as the Company reacts to competitive and other developments in the overall Internet market. The Company has achieved only limited revenues to date, has incurred net losses since inception and expects to continue to operate at a loss until sufficient revenues are generated to cover expenses. As of March 31, 1998, the Company had an accumulated deficit of approximately $8,689,000.

As a result of the Company's extremely limited operating history, the Company has no meaningful historical financial data upon which to base future operating expenses. Accordingly, the Company's expense levels are based in part on possible future revenues, of which there can be no assurance. A shortfall in revenues would have an immediate adverse impact on the Company's business, results of operations and financial condition. The Company has just recently begun to generate revenue from the commercial sale of advertising space on CCN and very limited sales of products via CCN. The Company plans to significantly increase its sales and marketing efforts, and fund greater levels of product development. The Company expects to experience significant fluctuations in future quarterly operating results and believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as any indication of future performance.

The Company's financial information for the fiscal years ended December 31, 1997 and 1996 and the three month periods ended March 31, 1998 and 1997 included in this prospectus include the operations of gofishnet.com, inc.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE MONTHS ENDED MARCH 31, 1997

NET LOSS

For the quarter ended March 31, 1998, the Company incurred a net loss of $751,720 as compared to a net loss of $496,467 for the same period ended March 31, 1997. This increased loss of $255,253 (51%) results from a $346,939 increase in the Loss from Operations for the quarter ended March 31, 1998 ($808,100) as compared to the quarter ended March 31, 1997 ($461,161), offset by a $91,686 increase in other income, consisting of a $48,843 increase in interest income and a $42,956 decrease in interest expense.

REVENUES

The Company generates revenue from: (i) providing Consulting Services (the "Consulting Services Revenue"); (ii) providing Internet access to others (the "Internet Access Revenue"); (iii) the retail sale of Christian interest and other products via CCN

(the "Retail Product Revenue"); and (iv) the sale of advertising space on CCN (the "Advertising Revenue"). During the quarters ended March 31, 1998 and 1997, the Company generated $89,803 and $94,617 of revenue, respectively. Of the revenue generated during the quarter ended March 31, 1998, $45,881 was Consulting Services Revenue, $2,072 was Internet Access Revenue, $26,120 was Retail Product Revenue, and $15,730 was Advertising Revenue. This compares to $67,837 of Consulting Services Revenue, $23,438 of Internet Access Revenue, $3,342 of Retail Product Revenue and $0 of Advertising Revenue for the comparable period in 1997. Internet Access Revenue decreased by $21,366 (91%) because DIDAX recorded a one-time adjustment in the first quarter of 1997. This adjustment was to reflect a change in DIDAX's agreement with IBM as to the method of measuring Internet Access Revenue. Additionally, the Company discontinued actively marketing Internet access in December 1996. The $21,956 (32%) decrease in Consulting Services Revenue is due to DIDAX's transition from being a web consulting services provider to focusing more on the Retail Product Revenue and Advertising Revenue streams, which is indicative of the 682% increase in Retail Product Revenue and the posting of Advertising Revenue unrealized in the first quarter of 1997. With growth in site traffic, service enhancements, and marketing resources dedicated to retail and advertising revenue opportunities, the Company hopes to achieve continued progress in these revenue streams.

COST OF REVENUES

Cost of goods and services, consisting primarily (62%) of costs related to development, maintenance and support of customer websites, was $39,401 and $37,900 for the quarters ended March 31, 1998 and 1997, respectively. The result of this was a gross margin reduction from 60% to 56% for the quarters ended March 31, 1998 and 1997, respectively. However, taking the one time favorable revenue adjustment in the first quarter of 1997 into account, operationally this increase is really from 51% instead of 60% gross margin. This trend establishes the very reason the Company intends to transition to higher leverage retail and Advertising Revenue streams. To the extent that the Company is able to continue to increase these high margin revenues, cost of sales should continue to decrease as a percentage of revenue. However, there can be no guarantee that this will occur due to the volatile nature of the Internet industry.

PRODUCT DEVELOPMENT AND CCN OPERATIONS

Product development expenses decreased by $37,615 (32%) primarily because of a decrease in salary expenses. There was one less employee in the product development department in the first quarter of 1998 as compared to the same period in 1997. CCN operations expenses, consisting primarily of costs related to the Company's maintenance and enhancements for CCN, increased to $157,622 for the quarter ended March 31, 1998, as compared to $116,743 for the same period in 1997. The cost of CCN operations increased by 35% because a smaller portion of salary expense was charged to cost of sales due to the decrease in Consulting Service Revenues. In addition, there was an across the board wage increase in September 1997.

SALES AND MARKETING

The Company invested $157,098 (170%) more in the first quarter of 1998 as compared to the same period in 1997. This amounts to a total expense of $249,626 and $92,528 for the quarters ended March 31, 1998 and 1997, respectively. This increased investment consisted of increases in staffing, wages, and promotional expense. DIDAX's promotional efforts include magazine and Internet advertisements and the use of promotional giveaway materials to expand market awareness. The Company believes that it will continue to incur substantial technical and marketing expenses as it seeks to expand the market for CCN.

GENERAL AND ADMINISTRATIVE

The Company increased its general & administrative (G&A) expenses by 93% or $180,262 in the first quarter of 1998 versus the same quarter in 1997, principally due to the increased costs of being a public company. In addition, the acquisition of gofishnet made up $32,739 of this increase in cost. In order to address the Company's requirement to improve the operational processes necessary to support the growth of CCN, the Company invested over $40,000 in management consulting services. Lastly, salary expenses increased in the first quarter of 1998 to $76,336 as compared to $36,110, as salary abatements due to funding constraints were discontinued at the end of 1997.

INTEREST INCOME AND INTEREST EXPENSE

Interest income increased 526% to $58,132 from $9,289 for the quarters ended March 31, 1998 and 1997, respectively. This $48,843 increase was due to the investment of the proceeds from the Company's IPO.

Interest expense was $1,752 and $44,708 for the quarters ended March 31, 1998 and 1997, respectively. The decrease in interest expense was due to the repayment in October 1997 of $623,000 of interest bearing notes issued in 1996.

YEAR ENDED DECEMBER 31, 1997 VS. DECEMBER 31, 1996

NET LOSS

The Company incurred a net loss of $4,271,249 for the year ended December 31, 1997, as compared to a loss of $2,630,578 for the same period ended December 31, 1996. This increased loss of $1,640,671 (62%) was due to several events including the recognition of a $1,700,000 noncash charge to interest expense related to a private placement of short term debt which was liquidated from the proceeds of the IPO, a $200,000 marketing expense recognized pursuant to the donation of 40,000 shares of the Company's common stock to Promise Keepers, and the recognition of $142,462 of private placement amortization expense in 1997 as compared to $3,351 in 1996. These events were partially offset by a $241,371 (133%) increase in revenues, and the fact that during the year ended December 31, 1997 and 1996, the Company donated to three separate Christian ministry customers unaffiliated with the Company otherwise, salable computer consulting services valued at approximately $35,000 and $241,000, respectively. Loss from Operations was reduced by approximately 3% to $2,484,503 in 1998 versus $2,568,015 in 1997. This reduction would have been approximately 11% without the recognition of the donation of stock.

REVENUES

In the year ended December 31, 1997 and 1996, the Company generated $422,368 and $180,997 of revenue, respectively. Of the revenue generated during the year ended December 31, 1997, $305,140 was Consulting Service Revenue, $33,942 was Internet Access Revenue, $66,410 was Retail Product Revenue, and $16,876 was Advertising Revenue. This compares to $90,571 of Consulting Service Revenue, $81,371 of Internet Access Revenue, and $9,055 of Retail Product Revenue for the comparable period in 1996. The $214,569 increase in Consulting Service Revenue is primarily due to an 85% decrease, or $205,652, in services previously provided at no charge. The Company ceased to actively market Internet access in the fourth quarter of 1996, and there was no prior year Advertising Revenue. Interest income was $90,145 for the year ended December 31, 1997 compared to $11,412 for the year ended December 31, 1996. This $78,733 (690%) increase is due to the investment of the proceeds from the October 3, 1997 IPO.

COST OF REVENUES

Cost of goods and services, consisting primarily of costs related to development, maintenance and support of customer websites was $232,363 for the year ended December 31, 1997 as compared to $234,742 for the year ended December 31, 1996. Although revenues increased by 133%, the corresponding costs were basically flat due mostly to the Company not actively marketing Internet access in 1997. The costs associated with this business were substantial as compared to the revenues, which is why the Company has minimized its efforts in this area in a manner which is now profitable. Additionally, the Company's cost of labor decreased due to a $60,000 salary cap which was in place for nine months during 1997 as compared to three months in 1996.

PRODUCT DEVELOPMENT AND CCN OPERATIONS

Product development expenses decreased by $111,407 (20%) primarily because of the 85% decrease in services provided at no charge noted above. As a result, a greater portion of billable work was charged to Cost of goods and services in 1997. In addition, DIDAX had a wider customer base and a larger amount of billable work in 1997. Lastly, in 1997, technical staff were dedicated to CCN operations for the full year as compared to six months in 1996. CCN operations expenses, consisting primarily of costs related to the Company's maintenance and enhancements for CCN, increased to $506,979 for the year ended December 31, 1997, as compared to $250,726 for the same period in 1996. The cost of CCN operations increased by 102% because 1997 includes a full year of activity as compared to six months in 1996. In addition, 1997 CCN operations includes three additional employees and the cost of a consultant.

SALES AND MARKETING

Sales and marketing costs, decreased to $837,171 during the year ended December 31, 1997 from $905,509 in the comparable period ended December 31, 1996. This marginal ($68,338 or 7%) decrease is due to the fact that the Company is no longer marketing Internet access which precipitated a reduction in the number of the Company's employees. In addition, an overall decrease in salary expense (due to the salary cap noted above) also contributed to the reduction, which was all partially offset by the $200,000 donation of common stock previously mentioned. The Company believes that it will continue to incur substantial technical and marketing expenses as it seeks to expand the market for CCN.

GENERAL AND ADMINISTRATIVE

General and administrative (G&A) expenses, which consist of payroll and related expenses and office overhead costs (including rent), were $877,718 and $793,988 for the year ended December 31, 1997 and 1996. G&A expenses increased by $83,730 (11%) primarily because 1997 includes the $142,462 of private offering costs referred to above, as compared to $3,351 in 1996. In addition, 1997 includes $66,253 of director and officer insurance incurred for the first time in the Company's history.

INTEREST EXPENSE

Interest expense was $1,877,541 and $77,815 for the years ended December 31, 1997 and 1996, respectively. Recognition of a non cash charge to interest expense of $1,700,000 (remitted via 340,000 shares of Common Stock at $5 or market value) on the repayment of $1,700,000 of short term debt accounts for the majority of the increase. In addition, borrowings of $476,000 and $359,000 during the third and fourth quarters of 1996, respectively and $250,000 during the third quarter of 1997, for a total of $1,085,000, account for another $28,596 of the increase in interest expense. Additionally, included in the interest expense for the year ended 1997, is $86,270 of amortization of the discount on warrants issued to an executive officer and a director of the Company as compared to $41,390 for the same period in 1996. In December of 1997, the Company recognized a $33,750 charge for the issuance of the equivalent of 8,237 shares of Common Stock paid in lieu of interest on a promissory note issued by gofishnet.com, inc. to a former principal of gofishnet.com,inc. See "Liquidity and Capital Resources" below and Notes D and E to the Financial Statements.

DEPRECIATION AND AMORTIZATION

Depreciation and amortization increased from $79,098 in the year ended December 31, 1996, to $223,067 in the year ended December 31, 1997. The 1997 increase is the result of increased amortization of the discount on warrants referred to above.

LIQUIDITY AND CAPITAL RESOURCES

During the year ended December 31, 1997 and 1996, net cash used in operating activities was $2,344,834 and $2,049,186, respectively. Net cash used in investment activities was $42,108 and $193,616 in the year ended December 31, 1997 and 1996, respectively. Net cash provided by financing activities was $7,779,597 and $2,046,611 for the year ended December 31, 1997 and 1996, respectively. In 1997, the Company raised $10,539,063 gross proceeds from the Company's IPO. During the quarters ended March 31, 1998 and 1997, net cash used in operating activities was $529,565 and $616,434, respectively. Net cash (used) provided by financing activities was $(3,330) and $1,384,794 for the quarters ended March 31, 1998 and 1997, respectively.

The Company currently anticipates that its $4,423,790 working capital balance at March 31, 1998, consisting primarily of remaining proceeds from the Company's IPO, will be sufficient to meet the Company's anticipated working capital, lease commitments, and capital expenditure requirements for the next eighteen months. However, the Company anticipates that it may seek to raise additional funds in order to pursue acquisitions, or in the event that the Company's estimates of operating losses and capital requirements change or prove inaccurate or in order that the Company may respond to increased demand or to take advantage of other unanticipated opportunities. There can be no assurance that additional financing will be available to the Company or that such financing will be available on acceptable terms.

POTENTIAL FLUCTUATIONS IN QUARTERLY RESULTS

As a result of the Company's extremely limited operating history and the rapid technological change experienced in the Internet industry generally, the Company has no meaningful historical financial data upon which to base future operating expenses. Accordingly, the Company's expense levels are based in part on its expectations as to future revenues, of which there can be no assurance. There can be no assurance that the Company will be able to accurately predict the levels of future revenues, if any, and the failure to do so would have a materially adverse effect on the Company's business, results of operations and financial condition.

The Company generated most of its revenue in the first quarters of 1998 and 1997 from Consulting Services Revenue. Prior to the closing of the IPO, the Company was resource limited in its ability to expand its core business of developing Advertising Revenue and Retail Product Revenues. The Company believes it is now positioned to focus on the development of CCN and the Company is offering Consulting Services to a lesser extent, concentrating on the generation of Advertising Revenue and Retail Product Revenue. This transition is expected to cause significant fluctuations in near term future quarterly operating results.

The Company expects to experience significant fluctuations in future quarterly operating results that may be caused by other factors as well. Causes of such significant fluctuations may include, among other factors, demand for the Company's services, the number, timing and significance of new service announcements by the Company and its competitors, the ability of the Company to develop, market and introduce new and enhanced versions of its services on a timely basis, the level of product and price competition, changes in operating expenses, changes in service mix, changes in the Company's sales incentive strategy, and general economic factors.

The Company's operating expense levels are based, in significant part, on the Company's expectations of future revenue on a quarterly basis. If actual revenue levels on a quarterly basis are below management's expectations, both gross margins and results of operations are likely to be adversely affected because a relatively small amount of the Company's costs and expenses varies with its revenue in the short term.

                                    BUSINESS

OVERVIEW

      Founded in 1993, DIDAX INC. (the "Company" or "DIDAX") owns and operates
CCN: The Christian Community Network(TM) (http://www.christcom.net). CCN is an interactive website focused on content material and products which the Company generally believes appeals to the family friendly community and persons who consider themselves Christians. The content material and site resources are developed and offered both by DIDAX, and by ministries, by secular retailers, and publishers. Prior to the closing of the IPO in September 1997, the operations of the Company were limited to (a) research and development and marketing activities related to CCN (WWW.CHRISTCOM.NET), and (b) providing for a fee, to Christian organizations, limited technology consulting services, including website development services (the "Consulting Services"), Internet access through the IBM Global Network, hosting through various hosting services (including in-house hosting) and other related Internet services. The Company's website, an Internet- based alternative to traditional means of communication by Christian ministries and Christian content publishers and retailers (such as fliers, periodicals, books, radio and television) is intended to provide its target constituent base, the Christian consumer, with resources and information provided by Christian and secular retailers, publishers, charities and ministries. The Company's website is also intended to reduce its clients' costs of contacting their target constituents and markets while expanding the potential reach and duration of that contact. Access to CCN is currently provided free of charge to persons who have Internet access. To date, the Company has derived all of its revenues from (i) providing Consulting Services to Christian organizations, such as Promise Keepers, a nonprofit Christian ministry (PK Net, www.promisekeepers.org), Christianity Today, Inc., a publisher of Christian periodicals (www.christianity.net), and World Vision, an international Christian relief agency. (ii) providing Internet Access Services; and (iii) to a very limited extent, retail sales of Christian interest and other products via CCN and advertising space on CCN. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION - General."

        The Company obtained net proceeds of approximately $6.1 million in connection with the closing of the IPO, after the retirement of certain debt. The Company believes, with the application of the IPO net proceeds, that it is positioned to generate increasing revenues from the sale of advertising and sponsorships of CCN, retail sale via CCN of Christian interest and other products manufactured or developed by others on CCN and royalties/fees from the sale of Christian interest products manufactured or developed by others (primarily books, CDs, and other articles generally appealing to the Christian marketplace); and the sale of affinity memberships. In addition, to an increasing lesser extent, the Company continues to generate revenue through providing Customer Services. To enhance its retail capabilities the Company completed the acquisition of gofishnet.com, inc. ("gofishnet"), an Internet retailer of Christian music and videos in February 1998.

      The Company has an extremely limited operating history upon which an evaluation of the Company and its business can be based. For the fiscal years ended December 31, 1996 and 1997, and for the three month period ended March 31, 1998, the Company generated net losses of $(2,630,578), $(4,271,249), and $(751,720) respectively. See "FINANCIAL STATEMENTS." The Company has achieved only limited revenues to date, has incurred net losses since inception and expects to continue to operate at a loss for the foreseeable future. Its expense levels are based in part on its expectations as to future revenues, if any. Any shortfall in revenues, whether caused by the cancellation or deferral of, or the failure to obtain, advertising, retail or website development customers, or otherwise, would have an immediate material adverse impact on the Company's business, results of operations and financial condition.

      The Company targets CCN to persons of all ages, economic levels, genders, ethnic backgrounds and nationalities that identify themselves as Christian, principally Protestant (regardless of denomination, if any) and Catholic, with particular emphasis upon evangelical Christians. According to USA Today (source:
Barna Research Group) on December 5, 1997 "43% of all adults now consider themselves born-again Christians" where born-again is "defined as people who believe they'll go to heaven because they have 'confessed their sins and accepted Jesus Christ as their savior.'" According to a poll conducted by the Gallup Organization in 1994, approximately 25% of Americans identify themselves as Catholic and approximately 20% identify themselves as Protestant. The Pew Center for Civic Journalism in a survey published in April 1997, reported that approximately 35% of the United States population identify themselves as evangelical Christians. Based on these reports DIDAX traditionally uses 40% as the number of Christians in its target audience.

      According to SOMA Communications, Inc., a Christian broadcast market research firm utilizing data supplied by Simmons, over 70% of Christians on the Internet have annual incomes in excess of $40,000 and over 30% of Christians on the Internet have annual incomes over $75,000. According to Christianity Today, Inc., a publisher of Christian periodicals, when compared to the general U.S. population, Christians are approximately 25% more likely to own a computer and approximately 15% more likely to own a modem. Additionally, according to the Simmons data, Christians on the Internet are 19% more likely than the general population to place an order by phone from a catalog. DIDAX concludes that Christians are active on the Internet, can afford to purchase goods and services, have a propensity to buy on the Internet (which is similar to catalog buying) and thus represent a good demographic segment for advertisers and retailers.

INFORMATION AND COMMERCE ON THE INTERNET GENERALLY

      The Internet is a network of computers which enables users to access and share information and conduct business transactions. Much of the recent growth in the use of the Internet by businesses and individuals has been driven by the emergence of the World Wide Web (the "Web"), which enables non-technical users to exploit the resources of the Internet. International Data Corporation ("IDC") estimates that the number of Web users increased from 16.1 million at the end of 1995 to 34.6 million at the end of 1996 and that this number will increase to 163 million by the end of the year 2000. Furthermore, IDC has reported that the number of individuals on the Web was approximately 69 million in March 1998, and that this number will grow to 97.25 million people by the end of 1998 and 319.79 million by the end of 2002. In May 1998, RelevantKnowledge, an Internet research website, reported that there are approximately 57 million people using the Web in The US. Given 40% as the size of DIDAX's U.S. target audience and 20% as the size of DIDAX's target audience worldwide, the number of Christians already surfing the World Wide Web is approximately 20 million.

      The emergence of the Internet as a significant communications medium is driving the development and adoption of website content and commerce applications that offer convenience and value to consumers, as well as unique marketing opportunities and reduced operating costs to businesses. By publishing information about products and services on a website, a company or organization can enable potential customers or constituents in any geographical area to gather relevant, in-depth information about products, services or organization activities and messages at their convenience and according to their preferences. A growing number of consumers have begun to transact business electronically, such as paying bills, booking airline tickets, trading securities and purchasing consumer goods, including personal computers, consumer electronics, compact disks, books and vehicles. Moreover, online transactions can be faster, less expensive and more convenient than transactions conducted through a human intermediary. In addition, website commerce applications enable businesses and organizations, including ministries, to rapidly target and economically manage a broad customer and constituent base and establish and maintain ongoing direct customer and constituent relationships. IDC estimates that the dollar value of goods and services purchased over the Internet will increase from approximately $318 million in 1995 to $95 billion in the year 2000. IDC's report also shows there were 27.65 million Web buyers as of March 1998.

COMPLEMENTARY MISSIONS

      The Company generates revenues through the sale of advertising space on CCN, memberships in affinity marketing programs (affording participants price discounts and other benefits of group purchasing power), the sale of Christian and family-friendly products manufactured or developed by others (books, music, and so on), and to a lesser extent, the continuing provision of technology consulting services to Christian organizations (including Promise Keepers, Christianity Today, World Vision, Family Research Council, Young Life and the Presbyterian Church in America).


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


      The Company believes that the virtual community built by DIDAX, CCN is positioned to be the preeminent community for Christians on the Internet. CCN is planned as a gathering place for Christians offering INFORMATION, INTERACTION and INVOLVEMENT: general INFORMATION (not just Christian information) together with a Christian world view; INTERACTION based around the information found throughout CCN; and INVOLVEMENT with other Christians, churches, communities, and the many Christian organizations represented within CCN. As a for-profit religious organization, the Company maintains the VISION to carry out its calling to help build up the Church, which is the Body of Christ. The MISSION of the Company is to honor Christ by building a community on the Internet which proclaims Christ and a Christ-centered worldview. The community should:

           * Strengthen the spiritual life of individuals and families
           * Equip Christians for life and service
           * Engage people in lively, challenging and relevant interaction
           * Compel Christians to get involved in the work of Christ.

CCN acts as an advocate for its consumers. DIDAX seeks opportunities (1) to partner with Christian ministries to assist them in reaching mutual constituents, for the growth and edification of the Body of Christ; (2) to partner with advertisers to assist them in reaching the Christian Internet consumer with messages that our community will value; and (3) to partner with retailers to provide goods and services that satisfies the needs of our Christian community.

      The Company believes that its employees are driven not only by the business opportunities, but by a deep spiritual commitment to help enhance the lives of Christians around the world.

REVENUE SOURCES AND WEBSITE TRAFFIC

Fee-Based Advertising and Retail Sales

      Access to CCN is free of charge to those persons who have Internet access. The Company attempts to collect demographic (e.g. age, gender, location) and psychographic (e.g. purchasing habits, brand loyalty, price sensitivity) characteristics of its consumers by building individual profiles over a period of time through guestbook registration, online surveys and instant polling techniques. User profiles allow the Company to provide valuable, targeted information to the consumer (called personalization), resulting in the Company's ability to receive a greater share of that consumer's expenditures. At the same time, personalization will position the Company to charge higher premiums for third-party advertising on CCN.

      The Company's progress in developing the CCN community is evidenced by the growth in membership, site visits, and advertising impressions as well as substantive recognition from external sources such as USA Today and several Website rating services, including The Mining Company (www.theminingco.com) and Best of the Christian Web (www.botcw.org). Membership on CCN is free and simply requires filling out an online registration form with one's name, e-mail address, and limited demographic data. A visit is the number of times a sequence of pages has been viewed in succession by a single user without leaving the CCN site. An advertising (ad) impression is the display of one of several types of ads on a given page seen during the course of a visit. At March 31, 1998, the company had 26,469 members as compared to 3,829 members at March 31, 1997, an annual growth rate of 591%. Visits increased 340% from a monthly average of 32,000 visits per month in the quarter ended March 31,1997 to an average of 141,000 visits per month in the quarter ended March 31, 1998. During the same period, ad impressions grew 1,076% from a monthly average of 128,000 to a monthly average of 1,506,000. To the extent visits continue to increase on the CCN site and the Company continues to place advertisements on CCN for which it receives a fee, advertising revenues from CCN should increase. The opportunity for the Company to begin generating significant advertising and retail revenues is predicated upon increasing the membership and site visits to CCN. Advertising revenues commenced for the Company, in the fourth quarter of 1997. Those revenues were over $10,000 for the fourth quarter of 1997, and over $15,000 for the first quarter of 1998. Until critical mass is achieved in pursuing this consumer oriented business model, work effort shifted from client services activities may have an adverse effect on overall revenue.

      In the first quarter of 1998, the Company completed the purchase of gofishnet.com, inc. ("gofishnet"), released several new products, and enhanced several of its existing products. The combination of these community building activities has been instrumental in realizing this increased traffic pattern. Gofishnet, an Internet retailer of Christian music and videos, was acquired on February 18, 1998. The acquisition was accounted for as a pooling of interests and gofishnet operates as a wholly owned subsidiary of DIDAX INC. Through the expansion of its services, the marketing of those services, and its presence on CCN, gofishnet experienced a retail sales (music and videos) revenue growth of 1,025% from $1,881 for the first quarter of 1997 to $21,153 for the first quarter of 1998.

Affinity Program

      In order to offer CCN consumers and other members of the Christian community additional services and encourage them to regularly revisit CCN, the Company has added new offerings to CCN members and visitors including direct access to Net.Market (an Internet based discount buying club), Auto-by-Tel (an automobile buying service), and The Flower Club (an online flower retailer). The Company receives purchase royalties and/or referral fees from these businesses that complement similar arrangements already in place with Amazon.com (an online book and music retailer) and Promise Keepers (a nonprofit ministry selling a range of books, music and clothing items). The Company also began offering free Web-based e-mail to CCN members through a revenue sharing agreement with WhoWhere? The agreement provides CCN with a percentage of the advertising revenue sold by WhoWhere? on the e-mail service and also allows CCN to remarket the service - called CCNmail - to third party organizations whose membership can benefit from the service and whose usage generates additional revenue sharing opportunities for CCN and the third party organization.

Website Development and Technology Consulting Services

     The Company has been engaged in providing Consulting Services for others since late 1995. Substantially all of the Consulting Services were donated to the Company's clients in 1995 and 1996. In 1997, 80% of the Company's revenues were generated from providing Consulting Services. As the Company focuses more on the Christian consumer served through CCN, the Company anticipates that Consulting Services Revenue will be reduced to not more than 20% over the next few years. The Company has received more than 20 awards for its website development activities. The Company's website service and development clients include Promise Keepers and Christianity Today, Inc., World Vision, Maranatha! Music, the Salvation Army, Ministry Business Services, Family Research Council, Evangelical Council for Financial Accountability (ECFA), Christian Liberty Academy, Young Life and Billy Graham Institute of Evangelism.

CCN CONTENT AND AWARDS

      The Company invested significant resources to improve site content via the Brotherhood(TM) Channel (provides information and interaction opportunities for Christian men), CCN Forums (an interactive medium for the continuing discussion of topics of interest to CCN members), and the launch of CCN Events, the most comprehensive local Christian events database on the Internet. To support the growing interest in these services, the Company invested in technology infrastructure - primarily server speed and capacity - to enable more visitors to get involved. Indications of favorable market acceptance include: the "1997 Christian Web Site of the Year" award given to CCN by Best of the Christian Web, an Internet watchdog and advisory service for the online Christian community; a "Hot Site" award by USA Today; the "#1 Christian Music Website" award given to CCN Events by The Mining Company in recognition of its expansive local concert and events information; and the "#2 Christian Music Website" award given to gofishnet.com by The Mining Company in recognition of its broad content, unique features, and product selection. The Company plans to continue enhancing CCN for years to come in order to become the preferred online resource for Christians in search of information, interaction and involvement opportunities that help them apply a Christian world view across the breadth of their life and interests.

MARKETING

      The Company's efforts to achieve traffic, membership and revenue objectives begin with the development and provision of unique, value-added, market-driven content and services for the CCN online community. Only by understanding our consumers' needs -- and their rationale for using the Internet to help meet those needs -- can the Company tap into the large and vibrant Christian and family-friendly communities.

      Simultaneously, the Company is leveraging a broad array of opportunities to drive awareness, trial and repeat usage of CCN's content and services. Most importantly, the Company works closely with ministries and non-profit organizations to provide free or value-added services to their constituents in ways that both strengthen the organization's constituent relationships and provide the CCN community with traffic, membership and third-party revenue streams (some of which are shared with the organizations in exchange for endorsements and strategic access to sizeable constituencies). These relationships, which allow CCN to serve the Christian and family-friendly communities while tapping into the commercial interests who desire access to these targeted communities, represent very high-leverage marketing channels that provide unique benefits for all parties.

      The Company is also moving within the traditional channels of advertising, public relations and promotions to generate awareness, and thus membership in CCN. As membership continues to grow, the Company believes that its ability to close on revenue opportunities -- ranging from site sponsorships to advertising to member/donor acquisition fees to retail sales and transaction fees -- will increase.

COMPETITION

      To the extent the Company engages in sales of advertising space on CCN, the Company will compete with print and direct mail, radio and television advertising, as well as several hundreds of thousands of other websites.

      The Company's retail sales services compete against a variety of Internet and traditional buying services and stores, some of which offer the same products and services as the Company does on CCN. In the Internet-based market, the Company competes for attention with other entities which maintain similar commercial websites. The Company also competes indirectly against affinity programs offered by several companies.

      The market for Internet-based commercial services is new and competition among commercial websites is expected to increase significantly in the future. Potential competitors could include, but are not limited to, information service providers and manufacturers, producers and distributors of products and services. In order to compete successfully as an Internet commerce entity, the Company must significantly increase awareness of the Company and its brand name, effectively market its services and successfully differentiate its website.

      In addition, as the Company introduces new services, it will compete directly with a greater number of companies. Such companies may already maintain or may introduce websites which compete with those of the Company. There can be no assurance that the Company can continue to compete successfully against current or future competitors, nor can there be any assurance that competitive pressures faced by the Company will not result in increased marketing costs, decreased Internet traffic or loss of market share or otherwise will not materially adversely affect its business, results of operations and financial condition.

      The Company believes that the principal competitive factors affecting the market for Internet-based marketing services are the speed and quality of service execution, the size and effectiveness and quality of products and services of the participating manufacturers, producers and distributors, competitive pricing, successful marketing and establishment of national brand name recognition, positioning itself as a leading Internet-based marketing service, the volume and quality of traffic to and purchase requests from a website and the ability to introduce new services in a timely and cost-effective manner. Although the Company believes that it currently competes favorably with respect to such factors, there can be no assurance that the Company will be able to compete successfully against current or future competitors with respect to any of these factors.

      The Company's known competitors include CHRISTIANITY ONLINE (COL), an aggregated website operated by Christianity Today, Inc. The Company has developed Christianity.Net, another website operated by Christianity Today, Inc. which is available through CCN pursuant to an agreement between the Company and Christianity Today, Inc. Other known competitors include GOSPEL COMMUNICATIONS NETWORK (GCN), a website operated by a division of

Gospel Films, predominantly supported through donations; GOSHEN, a website operated by Media Management, which provides limited news services and advertising space; ICRN (INVOLVED CHRISTIAN RADIO NETWORK BY DOMAIN), a website operated by The Domain Group, a for-profit international marketing and fund raising organization currently operating an Internet radio service geared to the Christian community; LIGHTSOURCE ONLINE (BY KMA), a website operated by Killian, McCabe and Associates (KMA), a for-profit marketing and fund raising organization currently operating an Internet radio service geared to the Christian community; and GLOBAL CHRISTIAN NETWORK, a website operated by Dynamic Systems International, a for-profit Internet/Intranet client/server software development Company.

OPERATIONS AND TECHNOLOGY

      The Company believes that its future success is dependent on its ability to improve continuously the speed and reliability of CCN, enhance communications functionality with its consumers and maintain the highest level of information privacy and transaction security. Continuous system enhancements are primarily intended to accommodate increased traffic across the Company's website, improve the speed with which purchase requests are processed and heighten website security, which will be increasingly important as the Company offers new services. System enhancements entail the implementation of sophisticated new technology and system processes and there can be no assurance that such continuous enhancements may not result in unanticipated system disruptions, such as power loss and telecommunications failures. The Company's primary servers are located offsite and maintained by various unaffiliated third parties. In addition the Company maintains certain servers at its corporate headquarters in Chantilly, Virginia. The Company's servers are vulnerable to interruption by damage from fire, hurricane, power loss, telecommunications failure and other events beyond the Company's control. The Company maintains business interruption insurance for the actual loss of business income sustained due to the suspension of its operations over a twelve month period as a result of direct physical loss of or damage to property at the Company's offices. However, in the event of a prolonged interruption, it is probable that this business interruption insurance will not be sufficient to fully compensate the Company. In the event that the Company experiences significant system disruptions, the Company's business, results of operations or financial condition could be materially adversely affected.

      The Company's services also may be vulnerable to break-ins and similar disruptive problems caused by Internet users. Further, weaknesses in the Internet may compromise the security of confidential electronic information exchanged across the Internet. This includes, but is not limited to, the security of the physical network and security of the physical machines used for the information transfer. Any such flaws in the Internet or the end-user environment, or weaknesses or vulnerabilities in the Company's services or the licensed technology incorporated in such service, would jeopardize the confidential nature of information transmitted over the Internet and could require the Company to expend significant financial and human resources to protect against future breaches, if any, in order to alleviate or mitigate problems caused by such security breaches. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet generally, particularly as a means of conducting commercial transactions. To the extent that activities of the Company, or third party contractors, involve the storage and transmission of proprietary information (such as personal financial information or credit card numbers), security breaches could expose the Company to a risk of financial loss or litigation or other liabilities. Any such occurrence could reduce consumer satisfaction in the Company's services and could have a material adverse effect on the Company's business, results of operations or financial condition.

TRADEMARKS AND PROPRIETARY RIGHTS

      The Company's success and ability to compete is dependent in part upon its proprietary systems and technology. While the Company relies on trademark, trade secret and copyright laws to protect its proprietary rights, the Company believes that the technical and creative skills of its personnel, continued development of its proprietary systems and technology, brand name recognition and reliable website maintenance are more essential in establishing and maintaining a leadership position. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's services or to obtain and use information that the Company regards as proprietary. Policing unauthorized use of the Company's proprietary rights is difficult. In addition, litigation may be necessary in the future to enforce or protect the Company's intellectual property rights or to defend against claims of infringement or invalidity. Misappropriation of the Company's intellectual property or potential litigation could have a material adverse effect on the Company's business, results of operations or financial condition.

      The Company has filed applications to register a number of its trademarks and service marks, including the name "Christian Community Network" and the related "Rope Cross" logo, but no federal registrations have been granted for any names or marks used by the Company. The Company also asserts common law protection on certain names and marks that it has used in connection with its business activities. There can be no assurance that the Company will be able to secure registration for any of its marks. The Company has also invested resources in purchasing Internet domain names for existing and potential Internet sites from the registered owners of such names. There is a substantial degree of uncertainty concerning the application of federal trademark law to the protection of Internet domain names, and there can be no assurance that the Company will be entitled to use such domain names.

CHRISTIAN STATEMENT OF FAITH; THE COMPANY'S POLICY

      Article XIII of the Company's Bylaws provides that the Company is a "religious corporation." To this end, and in order to best identify with and service its selected Christian market niche and to generate its Internet product which is heavily content laden, the Company's policy is generally to include among its officers and directors unconditionally, and employees, where a bona-fide occupation qualification exists, only persons who, upon request, subscribe to the Company's Christian Statement of Faith as follows:

"1. We believe that there is one God, eternally existing in three persons: the Father, the Son, and the Holy Spirit.

2. We believe that the Bible is God's written revelation to man and that it is verbally inspired, authoritative, and without error in the original manuscripts.

3. We believe in the deity of Jesus Christ, His virgin birth, sinless life, miracles, death on the cross to provide for our redemption, bodily resurrection and ascension into heaven, present ministry of intercession for us, and His return to earth in power and glory.

4. We believe in the personality and deity of the Holy Spirit, that He performs the miracle of the new birth in an unbeliever and indwells believers, enabling them to live a godly life.

5. We believe that man was created in the image of God, but because of sin, was alienated from God. That alienation can be removed only by accepting through faith, God's gift of salvation which was made possible by Christ's death."

      In order to implement the Christian Statement of Faith, the Company intends generally to act in accordance with the following policy, as stated in its Bylaws:
"The Corporation shall:

1. Actively seek to market the services of the [C]orporation to those persons, entities, and agencies which are actively involved in propagating a pattern of beliefs and actions consistent with the tenets of the Statement of Faith. Nothing herein shall be construed to prohibit marketing such services to other persons, entities, or agencies except as specifically set forth in the prohibitions or corporate action set forth below.

2. To the extent permitted by law, expend from the revenues of the [C]orporation such sums as are deemed prudent by the Board of Directors to support, encourage, or sustain persons or entities which in the judgment of the Board of Directors are expected to make significant efforts to propagate the Gospel of Jesus Christ in any manner not in conflict with the Statement of Faith. Such expenditures may be made without regard to the tax status or nonprofit status of the recipient. It is expected that the expenditures paid out under the provisions of this paragraph shall approximate ten percent (10%) of the amount that would otherwise be the net profits of the [C]orporation for the accounting period.


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The Corporation shall not:

1. Take any position publicly or privately that denies or conflicts with the tenets of the Statement of Faith.

2. Elect, qualify or permit to serve in office as a [d]irector or officer to the [C]orporation any person who has not without reservation subscribed to the Statement of Faith as being true, accurate and correct or who having so subscribed has either publicly or privately recanted from a particular of the Statement of Faith or who has publicly made statements or taken actions without repentance which the Board of Directors finds to be in clear conflict with the Statement of Faith.

3. Hire or continue to employ any employee in any position in which, in the sole discretion of the Corporation, subscription to the Statement of Faith is a bona-fide occupational qualification reasonably necessary to the normal operations of the Corporation's activities, where such employee refuses, upon request, to subscribe to the Statement of Faith or having so subscribed has either publicly or privately recanted from any particular of the Statement of Faith or has publicly made statements or taken actions without repentance which the Board of Directors finds to be in clear conflict with the Statement of Faith. Because the Scriptures teach that bad company corrupts good morals and that a little leaven affects the whole lump, it is important to the Corporation's purposes that it be protected from the influence of persons not in agreement with the Statement of Faith at every level of employment.

4. Permit any party to utilize the name, goodwill, trade marks, or trade names of the [C]orporation in any course of action or dealings which the [C]orporation itself is herein prohibited from taking."

      "In addition to any other appropriate legend, prior to its issuance each and every share certificate to be issued by this Corporation shall be inscribed with a legend that states:

            'This Corporation is a religious corporation. All shares of this [C]orporation are subject to the terms as set forth in the BYLAWS of the corporation which restricts the amendment or deletion of that section of the BYLAWS which prescribes a corporate Statement of Faith in the LORD JESUS CHRIST and directs or prohibits certain corporate actions on the basis of the Statement of Faith.' "

      The Bylaws also state:

      "No amendment to this Article XIII and no other superseding or conflicting provision of these BYLAWS, the ARTICLES OF INCORPORATION, or any shareholder agreement shall be adopted unless the result of the count of votes approving the amendment is 90% affirmative without dissension and a minimum of two-thirds of the shares outstanding are represented and voted. Such vote must be made at an actual special meeting of the shareholders called by written notice delivered to each shareholder not less than 10 nor more than 60 days prior to the date of the meeting. Time is of the essence as to this notice provision and no extension of the time of the meeting or adjournment of the meeting to a date outside the notice period shall be permitted except upon the affirmative vote of not less than 70 percent of the shares then issued and outstanding."

GOVERNMENT REGULATION

      As the Company introduces new services, the Company may need to comply with additional licensing regulations and regulatory requirements. Becoming licensed may be an expensive and time-consuming process which could divert the efforts of management. In the event that the Company does not successfully become licensed under applicable state laws or otherwise comply with regulations necessitated by changes in current regulations or the introduction of new services, the Company's business, results of operations or financial condition be materially adversely affected.

      There are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, because of the increasingly popularity and use of the Internet, it is likely that a number of laws and regulations may be adopted at the local, state, national or international levels with respect to commerce over the Internet, potentially covering issues such as pricing of services and products, advertising, user privacy and expression, intellectual property, information security, anti-competitive practices or the convergence of traditional distribution channels with Internet commerce. In addition, tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject the Company to additional state sales and income taxes. The adoption of any such laws or regulations may decrease the growth of Internet usage or the acceptance of Internet commerce which could, in turn, decrease the demand for the Company's services and increase the Company's costs or otherwise have a material adverse effect on the Company's business, results of operations or financial condition.

EMPLOYEES

      The Company currently has 30 employees, including its recently appointed Chief Executive Officer and President William M. Parker. Executive officers are Dane B. West, Vice President Business Development and Sales, William H. Bowers, Chief Technical Officer, and Gary A. Struzik, Chief Financial Officer and Secretary. The Company also has eight engineering employees, five marketing and sales employees, eleven employees engaged in product management, and two in administration. No employees are represented by a union and no work stoppages have occurred.

PROPERTY AND FACILITIES

      The Company currently maintains its executive offices in approximately 5,000 square feet of space at 4501 Daly Drive, Chantilly, Virginia pursuant to a three year lease agreement terminating in September, 1998 with an unaffiliated third party at an annual rental of approximately of $68,700. At present, the Company considers this space to be sufficient for its corporate headquarters.

                                   MANAGEMENT

The following table sets forth certain information concerning the directors and executive officers of the Company:

Name                                    Age                               Title
----                                    ---                               -----
James G. Buick                          65                   Chairman of the Board of Directors
William M. Parker(1)                    44                   Chief Executive Officer and President and director
Dane B. West                            43                   Vice President Business Development and Sales and director
William H. Bowers                       38                   Chief Technical Officer and director
Gary A. Struzik                         42                   Chief Financial Officer and Secretary
Robert C. Varney, Ph.D.                 53                   Vice Chairman of the Board of Directors
Bruce E. Edgington(1)                   40                   director
John J. Meindl, Jr.(1)                  41                   director
Clay T. Whitehead(2)                    59                   director
Earl E. Gjelde(2)                       53                   director
W.R. 'Max' Carey(2)                     50                   director

-----------

(1) Members of Compensation Committee

(2) Members of Audit Committee

      JAMES G. BUICK has been Chairman of the Board of Directors since January 15, 1998, and a director of the Company since April 1997. Since 1993 he has been self employed as a management consultant in the area of business strategic long range financial planning. From 1984 to 1993, he was President and Chief Executive Officer of the Zondervan Corporation, a firm engaged in the distribution of Bibles, books, computer software, and religious gifts. He currently is on the Board of Directors of Spartan Stores, a firm engaged in food wholesale and operations, and is Chairman of the Board of the Dove Foundation, a not-for-profit foundation engaged in the creation, promotion, production and distribution of wholesome family entertainment.

      WILLIAM M. PARKER, has been Chief Executive Officer and President and a director of the Company since April 1998. From 1996 through March 1998, Mr. Parker was Executive Vice President and Manager of the Information Systems Division of CACI International Inc., an international information technology product and services company. From 1992 to 1996, he was Executive Vice President and Director of Business Development for CACI International Inc. Mr. Parker received a B.S. degree from the U.S. Naval Academy.

      ROBERT C. VARNEY, PH.D. has been Vice Chairman of the Board of Directors since April 1998 and a director of the Company and its predecessor entities since July 1995. From July 1995 to January of 1998, Dr. Varney also served as Chairman of the Board of Directors of the Company. From July 1995 to April of 1998, Dr. Varney also served as Chief Executive Officer of the Company. From 1993 to 1995, he managed his personal real estate holdings. Dr. Varney was Chairman and Chief Executive Officer of International Telesystems Corporation ("ITC"), a firm engaged in outbound call center automation, from 1985 through 1993. Dr. Varney received a B.S. degree from the University of Rochester in June, 1966 and an M.S. and a Ph.D. degree in Computer Science from Pennsylvania State University in 1969 and 1971, respectively.

      DANE B. WEST has been Vice President of Business Development and Sales since May of 1998 and a Senior Executive and a director of the Company and its predecessor entities since the Company's inception in 1993. From January 1992 through April, 1993, Mr. West was a student at the University of Virginia. Mr. West is an ordained minister with 15 years of ministry leadership experience. As a pastor, he recruited, trained and managed a volunteer staff of more than 300 persons. He has completed doctoral studies in educational administration at the University of Virginia. He received a B.A. in Biblical Studies from The Washington Bible College in 1978, and an M.A. in Christian Education from Talbot Theological Seminary in 1981.

      WILLIAM H. BOWERS has been the Chief Operating Officer and a director of the Company and its predecessor entities since the Company's inception. Mr. Bowers was a Branch Chief of the Central Intelligence Agency from April, 1990 until May, 1993, where his responsibilities included providing engineering and technical support services. Mr. Bowers received a B.S. degree in Engineering from Virginia Polytechnic Institute in 1983.

      GARY A. STRUZIK has been the Chief Financial Officer and Secretary of the Company since April 1997 and was Vice President Finance and Administration of the Company's predecessor entities from February 1996 until April 1997. Mr. Struzik was Director of Accounting for Loral Defense Systems (formally Unisys Defense Systems) from February 1995 through February 1996 and Director of Accounting for Unisys Defense Systems from October 1987 through February 1995, where his responsibilities included financial statement preparation, external audit liaison, policy and procedures. Mr. Struzik received a B.A. degree in Economics from the State University of New York at Oswego in May 1977 and an M.B.A. from Chapman College in October 1984.

      BRUCE E. EDGINGTON has been director of the Company and its predecessors since November 1995. From 1979 through 1988, Mr. Edgington was a registered representative with Johnston Lemon & Co., a securities broker-dealer, where his responsibilities included the management of retail securities accounts and administration. In 1988 he founded and continues to be an officer, director and shareholder of DiBiasio & Edgington, a firm engaged in providing software to investment firms and money managers.

      JOHN J. MEINDL, JR. has been director of the Company since April 1997, has been self employed as a management consultant to medium and large firms in the area of electronic records management, Internet strategies and business reengineering since 1996. From 1993 through 1996 Mr. Meindl was Chief Operating Officer of OTG Software, Inc., a firm engaged in the development of electronic imaging and optical disk storage management software. Since 1988, he has been Chief Executive Officer of GeneSys Data Technologies, Inc., a firm engaged in providing software and services in the area of electronic records management. GeneSys Data Technologies, Inc. has been dormant and inactive since 1992 but was not liquidated because of its pursuit of a claim which was successfully awarded in 1996. In connection with winding up the affairs of GeneSys Data Technologies, Inc. GeneSys Data Technologies, Inc. filed for bankruptcy protection in June 1996 (Case No. 96-5-50118-SD, U.S. Bankruptcy Court Baltimore, Maryland District) and as of the date hereof has not been discharged.

      CLAY T. WHITEHEAD, has been a director of the Company since April 1997 and, since 1987, has been the President of Clay Whitehead Associates, a consulting firm in the areas of strategic planning and business development concentrating on the telecommunications and media industries. Mr. Whitehead holds a B.S. and M.S. in Electrical Engineering and a Ph.D. in Management, all from the Massachusetts Institute of Technology and from 1969 through 1974 held various federal government positions, including Director of the U.S. Office of Telecommunications Policy.

      EARL E. GJELDE has been a director of the Company since April 1997. From 1989 through 1993, he was Vice President, Chemical Waste Management, Inc. and from 1991 to 1993 was Vice President, Waste Management Inc. (currently WMX Technologies, Inc.). Since 1991, Mr. Gjelde has been Managing Director, Summit Group International, Ltd., an energy and natural resource consulting firm with Internet based security controlled document systems and Managing Director, Summit Energy Group, Ltd., an energy development company and since 1996, a partner in Pipeline Power Partners, LP, a natural gas services company. From 1980 through 1989, Mr. Gjelde held various federal government positions including Under Secretary and Chief Operating Officer of the U.S. Department of Interior from 1985 through 1989 and Special Assistant to the Secretary, Chief Operating Officer, U.S. Department of Energy from 1982 through 1985. He is a member of the Board of Directors of The United States Energy Association, The World Energy Congress, the National Wilderness Institute, Allied Technologies Group, Inc., and publicly held Electrosource, Inc.

      W.R. 'MAX' CAREY has been a director of the Company since June 1997. Since 1981, he has been Chairman and Chief Executive Officer of Corporate Resource Development, Inc., a sales and marketing consulting and training firm based in Atlanta. He currently is also a member of the Board of Directors of Outback Steakhouse,

Inc., a restaurant franchiser and ROMAC International, a leading specialty staffing services firm, both public companies.

      The Board of Directors at DIDAX INC. is currently in the process of considering an additional Board member for appointment in the third or fourth quarter of 1998. Such appointment, if any, will be rendered in a manner consistent with the Company's By-Laws and will be announced at the time of appointment.

      Each director serves until the next annual meeting of shareholders and the election and qualification of their successors. In February 1997, the Company agreed that an advisor to the Company's Board of Directors appointed by Barron Chase Securities, Inc., would be invited to attend all meetings of the Board of Directors. Executive officers are elected by the Board of Directors annually and serve at the discretion of the Board.

EMPLOYMENT AGREEMENTS

      Pursuant to the resignation of Robert C. Varney, Ph.D., as the Company's Chief Executive Officer, the Company entered into a Conclusion of Employment Agreement with Dr. Varney, dated February 27, 1998, Under the terms of this Conclusion of Employment Agreement, Dr. Varney maintains the right to acquire 194,986 shares of the Company's Common Stock granted to him during the course of his employment with the Company, at exercise prices ranging from $2.00 to $5.00 per share. Dr. Varney also has full rights to continue, at the Company's expense, health care benefits comparable to group coverage provided by DIDAX from time to time to its employees. This benefit coverage will cease upon the date Dr. Varney is eligible for coverage by a succeeding employer, or under other health care coverage such as medicare. Upon the conclusion of his employment with the Company, Dr. Varney shall continue to receive as severance payment his current salary for an additional eighteen (18) months. In addition, both Dr. Varney and the Company waived and released each other of and from any and all claims and causes of action for damages or other relief that either Dr. Varney or the Company may have against the other (or their personal representatives, agents, assigns, attorneys, and their officers, directors, employees, agents or representatives) based on Dr. Varney's employment or other association with the Company, the conclusion of employment, or any event or transaction that occurred before February 27, 1998.

      In March, 1998, the Company entered into employment agreements with William M. Parker, Dane B. West, William H. Bowers and Gary A. Struzik. These employment agreements, which may be terminated by the employee or the Company upon thirty days prior written notice, provide for annual base salaries of $115,000 to Mr. Parker and $90,000 each for Messrs. West, Bowers and Struzik, with incremental increases based on meeting revenue objectives as determined by the Board of Directors, resulting in a maximum of salary of $130,000, $120,000, $120,000, and $110,000 for Messrs. Parker, West, Bowers, and Struzik respectively, when quarterly revenues exceed $400,000. The agreement with each of Messrs. Parker, Bowers, West and Struzik provides that, if his employment is terminated by the Company, then the employee is entitled to an additional six
(6) months of severance pay, health and group life coverage. Further, pursuant to the employment agreements, each of Messrs. Parker, West, Bowers and Struzik have agreed during the term of his respective employment with the Company and for six months thereafter not to compete with the Company. For Messrs. West, Bowers and Struzik, these employment agreements supersede a previous June 1997 set of employment agreements.

      In addition to their employment agreements, executive officers of the Company may participate in the 1997 and 1998 Stock Option Plans. The Company does not currently have any compensation plans or similar arrangements under which an executive officer is entitled to benefits, except group life, a Company 401K plan, and a medical and dental insurance plan.


EXECUTIVE OFFICER COMPENSATION

      No person employed by the Company received salary and bonus exceeding in the aggregate $100,000 during the fiscal years 1995, 1996 and 1997. The following Summary Compensation Table sets forth all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during 1996 and 1997 by the Company's Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                               Long Term Compensation
                                                                               ----------------------
                                              Annual Compensation                      Awards
                                              -------------------                      ------
Name and Principal Position     Year     Salary($)     Bonus($)     Other Annual     Securities     All Other
                                                                    Compensation     Underlying     Compensation
                                                                    ($)(1)           Options/       ($) (3)
                                                                                     SARs (2)

Robert C. Varney, Ph.D.,        1996     38,203        0            4,271            162,836        140
Chief Executive Officer(4)      1997     17,349        0            5,845             21,807        390

--------------------------------------------------------------------------------

(1) Other Annual Compensation represents medical insurance premiums paid by the Company for Dr. Varney.

(2)   See "OPTION GRANTS IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

(3) All Other Compensation represents life insurance premiums paid by the Company for Dr. Varney.

(4) Dr. Varney resigned as CEO of the Company effective April 1998, at which time William Parker became Chief Executive Officer and President of the Company.

The following table sets forth information concerning stock option grants made during 1997 to the executive officer of the Company named in the Summary Compensation Table, and the fiscal year-end value of unexercised options. No options were exercised during 1997 by Dr. Varney or any other director or officer of the Company.

                              OPTION GRANTS TABLE
                        AND FISCAL YEAR-END OPTION VALUES

                                        Number of
                                       Securities            Percent of
                                       Underlying          Total Options
                                        Options               Granted              Exercise
                                        -------            to Employees          or Base Price
               Name                    Granted (1)            in 1997            Per Share ($)           Expiration Date
               ----                    -----------            -------            -------------           ---------------
Robert C. Varney, Ph.D. (2)              5,657                 2.6%                 $4.00               September 25, 2005
                                         8,075                 3.8%                 $5.00                   March 31, 2007
                                         8,075                 3.8%                 $5.00                    June 30, 2007

--------------------------------------------------------------------------------

(1)   All options are non-qualified options.

(2) Dr. Varney resigned as CEO of the Company effective April 1998, at which time William Parker became Chief Executive Officer and President of the Company

1998 STOCK OPTION PLAN

      Effective as of April 6, 1998, the Board of Directors adopted, and on April 29, 1998, the stockholders approved, the DIDAX INC. 1998 Stock Option Plan (the "1998 Stock Option Plan"). The purpose of the 1998 Stock Option Plan is to advance the interests of the Company by providing an opportunity to its directors, selected key employees and consultants to purchase shares of the Common Stock of the Company. By encouraging stock ownership, the Company seeks to attract, retain and motivate directors, key employees, and consultants including ministry partners. The 1998 Stock Option Plan will be administered by the Compensation Committee of the Board of Directors or by the Board of Directors as a whole.

      The shares that may be purchased (through the exercise of options) under the 1998 Stock Option Plan shall not exceed in the aggregate 400,000 shares. If any stock options granted under the 1998 Stock Option Plan shall terminate, expire or be canceled as to any Shares, new stock options may thereafter be granted covering such shares.

In addition, any shares purchased under this 1998 Stock Option Plan subsequently repurchased by the Company pursuant to the terms hereof may again be granted under the 1998 Stock Option Plan. The shares issued upon exercise of stock options under this 1998 Stock Option Plan may, in whole or in part, be either authorized but unissued shares or issued shares reacquired by the Company.

      The Board of Directors or the Compensation Committee will administer the 1998 Stock Option Plan as delegated by the Board. The Board of Directors will have sole authority to select the participants that will be granted stock options, based on its own determination and the recommendations of the Compensation Committee and Company management with respect to the contributions of each participant to the success of the Company. No single participant may receive options to purchase more than the total number of shares authorized for issuance under the 1998 Stock Option Plan. The Compensation Committee will make recommendations to the Board for approval of actions including, but not limited to determining the nature, extent, timing, exercise price, vesting and duration of stock options to the termination of the 1998 Stock Option Plan or acceleration of stock option vesting. The Board of Directors independently, or at the advice of the Compensation Committee, also has discretion to prescribe all other terms and conditions consistent with the 1998 Stock Option Plan, to interpret the 1998 Stock Option Plan, to establish any rules or regulations relating to the 1998 Plan that it determines to be appropriate, and to make any other; determination that it believes necessary or advisable for the proper administration of the 1998 Stock Option Plan.

      The Compensation Committee, upon approval of the Board of Directors, may grant nonqualified stock options or incentive stock options to purchase shares of Common Stock. The grant of stock options will be evidenced by Board resolutions documenting their approval, and option agreements containing such terms and provisions as are determined and approved by the Board of Directors, including, but not limited to, the term of the stock option, vesting of the stock option, and the exercise price of the stock option. The stock option exercise price may be paid in cash, or, at the Company's option, in shares of Common Stock.

      Subject to the expiration and termination provisions of individual option agreements, qualified incentive stock options expire ten years after the date of grant. The expiration and termination periods of nonqualified stock options will be determined by the Board of Directors based on recommendation of the Compensation Committee and set forth in the individual stock option agreements. Subject to the expiration and termination provisions of individual option agreements, if a participant dies or becomes disabled, all vested stock options may be exercised at any time within one year (or the remaining term of the stock option, if less). If a participant ceases to be a Company employee for any other reason, other than for cause, he or she must exercise any vested stock options within thirty days (or the remaining term of the stock option, if less). The Compensation Committee may recommend to extend nonqualified option exercise dates on a cases by case basis, subject to Board approval.

      The Board of Directors may amend or discontinue the 1998 Stock Option Plan at any time, subject to certain restrictions set forth in the 1998 Stock Option Plan, including the ability to revise the number of shares reserved for issuance thereunder. Except in limited circumstances, no amendment or discontinuance may adversely affect any previously granted stock option award without the consent of the recipient thereof.

1997 STOCK OPTION PLAN

      In April 1997, the Board of Directors adopted, and the stockholders approved the Company's 1997 Stock Option Plan (the "1997 Stock Option Plan"), The 1997 Stock Option Plan provides for the issuance of up to 2,057,937 shares of the Company's Common Stock. As of the date herein, options to purchase 1,955,916 shares of the Company's Common Stock were granted and will be outstanding under the 1997 Stock Option Plan of which options to purchase 889,414 shares are exercisable. If any options granted under the 1997 Stock Option Plan shall terminate, expire or be canceled as to any shares, new options may thereafter be granted covering such shares. In addition, any shares purchased under this 1997 Stock Option Plan subsequently repurchased by the Company pursuant to the terms hereof may again be granted under the 1997 Stock Option Plan. The shares issued upon exercise of options under the 1997 Stock Option Plan may, in whole or in part, may be either authorized but unissued shares or issued shares reacquired by the Company. The purpose of the 1997 Stock Option Plan is to advance the interests of the Company by providing an opportunity to its directors, employees and consultants, including ministry partners, to purchase shares of the Company's Common Stock. By encouraging stock ownership, the Company seeks to attract, retain and motivate directors, employees and consultants. The 1997 Stock Option Plan provides for the grant of (i) incentive stock options ("Incentive Options") as described in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) nonqualified stock options ("Nonqualified Options," and, together with the Incentive Options, the "Options"); and (iii) rights to purchase shares of Common Stock ("Restricted Stock") of the Company pursuant to restricted stock agreements and subscription agreements. The Option Plan is administered by the Board of Directors, or at its discretion, by a committee which is appointed by the Board to perform such function. Under the terms of the 1997 Stock Option Plan, the exercise price for Incentive Options may not be less than the fair market value of the underlying stock at the time the Incentive Option is granted.

      The 1997 Stock Option Plan has a provision which limits the number of shares of the Company's Common Stock for which options may be granted to any individual during any year. With this provision, options granted under the 1997 Stock Option Plan qualify as performance-based compensation for purposes of
Section 162(m) of the Code and the regulation thereunder, and the Company will be entitled to deduct the compensation paid to certain executives pursuant to the 1997 Stock Option Plan, notwithstanding the deduction limit contained in
Section 162(m).

      Under the 1997 Stock Option Plan, the price payable upon exercise of options may be paid in cash or check acceptable to the Company, or by any other consideration that the Board deems acceptable. The exercise price may also be paid in shares of the Company's Common Stock, duly owned by the optionee having a fair market value equal to the option price on the date of exercise.

      In April 1998, the Board of Directors resolved to amend the 1997 Stock Option Plan. The substance of this change was to amend the actual administration of the plan by making all options subject to the approval of the Board of Directors, and in the case of a merger or a similar reorganization that the Company does not survive, to cause only non vested stock options to be subject to termination should the surviving entity not assume the obligation of all granted options.

DIRECTOR COMPENSATION

      In April 1997, the Company's (i) non-employee directors, other than Bruce
E. Edgington and (ii) an advisor to the Company's Board appointed by Barron Chase Securities, Inc. (the "Advisor") each were granted under the Company's 1997 Stock Option Plan options to acquire an aggregate of 37,000 shares of the Company's Common Stock at an exercise price of $5.00 per share, exercisable for the following number of shares for a period of five years subsequent to the satisfaction of the following conditions precedent (collectively the "Non-Employee Director Options):

      NUMBER OF SHARES                                       CONDITIONS PRECEDENT TO EXERCISE
      ----------------                                       --------------------------------
      1,000 shares per Board of Director                     Attendance at Board meeting
      meeting for the first three years as a
      member of the Board up to a maximum
      of 4,000 shares per year.
      5,000 shares                                           Closing of the Company's IPO.
      5,000 shares                                           CCN's use exceeding one million hits per day.
      5,000 shares                                           The Company's quarterly earnings per share equaling or exceeding $.05.
      5,000 shares                                           The Company's quarterly earnings per share equaling or exceeding $.10.
      5,000 shares                                           The Company's quarterly earnings per share equaling or exceeding $.15.

      As of the date hereof, non-employee directors excluding Bruce Edgington and including the Advisor have the right to acquire an aggregate of 222,000 shares of the Company's common Stock pursuant to the Non-Employee Director Options. In addition, non-employee directors receive reimbursement of reasonable expenses incurred in attending Board meetings.

                            PRINCIPAL SHAREHOLDERS

      The following table sets forth information, as of the date hereof and as adjusted to reflect the exercise of the Warrants and issuance of the Offered Shares, by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) each of the Company's officers and directors; and (iii) all officers and directors as a group. No assurance can be given as to the timing of exercise of the Warrants or whether all or any of the Warrants will be exercised.

                                        BEFORE EXERCISE AND ISSUANCE   AFTER EXERCISE AND ISSUANCE
                                        ----------------------------   ---------------------------
                                       Amount and           Approximate       Approximate
                                       Nature of           Percentage of     Percentage of
Name and Address                       Beneficial           Outstanding       Outstanding
of Beneficial Owner                   Ownership(1)           Shares(2)           Shares
-------------------                   ------------           ---------           ------
Bruce E. Edgington                     444,782(3)              11.7%              6.3%
7857 Heritage Drive
Annandale, VA 22003

Robert C. Varney, Ph.D.                275,281(4)               7.1%              3.8%
4501 Daly Drive
Chantilly, VA 20151

Dane B. West                           130,032(5)               3.5%              1.9%
4501 Daly Drive
Chantilly, VA 20151

William H. Bowers                      124,417(6)               3.4%              1.8%
4501 Daly Drive
Chantilly, VA 20151

William M. Parker                      120,000(7)               3.1%              1.7%
PO Box 307
Philomont, Virginia 20131


John J. Meindl, Jr.                     91,000(8)               2.5%              1.3%
5 Old Tyler Court
Greenville, SC 29615

James G. Buick                          16,000(9)                .4%               .2%
10081 East Rivershore Dr.
Alto, MI 49302

Clay T. Whitehead                       15,000(10)               .4%               .2%
1320 Old Chain Bridge Rd.
McLean, VA 22101

Earl J. Gjelde                          14,500(11)               .4%               .2%
42 Bristlecone Crt.
Keystone, CO 80435

William R. 'Max' Carey                  10,000(12)               .3%               .1%
 665 River Knoll Drive
Marietta. GA 30067

All officers and directors
as a group (11 persons)              1,269,037                 30.0%             16.8%

(1) Unless otherwise noted, all persons named in the table have sole voting and sole investment power with respect to all shares of Common Stock beneficially owned by them, and no persons named in the table are acting as nominees for any persons or are otherwise under the control of any person or group of persons. As used herein, the term "beneficial ownership" with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire any such power during the next 60 days.

(2) Based upon 3,672,880 shares of Common Stock outstanding as of the date hereof.

(3) Includes 117,282 shares of Common Stock issuable to Mr. Edgington upon exercise of currently exercisable stock options.

(4) Includes 210,031 shares of Common Stock issuable to Dr. Varney upon exercise of currently exercisable stock options, and 15,000 shares of Common Stock issuable to Dr. Varney upon exercise of Purchase Warrants.

(5) Includes 40,031 shares of Common Stock issuable to Mr. West upon exercise of currently exercisable stock options. Does not include 24,000 shares of Common Stock owned by Mr. West's parents and Mr. West's spouse's parents, over which Mr. West disclaims beneficial ownership.

(6) Includes 19,225 shares of Common Stock issuable to Mr. Bowers upon exercise of currently exercisable stock options.

(7) Includes 114,000 shares of Common Stock issuable to Mr. Parker upon exercise of currently exercisable stock options.

(8) Includes 11,000 shares of Common Stock issuable to Mr. Meindl upon exercise of currently exercisable stock options, and 20,000 shares of Common Stock issuable to Mr. Meindl upon exercise of Purchase Warrants.

(9) Includes 12,000 shares of Common Stock issuable to Mr. Buick upon exercise of currently exercisable stock options.

(10) Includes 12,000 shares of Common Stock issuable to Mr. Whitehead upon exercise of currently exercisable stock options.

(11) Includes 12,000 shares of Common Stock issuable to Mr. Gjelde upon exercise of currently exercisable stock options.

(12) Represents 10,000 shares of Common Stock issuable to Mr. Carey upon exercise of currently exercisable stock options. Does not include 17,145 shares of Common Stock issuable to Corporate Resource Development Inc. upon exercise of currently exercisable Stock Options granted as part of compensation to Mr. Carey's employer, for providing management consulting services to the Company.

CERTAIN TRANSACTIONS

      During 1996, Mr. Edgington and Dr. Varney, both directors of the Company, advanced $212,000 to the Company to cover operating costs for certain periods, which advances bear interest in the amount of 9.75% and were repaid from the proceeds of the Company's private placement closed in February 1997.

      Four separate promissory notes ("Officer Notes") aggregating $623,000 principal amount of debt owed by the Company to Dr. Varney ($201,000) and Mr. Edgington ($422,000), the Chairman of the Company's Board of Directors and Chief Executive Officer, and a director of the Company, respectively. The Officer Notes bear interest at 9.75% per annum. The Officer Notes were issued on July 10, 1996, July 30, 1996, September 26, 1996 and October 30, 1996, and the
proceeds received by the Company from the issuance of the Officer Notes were used for working capital. The Company satisfied the Officer Notes at the Closing of the Company's IPO. In connection with the satisfaction of the Officer Notes, the Company issued to Dr. Varney and Mr. Edgington, options to purchase up to 60,357 shares and 112,282 shares of the Company's Common Stock, respectively, at a purchase price of $4.00 per share, exercisable at any time and from time to time for a period commencing with the satisfaction of the Officer Notes and for a period of eight years thereafter.

      In January 1997, John G. Meindl Jr., a director of the Company purchased from the Company Junior Notes in the aggregate principal amount of $300,000. The Company satisfied the Junior Notes at the Closing of the Company's IPO. In connection with the satisfaction of the Junior Notes, the Company issued 60,000 shares of Common Stock to Mr. Meindl.

      In the first quarter of 1997, gofishnet borrowed $37,230 at an interest rate of 7% from a former majority shareholder of gofishnet. Gofishnet borrowed an additional $45,000 at an interest rate of 10% from the same source during the third and fourth quarters of 1997. Gofishnet recognized $37,060, $1,752 and $382 interest expense for the year ended December 31, 1997 and the three months ended March 31, 1998 and 1997, respectively in connection with these notes. The $37,060 of interest expense includes $33,750 for the equivalent of 8,237 shares of the Company's stock issued to the note holder in lieu of interest. Both notes were due and repaid in full on April 1, 1998.

      In August and September of 1997, the Company issued Promissory Notes for the purpose of working capital, to Dr. Varney and Mr. Edgington in the aggregate of $130,000 and $90,000 respectively, bearing 11.5% interest per annum. These Promissory Notes were satisfied from the proceeds of the Company's IPO in October 1997.

      In October 1997, the Board of Directors approved the issuance of notes receivable in the amount of $75,000 and $18,000 to Dane B. West and William H. Bowers respectively. The Company is collecting interest on these notes receivable through payroll deductions at the minimum federal statutory rate at the time of issuance of 5.7%. The notes are due to be repaid to the Company on October 31, 1999.

      In February 1998, the Company entered into a thirty day cancelable agreement with Corporate Resource Development Inc. ("Corporate Resource"), a firm in which W. Max Carey, a director of the Company, is Chairman and Chief Executive Officer, whereby Corporate Resource provided to the Company management consulting services in consideration for an initial cash payment of $25,000 and a monthly payment of $25,000, payable $12,500 in cash and options to purchase 5,715 shares of the Company's Common Stock at $2.185 per share. This agreement was terminated as of May 31, 1998. The Company believes that the services provided by Corporate Resource were provided at fair market value.

      For the fiscal years ended December 31, 1997 and December 31,1996 and for the three month period ended March 31, 1998, there were no other material transactions between the Company and any of its officers and/or directors which involved $60,000 or more.

      Although the Company has no present intention to do so, it may in the future enter into other transactions and agreements incident to its business with its directors, officers, principal stockholders and other affiliates. The Company intends for all such transactions and agreements to be on terms no less favorable to the Company than those obtainable from unaffiliated third parties on an arm's-length basis. In addition, the approval of a majority of the company's directors will be required for any such transactions or agreements.

                           DESCRIPTION OF SECURITIES

      The Company is authorized to issue 20,000,000 shares of Common Stock, $.01 par value per share. As of the date of this Prospectus, 3,672,880 shares of Common Stock are outstanding.

COMMON STOCK

      The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and, except as noted herein, there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the Shares, when issued and paid for as set forth in this Prospectus, will be, fully paid and nonassessable.

      The holders of Common Stock do not have any subscription, redemption or conversion rights, nor do they have any preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares. Accordingly, if the Company were to elect to sell additional shares of Common Stock following this Offering, persons acquiring Common Stock in this Offering would have no right to purchase additional shares, and, as a result, their percentage equity interest in the Company would be reduced.

      Pursuant to the Company's By Laws, except for any matters which, pursuant to Corporate Law, require a greater percentage vote for approval, (including, for example certain mergers and consolidations and the amendment of certain provisions of the Company's Bylaws), the holders of majority of the issued and outstanding Common Stock entitled to vote, if present in person or by proxy, are necessary and sufficient to constitute a quorum for the transaction of business at meetings of the Company's shareholders. Further, except as to any matter which, pursuant to Corporate Law, requires a greater percentage vote for approval (including, for example, certain mergers, consolidations, sales of substantially all of the assets, and amendments of certain provisions of the charter and Bylaws, of the Company), the affirmative vote of the holders of a majority of the Common Stock voted on the matter (provided a quorum as aforesaid is present) is necessary and sufficient to authorize, affirm or ratify any act or action except the election of directors, which is by a plurality of the votes cast. See "BUSINESS - Christian Statement of Faith: the Company's Policy."

      The holders of Common Stock do not have cumulative voting rights. Accordingly, the holders of more than half of the outstanding shares of Common Stock can elect all of the directors to be elected in any election. In such event, the holders of the remaining shares of Common Stock would not be able to elect any directors. The Board of Directors is empowered to fill any vacancies on the Board of Directors created by the resignation, death or removal of directors.

      In addition to voting at duly called meetings at which a quorum is present in person or by proxy, Corporate Law, the Charter and the Company's By Laws provide that stockholders may take action without the holding of a meeting by written consent or consents signed by the holders of that number of the outstanding shares of the capital stock of the Company entitled to vote thereon which would be required to take the subject action. Prompt notice of the taking of any action without a meeting by less than unanimous consent of the shareholders will be given to those stockholders who do not consent in writing to the action. The purposes of this provision are to facilitate action by stockholders and to reduce the corporate expense associated with annual and special meetings of stockholders. Pursuant to the rules and regulations of the Commission, if stockholder action is taken by written consent, the Company will be required to send to each stockholder entitled to vote on the matter acted on, but whose consent was not solicited, an information statement containing information substantially similar to that which would have been contained in a proxy statement.

      As of the date herein, the Company's executive officers and directors will beneficially own approximately 30.0% of the outstanding shares of Common Stock, and may accordingly be in a position to significantly influence the voting results of certain actions required or permitted to be taken by shareholders of the Company, including the election of directors. As a result, the officers and directors of the Company are in a position to control the outcome of substantially all matters on which shareholders are entitled to vote, including the election of directors.

PURCHASE WARRANTS

      The following is a brief summary of certain provisions of the Purchase Warrants, but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Purchase Warrant Agreement between the Company and American Stock Transfer & Trust Company (the "Transfer and Warrant Agent").

      Exercise Price and Terms. Each Purchase Warrant entitles the holder thereof to purchase, at any time through September 24, 2002, one share of Common Stock at a price of $5.75 per share if exercised prior to September 24, 2002, when the Purchase Warrants expire, subject to adjustment in accordance with the anti-dilution and other provisions referred to below.

      The holder of any Purchase Warrant may exercise such Purchase Warrant by surrendering the certificate representing the Purchase Warrant to the Transfer and Warrant Agent, with the subscription form on the reverse side of such certificate properly completed and executed, together with payment of the exercise price. The Purchase Warrants may be exercised at any time in whole or in part at the applicable exercise price until close of business September 24, 2002. No fractional shares will be issued upon the exercise of the Purchase Warrants.

      The Purchase Warrants are subject to redemption by the Company, at the option of the Company, at $0.25 per Purchase Warrant, upon 30 days prior written notice, if the closing bid price, as reported on Nasdaq, or the closing sale price, as reported on a national or regional securities exchange, as applicable, of the shares of the Common Stock for 30 consecutive trading days ending within ten days of the notice of redemption of the Purchase Warrants averages in excess of $10.00 per share, subject to adjustment. The Company is required to maintain an effective registration statement with respect to the Common Stock underlying the Purchase Warrants prior to redemption of the Purchase Warrants. Prior to September 24, 1998, the Purchase Warrants will not be redeemable by the Company without the written consent of the Underwriter. In the event the Company exercises the right to redeem the Purchase Warrants, such Purchase Warrants will be exercisable until the close of business on the date for redemption fixed in such notice. If any Purchase Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price. Redemption of the Purchase Warrants could force the Purchase Warrant holders either to (i) exercise the Purchase Warrants and pay the exercise price thereof at a time when it may be less advantageous economically to do so, or (ii) accept the redemption price in consideration for cancellation of the Purchase Warrant, which could be substantially less than the market value thereof at the time of redemption.

      The exercise price of the Purchase Warrants bear no relation to any objective criteria of value and should in no event be regarded as an indication of any future market price of the Securities offered hereby.

      The Company has authorized and reserved for issuance a sufficient number of shares of Common Stock to accommodate the exercise of all Purchase Warrants to be issued in this Offering. All shares of Common Stock issued upon exercise of the Purchase Warrants, if exercised in accordance with their terms, will be fully paid and non-assessable.

      Adjustments. The exercise price and the number of shares of Common Stock purchasable upon exercise of the Purchase Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassification of the Common Stock, or sale by the Company of shares of its Common Stock (or other securities convertible into or exercisable for Common Stock) at a price per share or share equivalent below the then-applicable exercise price of the Purchase Warrants or the then-current market price of the Common Stock. Additionally, an adjustment would be made in the case of a reclassification or exchange of Common Stock, consolidation or merger of the Company with or into another corporation, or sale of all or substantially all of the assets of the Company, in order to enable Purchase Warrant holders to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of that number of shares of Common Stock that would have been issued upon exercise of the Purchase Warrant immediately prior to such event. No adjustments will be made until the cumulative adjustments in the exercise price per share amount to $.05 or more. No adjustment to the exercise price of the shares subject to the Purchase Warrants will be made for dividends (other than stock dividends), if any paid on the Common Stock or upon exercise of the Purchase Warrants, the Warrants or any other options or warrants outstanding as of the date of this Prospectus.

      Transfer, Exchange and Exercise. The Purchase Warrants are in registered form and may be presented to the Transfer and Warrant Agent for transfer, exchange or exercise at any time prior to their expiration date at close of business on September 24, 2002, at which time the Purchase Warrants become wholly void and of no value. The holder may sell the Purchase Warrants instead of exercising them. There can be no assurance, however, that a market for the Purchase Warrants will continue. If the Company is unable to qualify for sale in particular states the Common Stock underlying the Purchase Warrants, holders of the Purchase Warrants residing in such states and desiring to exercise the Purchase Warrants will have no choice but to sell such Purchase Warrants or allow them to expire. See "-- Transfer and Warrant Agent."

      Warrant Holder Not a Stockholder. The Purchase Warrants do not confer upon holders any voting or any other rights as stockholders of the Company.

      There can be no assurance that a public trading market will be maintained for the Purchase Warrants or Warrants. Although it has no obligation to do so, he Underwriter may from time to time become a market-maker and otherwise effect transactions in the Securities. The Underwriter, if it participates in the market, may be a dominating influence in any market that might develop for any of the Securities. The price and liquidity of the Securities may be significantly affected by the degree, if any, of the Underwriter's participation in the market. See "RISK FACTORS."

SHARES ELIGIBLE FOR FUTURE SALE

      As of the date hereof, there are 8,943,976 shares of Common Stock outstanding including an aggregate of (i) 1,955,916 shares of Common Stock issuable upon the exercise of the Outstanding Stock Options, and (ii) an aggregate of 3,315,000 shares issuable upon the exercise of the Purchase Warrants and the Warrants. See "CAPITALIZATION." Of these, the 2,000,000 Shares sold in the Company's IPO, the 2,875,000 shares underlying the Purchase Warrants, and the maximum of 400,000 shares issuable upon full exercise of the Warrants, will be freely tradable without restriction or further registration under the Securities Act, except for any such shares purchased by an "affiliate" of the Company. The 1,672,588 shares currently outstanding as well as the shares issuable upon exercise of the Outstanding Stock Options (collectively, the "Current Shares") are "restricted securities" as defined in Rule 144 and may not be sold without registration under the Securities Act unless pursuant to an applicable exemption therefrom (collectively, the "Restricted Shares").

      In general, under Rule 144, a person (or persons whose shares are required to be aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three- month period a number of Restricted Shares, and an "affiliate" of the Company may, under certain circumstances, sell within any three-month period a number of shares, whether or not Restricted Shares, which does not exceed the greater of 1% of the then-outstanding shares of Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale a reported on Nasdaq, all exchanges and the consolidated transaction reporting system. Rule 144 also permits the sale of Restricted Shares without any quantity limitations by a person who is not an "affiliate" of the Company, who has not been an "affiliate" of the Company for at least three months immediately preceding the sale, and who has owned the shares for at least two years. The holders of all of the Current Shares (other than the holders of 431,395 shares) have agreed not to sell, transfer or otherwise dispose of any shares of Common Stock until September 24, 1998 (51,550 shares), March 24, 1999 (2,675,559 shares), June 30, 1999 (130,292 shares) and September 24, 1999
(340,000 shares), or any longer period required by the laws of any state (the "Lock-up").

      The Company is unable to predict the effect that any subsequent sales of the Company's securities by its existing shareholders, under Rule 144 or otherwise, may have on the then-prevailing market price of the Common Stock, although such sales could have a depressive effect on such market price. The foregoing summary of Rule 144 is not intended to be a complete description thereof.

DIVIDENDS

      The Company has not paid any dividends on its capital stock to date and does not currently intend to pay cash dividends. The payment of dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition at that time. The payment of any dividends will be within the discretion of the Company's Board of Directors. It is the current intention of the Board of Directors to retain all earnings, if any, for use in the Company's business operations and, accordingly, the Board does not anticipate paying any cash dividends in the foreseeable future.

TRANSFER AND WARRANT AGENT

      The transfer agent for the Common Stock and the warrant agent for the Purchase Warrants is American Stock Transfer & Trust Company, New York, New York.


                              PLAN OF DISTRIBUTION

      The Company shall issue the Offered Shares upon the exercise of the Warrants by the holders thereof. Warrants may be exercised by surrendering the certificate evidencing such Warrant , with the form of election to purchase on the reverse side of such certificate properly completed and executed, together with payment of the exercise price and any transfer tax, to the Warrant Agent, or in the case of the Common Stock Underwriter Warrants and the Warrant Underwriter Warrants, to the Company. If less than all of the Warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants. Payment of the exercise price may be made by cash, bank draft or official bank or certified check equal to the exercise price. The Company will be prevented, however, from issuing Common Stock upon exercise of the Warrants in certain circumstances. See "Risk Factors - Continuing Registration Required to Exercise Warrants."


                                LEGAL PROCEEDINGS

      The Company is not a party to, nor is it aware of, any pending litigation to which it is a party or of which its property is subject.


                                 LEGAL MATTERS

      The validity of the securities offered hereby will be passed upon for the Company by Berman Wolfe & Rennert, P.A. Miami, Florida. Gammon & Grange, P.C. McLean, Virginia, has acted as counsel to the Company on matters relating to the Company's use of religious criteria in employment practices. A member of the law firm of Gammon & Grange, P.C. is the owner of 12,000 shares of the Company's Common Stock.

                                     EXPERTS

      The consolidated financial statements of the Company at December 31, 1997 and 1996, appearing in this Prospectus and Registration Statement have been audited by Hoffman, Morrison & Fitzgerald, P.C., independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

      With respect to the unaudited interim financial information included in the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998 included herein, Hoffman, Morrison & Fitzgerald, P.C., has applied limited procedures in accordance with professional standards for a review of such information. However, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied.

                           DIDAX INC. AND SUBSIDIARY
                         (Development Stage Companies)

                       CONSOLIDATED FINANCIAL STATEMENTS

                     FROM MAY 12, 1993 (DATE OF INCEPTION)
                               TO MARCH 31, 1998

                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997

                            AND FOR THE THREE MONTHS
                         ENDED MARCH 31, 1997 AND 1998
                                  (Unaudited)

                                      WITH

                          INDEPENDENT AUDITORS' REPORT




                                C O N T E N T S



                                                                      Page
                                                                      ----
INDEPENDENT AUDITORS' REPORT                                          F-2

CONSOLIDATED FINANCIAL STATEMENTS:

  Balance sheets at December 31, 1996 and 1997 and                    F-3
    March 31, 1998 (unaudited)

  Statements of operations for the years ended December 31,
    1996 and 1997, the three months ended March 31, 1997
    and 1998 (unaudited) and cumulative from Inception
    (May 12, 1993) to March 31, 1998 (unaudited)                      F-4

  Statements of stockholders' equity (deficit)
    from Inception (May 12, 1993) to December 31, 1997
    and for the three months ended March 31, 1998 (unaudited)         F-5

  Statements of cash flows for the years ended December 31, 1996 and 1997, the three months ended March 31, 1997 and 1998
    (unaudited) and cumulative from Inception (May 12, 1993) to
    March 31, 1998 (unaudited)                                        F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                           F-7-18

                          INDEPENDENT AUDITORS' REPORT



TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
  DIDAX INC. AND SUBSIDIARY
    Chantilly, Virginia


We have audited the accompanying consolidated balance sheets of DIDAX INC. AND SUBSIDIARY (the"Company") (development stage companies) as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended and for the period May 12, 1993 (date of inception) to December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of DIDAX INC. AND SUBSIDIARY as of December 31, 1996 and 1997, and the consolidated results of operations and their consolidated cash flows for the years then ended and for the period May 12, 1993 (date of inception) to December 31, 1997, in conformity with generally accepted accounting principles.

As discussed in Note A to the financial statements, DIDAX INC. purchased all of the outstanding shares of gofishnet.com for 130,292 shares of DIDAX INC.'s common stock. DIDAX INC. accounted for the merger as a pooling-of-interests based on the provisions set forth in Accounting Principles Board Opinion No. 16, "Business Combinations." The accompanying financial statements presented have been restated to reflect the change in reporting entity.

HOFFMAN, MORRISON & FITZGERALD, P.C.

McLean, Virginia
June 19, 1998

DIDAX INC. AND SUBSIDIARY
(DEVELOPMENT STAGE COMPANIES)
CONSOLIDATED BALANCE SHEETS


                                                                         December 31,          December 31,        March 31,
                                                                            1996                  1997              1998
                                                                       ----------------     -----------------    ----------------
ASSETS                                                                                                            (Unaudited)
CURRENT ASSETS:
  Cash and cash equivalents                                           $         51,126     $       5,443,781    $      4,802,845
  Accounts receivable including unbilled of $24,978 and
  $38,573 at December 31, 1997 and March 31, 1998, respectively                 46,450                92,526              71,577
  Prepaid expenses                                                              10,800                16,865              10,492
  Deferred costs, net                                                           29,367                 1,045               2,250
                                                                       ----------------     -----------------    ----------------
      Total current assets                                                     137,743             5,554,217           4,887,164

PROPERTY AND EQUIPMENT, net                                                    178,253               139,766             224,524

OTHER ASSETS:
  Notes receivable from officers                                                10,000                93,000              93,000
  Deposits                                                                       9,803                   250                   -
  Deferred costs, net                                                            7,249                     -                   -
                                                                       ----------------     -----------------    ----------------
      Total other assets                                                        27,052                93,250              93,000
                                                                       ----------------     -----------------    ----------------

                                                                      $        343,048     $       5,787,233    $      5,204,688
                                                                       ================     =================    ================


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Short-term debt, officer and director, net of
    discount of $69,797                                               $        553,203     $               -    $              -
  Advances due to officer and director                                         212,000                     -                   -
  Notes Payable                                                                      -                82,230              82,230
  Accounts payable                                                             252,541                47,313             184,533
  Accrued liabilities                                                          184,514               156,508             190,151
  Deferred revenue                                                               4,125                16,018               6,460
                                                                       ----------------     -----------------    ----------------
      Total current liabilities                                              1,206,383               302,069             463,374

OTHER LIABILITIES:
  Accounts payable                                                               6,356                25,551              33,421

COMMITMENTS AND CONTINGENCIES                                                        -                     -                   -

COMMON STOCK SUBJECT TO POSSIBLE RECISSION
  $.01 par value, 607,434, 574,434 and 21,250 shares issued
  and outstanding at December 31, 1996 and 1997, and March 31,               1,788,399             1,733,399              85,000
  1998, respectively

STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock, $.01 par value, 20,000,000 shares authorized
    674,998, 3,098,447 and 3,651,630 shares issued and
    outstanding at December 31, 1996 and 1997, and March 31,
    1998, respectively                                                           6,750                30,984              36,516
  Common stock warrants                                                        111,187               666,722             666,722
  Additional paid-in capital                                                   889,876            10,965,660          12,608,527
  Deficit accumulated during development stage                              (3,665,903)           (7,937,152)         (8,688,872)
                                                                       ----------------     -----------------    ----------------
      Total stockholders' equity (deficit)                                  (2,658,090)            3,726,214           4,622,893
                                                                       ----------------     -----------------    ----------------

                                                                      $        343,048     $       5,787,233    $      5,204,688
                                                                       ================     =================    ================




The accompanying notes are an integral part of these consolidated
financial statements.                                                        F-3

DIDAX INC. AND SUBSIDIARY
(DEVELOPMENT STAGE COMPANIES)
CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                                                   Cumulative
                                                           For the Year                For the Three Months      from Inception
                                                         Ended December 31,              Ended March 31,         (May 12, 1993)
                                                  ------------------------------   ----------------------------     to March
                                                       1996            1997           1997            1998          31, 1998
                                                  --------------   -------------   -----------   --------------   -------------
                                                                                   (unaudited)    (unaudited)      (unaudited)
OPERATING REVENUES:
  Consulting services                            $       90,571   $     305,140   $    67,837   $       45,881   $     446,994
  Internet access                                        81,371          33,942        23,438            2,072         111,983
  Retail sales                                            9,055          66,410         3,342           26,120         101,584
  Advertising sales                                           -          16,876             -           15,730          32,606
                                                  --------------   -------------   -----------   --------------   -------------
    Total revenues                                      180,997         422,368        94,617           89,803         693,167

OPERATING EXPENSES:
  Cost of goods and services                            234,742         232,363        37,900           39,401         506,506
  Product development                                   564,047         452,640       116,515           78,900       1,429,050
  CCN operations                                        250,726         506,979       116,743          157,622         915,327
  Sales and marketing                                   905,509         837,171        92,528          249,626       2,322,605
  General and administrative                            793,988         877,718       192,092          372,354       2,419,975
                                                  --------------   -------------   -----------   --------------   -------------
    Total operating expenses                          2,749,012       2,906,871       555,778          897,903       7,593,463
                                                  --------------   -------------   -----------   --------------   -------------

LOSS FROM OPERATIONS                                 (2,568,015)     (2,484,503)     (461,161)        (808,100)     (6,900,296)

OTHER INCOME (EXPENSE):
  Interest income                                        11,412          90,145         9,289           58,132         164,042
  Gain on exchange of assets                              3,091               -             -                -           3,091
  Miscellaneous income                                      749             650           113                -           1,399
  Interest expense                                      (77,815)     (1,877,541)      (44,708)          (1,752)     (1,957,108)
                                                  --------------   -------------   -----------   --------------   -------------
    Total other income (expenses)                       (62,563)     (1,786,746)      (35,306)          56,380      (1,788,576)
                                                  --------------   -------------   -----------   --------------   -------------

NET LOSS                                         $   (2,630,578)  $  (4,271,249)  $  (496,467)  $     (751,720)  $  (8,688,872)
                                                  ==============   =============   ===========   ==============   =============

Net loss per common share (basic)                $        (3.95)  $       (3.31)  $     (0.74)  $        (0.24)
                                                  ==============   ==============  ===========   ==============

Weighted average number of common
  shares outstanding                                    666,808       1,289,460       674,997        3,172,204
                                                  ==============   ==============  ===========   ==============

Net loss per common share (diluted)              $        (3.95)  $       (3.31)  $     (0.74)  $        (0.24)
                                                  ==============   ==============  ===========   ==============

Weighted average number of common shares and
  common share equivalents outstanding                  666,808       1,289,460       674,997        3,172,204
                                                  ==============   ==============  ===========   ==============





The accompanying notes are an integral part of these consolidated
financial statements.                                                        F-4

DIDAX INC. AND SUBSIDIARY
(DEVELOPMENT STAGE COMPANIES)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)





                                                                                                          Deficit
                                                           Common Stock                                 accumulated
                                                      ------------------------ Additional    Common       during         Total
                                                      (rounded to whole share)  Paid-in      Stock      development     Equity
                                                           Shares      Amount    Capital    Warrants       stage       (Deficit)
                                                         ----------   -------- ------------ ---------  -------------  -------------
Issuance of common stock to founders
 on May 12, 1993                                           180,000    $ 1,800  $         -             $          -   $      1,800
Issuance of common stock to founders in May 1993 in
 consideration of costs paid on behalf of DIDAX, INC.       17,000        170       22,520                        -         22,690
Issuance of common stock throughout 1993                    81,000        810      134,190                        -        135,000
Net loss                                                         -          -            -                 (104,002)      (104,002)
                                                         ----------   -------- ------------            -------------  -------------
BALANCE, DECEMBER 31, 1993                                 278,000      2,780      156,710                 (104,002)        55,488

Issuance of common stock to founders in December
 1994 in consideration of costs paid on behalf              13,200        132       21,826                        -         21,958
 of DIDAX, INC.
Issuance of common stock throughout 1994                    41,993        420       69,579                        -         69,999
Net loss                                                         -          -            -          -      (224,759)      (224,759)
                                                         ----------   -------- ------------ ---------  -------------  -------------
BALANCE, DECEMBER 31, 1994                                 333,193      3,332      248,115          -      (328,761)       (77,314)

Issuance of common stock throughout 1995                   213,500      2,135      424,865                        -        427,000
Net loss                                                         -          -            -         -       (706,564)      (706,564)
                                                         ----------   -------- ------------ ---------  -------------  -------------
BALANCE, DECEMBER 31, 1995                                 546,693      5,467      672,980         -     (1,035,325)      (356,878)

Issuance of common stock throughout 1996,
 net of offering costs of $19,591                          128,305      1,283      216,896         -              -        218,179
Issuance of common stock warrants                                                            111,187                       111,187
Net loss                                                         -          -            -         -     (2,630,578)    (2,630,578)
                                                         ----------   -------- ------------ ---------  -------------  -------------
BALANCE, DECEMBER 31, 1996                                 674,998      6,750      889,876   111,187     (3,665,903)    (2,658,090)

Issuance of common stock throughout 1997,
 net of offering costs of $1,899,805                     2,423,449     24,234   10,075,784         -              -     10,100,018
Issuance of common stock warrants                                                            555,535                       555,535
Net loss                                                         -          -            -         -     (4,271,249)    (4,271,249)
                                                         ----------   -------- ------------ ---------  -------------  -------------
BALANCE, DECEMBER 31, 1997                               3,098,447     30,984   10,965,660   666,722     (7,937,152)     3,726,214

Issuance of common stock through March 31, 1998
 net of offering costs of $2,125                           553,183      5,532    1,642,867         -              -      1,648,399
Net loss                                                         -          -            -         -       (751,720)      (751,720)
                                                         ----------   -------- ------------ ---------  -------------  -------------

BALANCE, MARCH 31, 1998                                  3,651,630    $36,516  $12,608,527   666,722   $ (8,688,872)  $  4,622,893
                                                         ==========   ======== ============ =========  =============  =============


The accompanying notes are an integral part of these consolidated
financial statements.                                                     F-5

DIDAX INC. AND SUBSIDIARY
(DEVELOPMENT STAGE COMPANIES)
CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                                                                       Cumulative
                                                                For the Year              For the Three Months       from Inception
                                                              Ended December 31,             Ended March 31,         (May 12, 1993)
                                                        -----------------------------  ------------------------         to March
                                                             1996           1997           1997           1998          31, 1998
                                                        -------------  --------------  ------------  -----------     -------------
                                                                                        (unaudited)   (unaudited)     (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                              $ (2,630,578)  $  (4,271,249)  $  (496,467)  $ (751,720)     $ (8,688,872)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
    Depreciation and amortization                             79,098         223,067        29,809       24,917           333,728
    Amortization of debt discount charged
      to interest expense                                     41,390          86,270        27,797            -           127,660
    Common stock issued in lieu of cash for
      professional services                                  125,000          11,062             -            -           161,062
    Common stock donated                                           -         200,000             -            -           200,000
    Common stock issued in lieu of cash for
      interest on repayment of long term debt                      -       1,733,750             -            -         1,733,750
    Changes in assets and liabilities affecting
      operations:
      Accounts receivable                                    (46,450)        (46,076)      (42,920)      20,649           (71,577)
      Notes receivable from officer                           33,560         (83,000)            -            -           (93,000)
      Prepaid expenses                                       (11,050)          3,489        10,800        6,623           (10,492)
      Accounts payable                                       254,003        (186,033)     (182,915)     145,389           217,954
      Accrued liabilities                                    101,716         (28,008)       38,988       34,135           190,151
      Deferred revenue                                         4,125          11,894        (1,526)      (9,558)            6,460
                                                        -------------  --------------  ------------  -----------     -------------
        Net cash used in operating activities:            (2,049,186)     (2,344,834)     (616,434)    (529,565)       (5,893,176)
                                                        -------------  --------------  ------------  -----------     -------------

CASH FLOWS FOR INVESTING ACTIVITIES:
  Purchases of property and equipment                       (193,616)        (42,108)       (3,140)    (108,041)         (410,305)
                                                        -------------  --------------  ------------  -----------     -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from short-term debt                                -       1,564,241     1,564,241            -         1,564,241
  Proceeds from notes payable                                      -          82,230        37,230            -            82,230
  Proceeds from short-term debt, officer and director        623,000         250,000             -            -           873,000
  Proceeds from advances due to officer and director         212,000               0             -            -           242,000
  Repayment of short-term debt                                     -      (1,700,000)            -            -        (1,700,000)
  Repayment of advances due to officer and director          (30,000)       (212,000)     (212,000)           -          (242,000)
  Repayment of short-term debt, officer and director               -        (873,000)            -            -          (873,000)
  Net proceeds from issuance of common stock
    and warrants                                           1,281,578       8,639,258             -       (2,125)       11,172,159
  Deferred costs                                             (39,967)         28,868        (4,677)      (1,205)          (12,304)
                                                        -------------  --------------  ------------  -----------     -------------
    Net cash provided by financing activities              2,046,611       7,779,597     1,384,794       (3,330)       11,106,326
                                                        -------------  --------------  ------------  -----------     -------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                     (196,191)      5,392,655       765,220     (640,936)        4,802,845


CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                                        247,317          51,126        51,126    5,443,781                 -
                                                        -------------  --------------  ------------  -----------     -------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                $     51,126   $   5,443,781   $   816,346   $4,802,845      $  4,802,845
                                                        =============  ==============  ============  ===========     =============

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS
  INFORMATION:
  Interest paid                                         $      4,884   $      80,312   $     2,238   $    1,756      $     86,348
                                                        =============  ==============  ============  ===========     =============


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

       Common Stock totaling $2,000 was issued in 1995 in settlement of a loan from an officer.


The accompanying notes are an integral part of these consolidated
financial statements.                                                        F-6

                            DIDAX INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND FOR THE
            THREE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)



A.       ORGANIZATION

         Prior to April 11, 1997, the accompanying financial statements include the accounts of Didax On-Line, L.C. ("DIDAX ON-LINE"), a Virginia limited liability company incorporated in Virginia on January 12, 1995, and Didax, Inc. an S-Corporation ("DIDAX, Inc.") incorporated on May 12, 1993 in Virginia. The assets and liabilities of DIDAX ON-LINE were previously held by DIDAX, Inc. The net assets of DIDAX, Inc. were contributed to DIDAX ON-LINE in exchange for 366,193 membership units in DIDAX ON-LINE on January 12, 1995. The members of DIDAX ON-LINE and the stockholders of DIDAX, Inc. voted to merge into DIDAX INC., a Delaware corporation ("DIDAX") which was effective on April 11, 1997. All references to number of shares, per share amounts, stock option data, and market prices of Common Stock for the year ended December 31, 1996, were restated to reflect the merger. Under the terms of this merger, DIDAX , among other things, issued a total of 1,160,376 shares of its Common Stock, representing 100% of its outstanding Common Stock subsequent to the Merger. DIDAX's business includes the development of computer communications and information services specifically designed to meet the needs of Christian users of the Internet and World Wide Web.

         The Company's initial public offering (IPO) of securities listed on the Nasdaq Small Cap Market went effective on September 24, 1997. The IPO closed on October 3, 1997 with gross proceeds of $10,539,063, comprised of $10,000,000 from the issuance of 2,000,000 shares of common stock, $468,750 from the issuance of 2,500,000 purchase warrants, and $70,313 for the over-allotment of an additional 375,000 purchase warrants. Proceeds, net of underwriter commission and offering costs, amounted to approximately $8,639,000. The proceeds from this offering were used to repay approximately $2,645,000 in outstanding debt. The remaining funds have been invested in an interest bearing money market account and will be used for continued product development and marketing, working capital, and to facilitate the expansion of the Company's business. See also Note J.

         On February 18, 1998, DIDAX purchased all of the outstanding shares of gofishnet.com, inc. for 130,292 shares of the Company's common stock. gofishnet.com, inc. ("gofishnet"), an Internet retailer of Christian music and videos, operates as a wholly owned subsidiary of DIDAX. DIDAX accounted for the merger as a pooling-of-interests based on the guidelines described in Accounting Principles Board Opinion No. 16, "Business Combinations". Accordingly, the financial statements presented for the years ended December 31, 1996 and 1997, and the three months ended March 31, 1997 and 1998, respectively are presented on a consolidated basis. For the years ended December 31, 1996 and 1997, and the three months ended March 31, 1997 and March 31, 1998, gofishnet earned revenues of $221, $77,412, $1,881, and $26,756 respectively, and incurred a net loss of $165,674, $146,539, $25,889 and $43,310 respectively.

         The Company intends to increase expenditures in connection with marketing and product development activities. The Company anticipates that losses will continue until such time as the Company is able to build an effective marketing and sales organization, and achieve further market acceptance of its products and services.

B.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of presentation - The accompanying consolidated financial statements include the accounts of DIDAX ON-LINE, L.C. and DIDAX, INC., for year ended 1996 and for the three months ended March 31, 1997, all of which are under common control. For year ended 1996 and for the three months ended March 31, 1997, the acquisition of gofishnet.com,inc. is also included. The year ended 1997 and the three month period ended March 31, 1998, reflects DIDAX INC. pursuant to the merger of DIDAX ON-LINE L.C. and DIDAX, Inc. effective April 11, 1997, and the acquisition of gofishnet.com,inc., effective February 23, 1998. Intercompany transactions and balances have been eliminated in

                            DIDAX INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND FOR THE
            THREE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)



B.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         combination all periods. Certain items in the accompanying 1996 and 1997 financial statements have been reclassified to conform with the 1998 presentation.

         Basis of accounting - The Company's principal activities to date have been planning and organization, initiating product development projects, conducting market research and securing adequate financing for the development of its products and marketing to potential customers. Accordingly, the Company's financial statements are presented as those of a development stage enterprise, as prescribed by Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises."

         Use of estimates - Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

         Cash equivalents - Cash and cash equivalents include cash and investments with maturities of three months or less.

         Depreciation and amortization - Property and equipment are stated at cost. Depreciation is determined using the straight-line method over estimated useful lives ranging from three to seven years. Leasehold improvements are amortized over the life of the related lease. Consistent with Financial Accounting Standards Board ("FASB") Interpretation No. 6, "Applicability of FASB Statement No. 2 to Computer Software" and SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed", along with FASB Statement of Concepts 6, purchased software with alternative uses of future benefit to the Company, directly associated with revenue producing activities has been capitalized when the software is acquired and accounted for in accordance with its use.

         Revenue recognition - Revenue is principally derived from customer contracts for various Internet services, including consulting and web site development and is recognized as earned on a percentage of completion method in accordance with the provisions of the individual customer contracts. Advertising revenue is recognized over the period that an ad is run on the Christian Community Network(TM) at contracted rates. Retail revenue is based on the sales price of products offered before application of sales tax, if applicable. The Company also offered semi-annual subscriptions to its customers for Internet access. Advance payments for these services were deferred and recognized ratably over the period that such access was provided.

         Net loss per common share - During 1997, the Company adopted SFAS No. 128, "Earnings Per Share," which replaces the presentation of primary and fully diluted earnings per share ("EPS") with basic and diluted EPS, respectively. SFAS No. 128 requires the presentation of basic EPS and, for companies with complex capital structures, diluted EPS. SFAS No. 128 is effective for periods ending after December 15, 1997. As the Company has common stock and common stock equivalents outstanding, basic and diluted EPS are presented. Basic EPS excludes dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS is computed by dividing net income (loss) available to common stockholders, adjusted by any convertible preferred dividends; the after-tax amount of interest recognized in the period associated with any convertible debt; and any other changes in income or loss that would result from the assumed conversion of those potential common shares, by the weighted number of common shares and common share equivalents (unless their effect is anti-dilutive) outstanding. All prior period EPS data have been restated.

                            DIDAX INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND FOR THE
            THREE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)



B.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Capital Structure - The FASB recently issued SFAS No. 129, "Disclosure of Information about Capital Structure," which requires a summary presentation of the pertinent rights and privileges of the various securities outstanding. SFAS No. 129 is effective for financial statements for periods ending after December 15, 1997. The Company's outstanding stock is completely comprised of voting common stock. There are no other rights or privileges to disclose. In addition, entities are required to disclose the number of shares issued upon conversion, exercise, or satisfaction of required conditions during the periods presented. The Company issued 340,000 shares of common stock upon the liquidation of $1,700,000 of short-term debt, 40,000 shares of common stock issued as a donation to Promise Keepers, Inc. and 2,212 shares of common stock for services rendered. See Notes E and G. In addition, in 1997, the Company granted 385,570 of options to purchase common stock to employees, directors and consultants, and 22,260 of warrants to purchase common stock to an officer and director, all in accordance with the Company's 1997 Stock Option Plan. See Note K.

         Comprehensive Income - Effective for financial statements for periods ending after December 15, 1997, the FASB recently issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting comprehensive income and its components. Comprehensive income is defined as the change in equity during a period from transactions and other events from nonowner sources. Entities that do not have items of other comprehensive income in any period presented are not required to report comprehensive income, accordingly the Company has not made any such disclosure in the statements presented herein.

         Segment Information - Effective for financial statements for periods beginning after December 15, 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." This pronouncement requires public enterprises to report certain information about operating segments, including products and services, geographic areas of operation, and major customers. The Company does not plan to adopt the pronouncement in 1997 as it does not have a significant impact, if any, on results of operations or financial position.

         Stock-based compensation - In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation", which encourages companies to recognize expense for stock-based awards based on their estimated value on the date of grant. SFAS No. 123 is effective beginning with the year ending December 31, 1996. SFAS No. 123 permits companies to account for stock based compensation based on provisions prescribed in SFAS No. 123, or based on the authoritative guidance in Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." The Company has elected to continue to account for its stock based compensation in accordance with APB 25 which uses the intrinsic value method, however, as required by SFAS No. 123, the Company has disclosed the pro forma impact on the financial statements assuming the measurement provisions of SFAS No. 123 had been adopted. See Note K. The Company does account for all other issuances of equity instruments in accordance with SFAS No. 123.

         Deferred Costs - Deferred costs at December 31, 1996 consisted of legal, accounting and other expenses associated with (1) the August 16, 1996 private placement of 9.75% junior subordinated notes, which are being amortized using the straight-line method over the term of the notes, see Note D; (2) the December 3, 1996 private placement of units of junior convertible subordinated notes which were being amortized using the straight-line method over the term of the notes, see Note D; and (3) specific incremental costs directly attributable to the Company's IPO, which were charged against the gross proceeds of the offering, see Note A. In the event the offering is not completed, the costs will be charged to expense at that time. During the three months ended March 31, 1997, the Company incurred $120,968 and $11,926 of additional legal, accounting and underwriting costs in connection with the December 3, 1996 private placement mentioned above and the IPO, respectively.

         Deferred costs at December 31, 1997 consisted of commission costs attributable to advertising revenues deferred as of that date. These costs will be charged to the cost of sales when the revenues are earned and recognized as income.

                            DIDAX INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND FOR THE
            THREE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)



B.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         The Underwriter's commission and offering costs associated with the IPO were captured in deferred charges during 1997. Once the IPO closed, these costs were netted against the proceeds. The legal, accounting, and other expenses associated with the December 3, 1996 private placement of units of junior convertible subordinated notes were also captured in deferred charges in 1997. These costs were charged to expense when the debt was repaid with the IPO proceeds. See Note A.

         Income Taxes - Prior to April 11, 1997, DIDAX, Inc. was a qualified S-Corporation under Section 1361 of the Internal Revenue Code and Didax On-Line, L.C. was a Limited Liability Company, taxable as a partnership. As such, these entities were not subject to Federal and State income taxes, rather items of income, deduction, expense and credits pass through pro-rata directly either to the stockholders or the members to be reported on their individual income tax returns. Effective April 11, 1997, DIDAX, a C-corporation, accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The principal items relate primarily to differences between the net operating loss carryforwards, deferred interest, marketing expenses and accumulated depreciation. Prior to February 23, 1998, gofishnet was also a qualified S-Corporation under Section 1361 of the Internal Revenue Code. Thus gofishnet was not subject to Federal and State income taxes, rather items of income, deduction, expense and credits pass through pro-rata directly to the stockholders to be reported on their individual income tax returns. Effective February 23, 1998, gofishnet became a C-Corporation and began accounting for income taxes based on SFAS No. 109.

         Fair value of financial instruments - The carrying value of cash and cash equivalents, accounts receivable and notes payable approximate fair value because of the relatively short maturity of these instruments.

         Interim financial information - The financial statements of the Company as of March 31, 1997 and 1998 are unaudited and include, in the opinion of management, all adjustments consisting of only normal recurring adjustments, which the Company considers necessary to present fairly the financial position, results of operations and cash flows of the Company for those interim periods. The operating results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the full year 1998.

         Product Development Costs - SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Costs incurred by the Company between the completion of technological feasibility and the point at which the product is ready for general release have been insignificant and all product development costs have been expensed to date.

                            DIDAX INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND FOR THE
            THREE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)



C.       PROPERTY AND EQUIPMENT

         Property and equipment, at cost, consisted of the following:

                                                                                               March 31,
                                                               1996             1997             1998
                                                            --------         ---------        (Unaudited)
                                                                                              -----------
           Computer equipment                              $ 229,232         $ 249,409         $  302,922
           Furniture and equipment                            28,007            28,007             29,041
           Leasehold improvements                              2,300             2,300              2,300
           Office equipment                                      ---             8,300             28,464
           Software assets                                       ---              ---              33,329
           Organization costs                                  1,750             1,750              1,750
                                                             -------         ---------           --------
                                                             261,289           289,766            397,806

                Less: accumulated depreciation
                      and amortization                       (83,036)         (150,000)          (173,282)
                                                             -------          --------           --------
                                                           $ 178,253         $ 139,766         $  224,524
                                                           =========         =========         ==========

D.     SHORT-TERM DEBT, OFFICER AND DIRECTOR

         A director and an officer of the Company purchased junior subordinated notes in conjunction with the Company's private placement offering dated August 16, 1996 in the aggregate face value amount of $623,000. As part of the purchase of these junior subordinated debt securities, the purchasers earned warrants for the right to purchase shares of the Company's Common Stock at $4.00 per share, exercisable at the time of the IPO.

         The portion of the proceeds of the above debt securities allocated to these warrants is $127,659 and is included in stockholders' equity in the accompanying financial statements. The Company recognized interest expense of $86,269 and $41,390 for the years ended December 31, 1997 and 1996, respectively, related to this discount. The Company retired the $623,000 of junior subordinated notes when the IPO closed on October 3, 1997, including interest accrued of $72,149, for a total of $695,149. Additionally, the Company issued 172,638 warrants to purchase stock at a price of $4.00. In accordance with the underwriting agreement underlying the initial public offering of the Company's securities, the common stock issued from exercise of these warrants is locked-up until March 24, 1999.

         In August and September of 1997, an officer and three directors advanced $250,000 to the Company at an interest rate of 11.5% to cover operating costs during that period. During the year ended December 31, 1997, the Company recognized related interest expense of $2,961. These advances and the accrued interest were repaid from the IPO proceeds on October 3, 1997.

E.       NOTES PAYABLE

         On January 9, 1997, the Company closed on the minimum portion of a private placement offering dated December 3, 1996, placed by the underwriter of the Company's IPO, for units consisting of junior convertible subordinated notes with total gross proceeds to the Company from this offering of $750,000. The maximum portion of the offering for an additional $750,000 was oversubscribed and the Company closed this offering on February 21, 1997, with $950,000 in additional gross proceeds. In accordance with this offering, 340,000 unregistered shares were issued at no additional cost to the note holders at the time of the IPO by dividing the principal of each holder's note by the IPO price of $5 per share. The issuance of these shares was recognized as $1,700,000 of interest expense, or the fair value of the shares issued, representing an effective rate of

                            DIDAX INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND FOR THE
            THREE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)



E.       NOTES PAYABLE (CONTINUED)

         interest of approximately 150%. Additionally, the note holders were repaid the principal of $1,700,000 on the closing of the IPO. The Company incurred total offering costs of $135,759 relating to this debt placement. These costs were captured as deferred costs until the offering closed, at which point they were amortized using the straight line method over the life of the notes. Once the notes were repaid, the remaining balance in deferred costs was charged to expense. See Note B.

         In the first quarter of 1997, gofishnet borrowed $37,230 at an interest rate of 7% from a former majority shareholder of gofishnet. gofishnet borrowed an additional $45,000 at an interest rate of 10% from the same party during the third and fourth quarters of 1997. gofishnet recognized $37,060, $1,752 and $382 interest expense for the year ended December 31, 1997 and the three months ended March 31, 1998 and 1997, respectively in connection with these notes. The $37,060 of interest expense includes $33,750 for the equivalent of 8,237 shares of the Company's stock issued to the note holder in lieu of interest. Both notes were due and repaid in full on April 1, 1998.

F.       INCOME TAXES

         The benefit for income tax for the year ended December 31, 1997 is as follows:

              Current                                                  $         -
              Deferred tax expense                                               -
                                                                            -----------
              Balance at year end                                      $         -
                                                                            ===========


         A reconciliation of income tax at the statutory rate to the Company's effective rate is as follows:


              Computed at the expected statutory rate                  $    (1,402,000)
              State income tax - net of Federal tax benefit                   (164,000)
              Decrease related to income not taxed due to
                    merger accounted for as a pooling of
                    Interests (see Note A)                                     273,200
              Less valuation allowance                                       1,292,800
                                                                            ----------
              Balance at year end                                      $           -
                                                                            ==========


         Deferred tax assets and liabilities at December 31, 1997 were as follows:

           Deferred tax assets:
                Net operating loss carryforward                        $      (591,000)
                     Interest expense                                         (646,000)
                Consulting fees                                                 (4,200)
                Depreciation                                                   (51,600)
                                                                               -------
                Gross deferred tax assets                                   (1,292,800)

           Deferred tax liability                                                  -

                      Valuation allowance                                    1,292,800
                                                                             ---------
           Net deferred tax assets                                      $         -
                                                                             =========

         The Company has net operating loss carryforwards totaling approximately $1,556,000 for federal and state income tax purposes expiring in 2012.

                            DIDAX INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND FOR THE
            THREE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

G.       SERVICES PROVIDED WITHOUT CHARGE AND DONATIONS

         As part of an effort to obtain a large and reputable Christian organization as a key customer, the Company provided $35,000 and $241,000 worth of products and services to this organization, at no charge, for the years ending December 31, 1997 and 1996, respectively. This work was performed to demonstrate the Company's capabilities and to develop a growing relationship. Another incentive to attract this customer was to commit 50,000 shares of the Company to them as a donation. In 1997, the Company recognized $200,000 of marketing expense for the donation of 40,000 of these shares, equivalent to the fair value of the shares at the time of the donation. No services were provided without charge in the three month period ending March 31, 1998. See Note I.

H.       RELATED PARTY TRANSACTIONS

         At December 31, 1997 and 1996, the Company had notes receivable due from officers of the Company totaling $93,000 and $10,000 respectively. The Company is collecting interest on these notes through payroll deductions at the minimum federal statutory rate at the time of issuance of 5.7%. The notes are due to be repaid on October 31, 1999.

         An officer and a director advanced $212,000 to the Company to cover operating costs for certain periods during 1996. These advances bore interest of 9.75% and were repaid from the proceeds from the private placement offering which closed in February 1997. See Note A. Included in accrued liabilities at December 31, 1996, is $1,569 in interest due to the officer and director.

         In 1996, the Company borrowed $623,000 from an officer and a director. This was repaid with the proceeds from the Company's IPO. See Note D.

         On January 9, 1997, the Company borrowed $300,000 from a director of the Company as part of the December 3, 1996 private placement offering of the junior convertible subordinated notes. This was repaid with the proceeds from the Company's IPO. See Note E.

         In the first quarter of 1997, gofishnet borrowed $37,230 at an interest rate of 7% from a former majority shareholder. Gofishnet borrowed an additional $45,000 at an interest rate of 10% from the same individual during the third and fourth quarters of 1997. Both notes were due and repaid in full on April 1, 1998.

         In August and September of 1997, an officer and three directors advanced $250,000 to the Company. This was repaid with the proceeds from the Company's IPO. See Note E.

         To enhance process and achieve product efficiencies, the Company hired Corporate Resource Development, Inc. ("CRD") in February 1998, for consulting services for the period March 1, 1998 through May 31, 1998. Max Carey, a member of DIDAX's board of directors, is CRD's Chairman and CEO.

         Gofishnet rents office space and equipment from a company whose principals are also former principals of gofishnet and current shareholders of DIDAX. The Company believes that the cost incurred for the use of this office space and equipment is at fair market value.

I.       COMMITMENTS AND CONTINGENCIES

         OPERATING LEASE OBLIGATIONS

         The Company leases office space and certain equipment under non-cancelable operating leases. The office lease provides for a three-year term, an annual increase in base rent of 3%, and additional rent representing the Company's pro-rata share of operating expenses as defined in the lease agreement. The office lease expires on September 30, 1998. The Company is in negotiations to lease a facility near its current location with a 20% increase in floor space. The equipment leases provide for three-year lease terms.

                            DIDAX INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND FOR THE
            THREE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)



I.       COMMITMENTS AND CONTINGENCIES (CONTINUED)

         Minimum future lease payments under non-cancelable operating leases are as follows for each of the years ending December 31:


                    1998                                    $55,853
                    1999                                      3,062
                    2000                                        766
                                                            -------
                                                            $59,681
                                                            =======

         Rent expense for the years ended December 31, 1997 and 1996 and the three months ended March 31, 1998 was $66,944, $63,325 and $18,266 and is included in general and administrative expenses.

         SECURITIES

         In April of 1996, the Company became aware that certain prior private placements may be deemed not to have been properly exempted from registration under federal and/or state law. This may give rise to the opportunity for certain stockholders and members to exercise rescission rights, if any, related to their investment in the Company. The Company believes there may be valid legal defenses to any and/or all such rescission actions, if initiated. The potential of inadvertent exemption violations was communicated to the investors concerned in August of 1996.

         Furthermore, in late December of 1996, each stockholder and member who might have rescission rights was sent a written request to waive such rights (if any) to rescission and other remedies in connection with any past omissions or violations of federal or state securities laws or regulations, and also to agree not to pursue any litigation against the Company or its directors on the basis of such rights. Approximately 80% of the members responded with waivers, representing approximately 89% of the outstanding shares. The value of funds received of those that have not responded as of December 31, 1997 is approximately $388,000. It is the Company's expectation (but there can be no assurance) that only a minority of the investors concerned will elect to exercise their rescission rights, if indeed any in fact elect so to exercise. Any assertion of rescission rights will be evaluated at the time made, in light of all the facts and circumstances. In September 1997, the Commonwealth of Virginia ("the Commonwealth") ruled that solicitation of waivers in this case to Virginia shareholders was in violation of Virginia Securities Law. As a remedy, the Commonwealth required the Company to send written notice to each investor to the effect that their rights remain unimpaired. As of December 31, 1997, $1,733,399 is the total amount of common stock subject to rescission if all the waivers were deemed invalid as compared to $1,788,399 at December 31, 1996. This $55,000 reduction represents 33,000 shares which are now beyond the statute of limitations under Section 13 of the Securities Act of 1933 and Section 10b-5 of the Securities Exchange Act of 1934 along with the Securities Law of State jurisdictions, which the Company uses as a reasonable basis for establishing the potential exposure.

         In October 1997, the Company completed the requirements imposed by the Commonwealth with regard to the request for waivers of rescission rights related to prior private placements. Pursuant to this action, this matter is now considered closed by the Commonwealth and there are no further investigations pending.

         As of March 20, 1998, all but 21,250 shares of common stock subject to recission are beyond the statue of limitations under Section 13 of the Securities Act of 1933 and Section 10b-5 of the Securities Exchange Act of 1934 along with the Securities Law of State jurisdictions, which the Company uses as a reasonable basis for establishing the potential exposure. In December 1998, these remaining 21,250 shares of common stock subject to recission will be beyond the statute of limitations. Thus, common stock at par and paid in capital will increase at that time by $213 and $84,787, respectively.

         OTHER

         50,000 common shares were reserved for donation to the Company's first customer and ministry partner. 40,000 were donated to this customer and was reflected as marketing expense at a fair value of $200,000, equivalent to $5 per common share, in April 1997. The remaining 10,000 common shares will be donated upon completion of several customer tasks relevant to product promotion. See Note G.

                            DIDAX INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND FOR THE
            THREE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)



J.       CONCENTRATION OF CREDIT RISK

         Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash accounts in commercial banks located in Virginia. Cash balances are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000 per financial institution. At December 31, 1997 and 1996 and March 31, 1998, there were no uninsured cash balances.

         Cash equivalents are maintained in money market funds, top grade corporate debt obligations, U.S. treasury notes and other obligations of U.S. Government agencies, consistent with the Company's Investment Policy. These cash equivalents are not insured by the FDIC, but are collateralized by the underlying assets of the federal government or corporate entities issuing debt obligations. At December 31, 1997 and 1996, and March 31, 1998, cash equivalents totaled approximately $5,429,000, $200 and $4,755,000 respectively.

         During 1996 and 1997, and for the three months ending March 31, 1998, revenue was generated from major customers in amounts exceeding 10% of total revenue as follows:

[CAPTION]

                           December 31, 1996          December 31, 1997         March 31, 1998 (Unaudited)
                       -----------------------    -------------------------    ---------------------------
                       Accounts                   Accounts                     Accounts
                                    Receivable                    Receivable                   Receivable
                       Revenue     %  Balance     Revenue      %    Balance    Revenue       %   Balance
                       -----------------------    -------------------------    -------------------------
         Customer #1   $62,842   35%   $ 2,994     $   -      - %   $   -      $      -    - %   $    -
         Customer #2   $58,056   32%   $28,085     $148,623   44%   $31,074    $  19,654   22%   $ 10,919
         Customer #3   $   -     - %   $   -       $ 64,109   19%   $ 4,063    $  12,102   13%   $  9,027
         Customer #4   $   -     - %   $   -       $    -     - %   $   -      $  12,000   13%   $  8,000


         The Company's customers are located throughout the United States. In the normal course of business, the Company extends unsecured credit to its customers.

K.       STOCK OPTION PLAN

         Since the inception of the Company, various options have been granted by the Board of Directors to founders, directors, employees, consultants and ministry partners. In February 1997, the Incorporators authorized 268,400 additional shares of common stock to underlie additional options reserved for key employees and for future compensation to members of the Board of Directors. The Board of Directors also adopted and the Stockholders approved, the 1997 Stock Option Plan, which provides for the granting of either qualified or non-qualified options to purchase an aggregate of up to 2,057,937 shares of common stock, inclusive of the 268,400 shares mentioned above, and any and all options or warrants granted in prior years by the Company.

         All options are stated in common stock of DIDAX. The Board of Directors determines the option price (not less than fair market value) at the date of grant. The objectives of the stock plan are to advance the interests of DIDAX by providing an opportunity to its selected key employees, consultants, and minority partners, to purchase shares of DIDAX. By encouraging stock ownership, DIDAX seeks to attract, retain and motivate key employees, consultants, and ministry partners. The plan is administered by the Board of Directors.

         At December 31, 1997 and 1996, the Company had outstanding options to sell 1,164,456 and 950,931 shares of common stock, respectively, and 1,334,456 at March 31, 1998, to various officers and directors of the Company at exercise prices ranging from $1.50 to $5.00 per share. As of December 31, 1997 and March 31, 1998 options for 284,956 and 398,956 shares are vested, respectively. All but 25,000 options, scheduled to vest during the remaining part of 1998 and 20,000 options scheduled to vest in 1999 will only vest based on performance criteria. The options expire ten years from the date granted, except 185,000 options granted to directors in 1997, which expire five years from the date exercisable.

         At December 31, 1997 and 1996, the Company had outstanding options to sell 80,500 and 35,500 shares of common stock, respectively, and 113,575 at March 31, 1998, to various outside consultants and a marketing

                            DIDAX INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND FOR THE
            THREE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)



K.       STOCK OPTION PLAN (CONTINUED)

         partner at exercise prices ranging from $1.66 to $5.00 per share. As of December 31, 1997 and March 31, 1998, options for 50,500 and 56,965 were vested. 41,075 options expire five years from the date granted. All other options expire ten years from the date granted.

         At December 31, 1997 and 1996, the Company granted to employees options for 360,676 and 233,631 shares of common stock, respectively, and 340,676 at March 31, 1998, at exercise prices ranging from $2.00 to $5.00 per share. The grant prices of $2.00 to $5.00 were determined by the Board of Directors to represent fair value. As of December 31, 1997 and March 31, 1998, options for 240,704 and 248,524 shares are vested with the remainder scheduled to vest through 1999. The options expire through 2007.

         A summary of activity for the period ended March 31, 1998, is as follows:

                                                                    Options Outstanding
                                                                    -------------------
                                                                 Number of       Per Unit
                                                                  Shares      Exercise Price
                                                                 --------     --------------
              OUTSTANDING, JANUARY 1, 1995                         72,500      $1.50 - $1.66
                    Options granted                               246,203              $2.00
                    Options exercised                                   -                  -
                    Options expired                                     -                  -
                                                              -----------      -------------
              OUTSTANDING, DECEMBER 31, 1995                      318,703      $1.50 - $2.00
                    Options granted                               941,759      $3.00 - $5.00
                    Options exercised                                   -                  -
                    Options expired                                40,400      $2.00 - $5.00
                                                              -----------      -------------
              OUTSTANDING, DECEMBER 31, 1996                    1,220,062      $1.50 - $5.00
                    Options granted                               439,920      $3.89 - $5.00
                    Options exercised                                   -                  -
                    Options expired                                54,350      $2.00 - $5.00
                                                              -----------      -------------
              OUTSTANDING, DECEMBER 31, 1997                    1,605,632      $1.50 - $5.00
                    Options granted                               303,075      $2.00 - $3.00
                    Options exercised                                   -                  -
                    Options expired                               120,000      $2.00 - $4.00
                                                              -----------      -------------
              OUTSTANDING, MARCH 31, 1998                       1,788,707      $1.50 - $5.00
                                                                =========      =============


         The Company accounts for the fair value of its options granted to employees in accordance with APB 25. Accordingly, no compensation expense has been recognized for the options granted, since the options are granted, at the discretion of the Board of Directors, at an option price per share not less than fair market value, as determined by the Board of Directors, at the date of grant.

                            DIDAX INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND FOR THE
            THREE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)



K.       STOCK OPTION PLAN (CONTINUED)

         Had compensation expense been determined based on the fair value of the options at the grant dates consistent with the method of accounting under SFAS 123, the Company's net loss and net loss per share would have been increased to the proforma amounts indicated below:

                                                                                          For the  three
                                                                                           Months Ended
                                                                                             March 31,
                                                      1996              1997                   1998
                                                   ------------       ------------        -------------
                                                                                           (Unaudited)
       Net loss
              As reported                          $(2,630,578)       $(4,271,249)         $  (751,720)
       Proforma                                    $(2,880,739)       $(4,368,892)         $(1,241,577)
       Net loss per common share
           Basic
              As reported                               $(3.95)            $(3.31)              $(0.24)
              Proforma                                  $(4.32)            $(3.39)              $(0.39)
           Diluted
              As reported                               $(3.95)            $(3.31)              $(0.24)
              Proforma                                  $(4.32)            $(3.39)              $(0.39)

         The fair value of each option is estimated on the date of grant using a type of Black-Scholes option-pricing model with the following assumptions used for grants during the years ended December 31, 1997 and 1996: dividend yield of 0%, volatility of effectively 0%, risk-free interest rate based on the 10-year bond Treasury yield at the date of grant, and expected term of 10 years. SFAS No. 123 provides for the use of a 0% volatility assumption for grants made prior to becoming a public company. For grants made subsequent to the IPO, the Company used a volatility of 13.9% and an expected term of five years. All options granted to employees have been granted at an exercise price of $1.50 to $5.00 per share.

         During August 1996, the Company issued a private placement to secure $3,000,000 in junior subordinated debt coupled with 375,000 warrants to purchase membership units (shares) after July, 1998 at $4.00 per unit (share). This offering was closed with $623,000 in notes and with 61,209 and 172,638 warrants earned and granted as of December 31, 1996 and December 31, 1997, respectively. See Note D. Since the only participants in this offering were an officer and a director of the Company, the warrants earned pursuant to this offering have been adopted in the 1997 Stock Option Plan, as approved by the Board of Directors of DIDAX, and therefore are referred to as options by the Company. However, these securities are not included in the summary of activity table.

         In April 1998, the Board of Directors resolved to amend the 1997 Stock Option Plan. The substance of this change was to amend the actual administration of the plan by making all options subject to the approval of the Board of Directors, and in the case of a merger or a similar reorganization that the Company does not survive, to cause only non vested stock options to be subject to termination should the surviving entity not assume the obligation of all granted options.

L.       EMPLOYEE BENEFIT PLAN

         In January 1998, the Company adopted an Employee Benefit Plan, in the form of a 401K Plan, that covers all full time and permanent part time employees, the cost of which is substantially covered through additional after-tax payroll deductions of participants. Employees may elect to participate by contributing a percentage of their compensation. Participation is at 73% and the maximum percentage allowed is 15%. The Company is not required to contribute to the 401K Plan and has made no contributions since its inception.

                            DIDAX INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND FOR THE
            THREE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)



M.     NET LOSS PER COMMON SHARE

       As required by SAFS No. 128, the following is a reconciliation of the basic and diluted EPS calculations for the periods presented:


                                                                                                             For the Three
                                                                                                              Months Ended
                                                                                                                March 31,
                                                                           1996              1997                 1998
                                                                      -------------    ---------------       ------------
       Net loss (numerator)                                           $(2,630,578)       $(4,271,249)        $   (751,720)
       Weighted average shares (denominator)                              666,808          1,289,460            3,172,204

       Basic net loss per share                                       $     (3.95)       $     (3.31)        $      (0.24)
                                                                      -----------        -----------         ------------

       Dilutive shares (denominator)                                      666,808          1,289,460            3,172,204

       Diluted net loss per share                                     $     (3.95)       $     (3.31)        $      (0.24)
                                                                      -----------         ----------         ------------

         As required by Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 98, the above calculation of EPS is based on SFAS No. 128 "Earnings Per Share," for the quarter ended March 31, 1998. The years ending December 31, 1996 and 1997 have been restated to reflect SFAS 128 treatment. Thus, 55,414, 55,414 and 50,962 stock options and purchase warrants granted at below market prices outstanding in the quarter ended March 31, 1998 and the years ended December 31, 1997 and 1996, respectively, are not included in the calculation of diluted EPS as their inclusion would be antidilutive.

N.       SUBSEQUENT EVENTS

         EMPLOYEE BENEFIT PLAN

         On June 1, 1998, the Company implemented an Internal Revenue Code
         Section 125 "Premium Only Plan", which allows participating employees of the Company to contribute toward the cost of medical and newly established dental plan expenses with pretax dollars. Through this plan, set on a calendar year, employees contribute toward paying 20% and 93% of the medical and dental plans, respectively.

         1998 ANNUAL STOCKHOLDER MEETING

         On Wednesday, April 29, 1998, the Company's shareholders of record as of the close of business on March 20, 1998 approved the election of the Board of Directors, ratified and approved the adoption of the 1998 Stock Option Plan (the "1998 Plan"). The Common Stock (the "shares") subject to the 1998 Plan that may be purchased (through the exercise of options) shall not exceed in the aggregate 400,000 shares. If any stock options granted under the 1998 Plan shall terminate, expire or be canceled as to any shares, new stock options may thereafter be granted covering such shares. In addition, any shares purchased under this 1998 Plan subsequently repurchased by the Company pursuant to the terms hereof may again be granted under the 1998 Plan. The shares issued upon exercise of stock options under the 1998 Plan may, in whole or in part, be either authorized but unissued shares or issued shares reacquired by the Company. The 1998 Plan will be administered by the Compensation Committee of the Board of Directors or by the Board of Directors as a whole.

No dealer, salesman or any other person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Underwriter. This Prospectus in connection with the Offering does not constitute an offer to sell or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstance, create any implication that the information herein is correct as of any time subsequent to the date of the Prospectus.


                                TABLE OF CONTENTS

Page
----
Prospectus Summary........................................   4
Risk Factors..............................................   7
Use of Proceeds...........................................  16
Capitalization............................................  17
Dilution..................................................  18
Management's Discussion and
  Analysis or Plan of Operation...........................  19
Proposed Business.........................................  26
Management................................................  35
Principal Shareholders....................................  41
Description of Securities.................................  44
Underwriting..............................................  47
Legal Proceedings.........................................  47
Legal Matters.............................................  47
Experts...................................................  48
Financial Statements...................................... F-1


                                   DIDAX INC.

                    190,000 COMMON STOCK UNDERWRITER WARRANTS
                      250,000 WARRANT UNDERWRITER WARRANTS
                     250,000 UNDERWRITER UNDERLYING WARRANTS

                   3,315,000 SHARES OF COMMON STOCK UNDERLYING
             2,875,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS AND
                  190,000 COMMON STOCK UNDERWRITER WARRANTS AND
                     250,000 UNDERWRITER UNDERLYING WARRANTS




                                   PROSPECTUS

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Articles 10 and 11 of the Company's Certificate of Incorporation, as amended, and Article XI of the By-laws of the Company, as amended, contain the following provisions with respect to indemnifying officers and directors of the
Company:

                          CERTIFICATE OF INCORPORATION

      TENTH. To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This Article 10 does not affect the availability of equitable remedies for breach of fiduciary duties.

      ELEVENTH. The Corporation shall, to the fullest extent legally permissible, indemnify (fully or, if not possible, partially) each of its directors and officers, and persons who serve at its request as directors or officers of another organization in which it owns shares or of which it is a creditor, against all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding, civil or criminal (including investigations, audits, the activities of, or service upon special committees of the board) in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his acts or omissions as such director or officer, unless in any proceeding he shall be finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interest of the Corporation; provided, however, that such indemnification shall not cover liabilities in connection with any matter which shall be disposed of through a compromise payment by such director or officer, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interest of the Corporation, after notice that it involved such indemnification, (a) by a vote of the directors in which no interested director participates, or (b) by a vote or the written approval of the holders of a majority of the outstanding stock at the time having the right to vote for directors, not counting as outstanding any stock owned by any interested director or officer. Such indemnification may include payment by the Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under these provisions. The rights of indemnification hereby provided shall not be exclusive of or affect other rights to which any director or officer may be entitled. As used in this paragraph, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom as such the proceedings in question or another proceeding on the same or similar grounds is then pending.

                                     BYLAWS

      Indemnification of employees and other agents of the Corporation (including persons who serve at its request as employees or other agents of another organization in which it owns shares or of which it is a creditor) may be provided by the Corporation to whatever extent shall be authorized by the directors before or after the occurrence of any event as to or in consequence of which indemnification may be sought. Any indemnification to which a person is entitled under these provisions may be provided although the person to be indemnified is no longer a director, officer, employee or agent of the Corporation or of such other organization. It is the intent of these provisions to indemnify director and officers to the fullest extent not specifically prohibited by law, including indemnification against claims brought derivatively, in the name of the Corporation, and that such directors and officers need not exhaust any other remedies.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following is an itemization of expenses payable by the Company from the net proceeds of the Offering, incurred by the Company in connection with the issuance and distribution of the Offered Stock. All expenses are estimated.

SEC Registration and Filing Fee(1)............................     $-0-
NASD Registration and Filing Fee(1)...........................     $-0-
Nasdaq Registration and Filing Fee(1).........................     $-0-
Financial Printing............................................    $10,000
Accounting Fees and Expenses..................................    $10,000
Legal Fees and Expenses.......................................    $25,000
Miscellaneous.................................................    $10,000
                                                                  -------
                          Total...............................    $55,000

(1) Paid upon filing of the Registration Statement in connection with the Initial Public Offering.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

      The following sets forth information relating to all securities of the Registrant sold by it within the past three years without registration under the Securities Act.

      The following shares of Common Stock were sold by the Company during the past three years without registration under the Securities Act. There were no underwriting discounts or commissions paid in connection with the issuance of any of said securities.

      The sales of the securities described in the following table were made in reliance upon Regulation D, Rule 506 and Section 4(2) of the Securities Act, which both provide for exemption for transactions not involving a public offering. With regard to the Company's reliance upon this exemption from registration, certain inquiries were made by the Company that such sales qualified for such exemption. In particular, all investors certified to the Company that they were accredited, they executed investment letters, and the securities bear a legend accordingly.

Avg. March            Date                            Price   Number of Shares
                 Funds Received        Amount       Per Share  of Common Stock
              ------------------------------------------------------------
              04/15/96                    $9,999      $3.0000       3,333
              03/20/96                   $20,000      $4.0000       5,000
              03/15/96                   $25,000      $4.0000       6,250
              03/11/96                   $40,000      $4.0000      10,000
              03/05/96                   $60,000      $4.0000      15,000
              03/05/96                   $15,000      $3.0000       5,000
              03/04/96                   $12,000      $4.0000       3,000
              03/01/96                   $40,000      $4.0000      10,000
              03/01/96                   $50,000      $4.0000      12,500
              03/01/96                   $10,000      $4.0000       2,500
              03/01/96                    $4,000      $4.0000       1,000
              02/28/96                   $40,000      $4.0000      10,000
              02/28/96                   $10,000      $4.0000       2,500
              02/27/96                   $22,000      $4.0000       5,500
              02/27/96                   $10,000      $4.0000       2,500
              02/27/96                    $5,000      $4.0000       1,250
              02/26/96                  $200,000      $4.0000      50,000
              02/26/96                   $25,000      $4.0000       6,250
              02/23/96                   $50,000      $4.0000      12,500
              02/23/96                   $25,000      $4.0000       6,250
              2/22/96                    $10,000      $4.0000       2,500
              2/22/96                    $19,400      $4.0000       4,850
              02/22/96                  $100,000      $4.0000      25,000
              02/22/96                   $15,000      $4.0000       3,750
              2/21/96                    $50,000      $4.0000      12,500
              2/21/96                    $28,000      $4.0000       7,000
              2/20/96                    $40,000      $4.0000      10,000
              02/16/96                   $70,000      $4.0000      17,500
              02/16/96                   $70,000      $4.0000      17,500
              02/16/96                   $20,000      $4.0000       5,000
              02/16/96                   $20,000      $4.0000       5,000
              02/15/96                   $10,000      $4.0000       2,500
              02/15/96                   $10,000      $4.0000       2,500
              02/14/96                   $25,000      $4.0000       6,250
              02/13/96                   $10,000      $4.0000       2,500
              01/26/96                    $3,000      $3.0000       1,000
              01/24/96                   $30,000      $3.0000      10,000
              01/23/96                   $10,000      $4.0000       2,500
              10/12/95                  $100,000      $2.0000      50,000
              10/05/95                   $10,000      $2.0000       5,000
              09/12/95                  $150,000      $2.0000      75,000
              09/12/95                   $50,000      $2.0000      25,000
              09/08/95                   $10,000      $2.0000       5,000
              09/05/95                    $2,000      $2.0000       1,000
              09/01/95                   $50,000      $2.0000      25,000
              08/29/95                   $50,000      $2.0000      25,000
              08/29/95                  $100,000      $2.0000      50,000
              07/27/95                  $200,000      $2.0000     100,000
              06/10/95                  $100,000      $2.0000      50,000
              05/15/95                   $50,000      $2.0000      25,000

      In addition, the Company issued 2,212 shares of Common Stock on April 11, 1997 in reliance upon Section 4(2) of the Securities Act, to Dr. J.C. Lasmanis for consulting services, which the Board of Directors has determined had a value of $11,062. Dr. Lasmanis has agreed not to sell any shares of Common Stock until March 24, 1999. Dr. Lasmanis has been involved with the Company from inception as an informal advisor and contracted consultant in assisting the Company to market to home schooling ministries and to develop Internet content. Because he is considered therefore, an "insider" substantially familiar with, had access to or possession of the information an investor needs to know in order to make an informed investment decision in the Company, and because Dr. Lasmanis was a sophisticated investor for purposes of Section 4(2) of the Securities Act, the Company relied on the exemption in Section 4(2) of the Securities Act.

      In 1996, the Company became aware that certain prior private placements may be deemed not to have been properly exempted from registration under federal and/or state law. This may give rise to the opportunity for certain stockholders and members to exercise recission rights, if any, related to their investment in the Company. The Company believes there may be valid legal defenses to any and/or all such recission actions, if initiated. The potential of inadvertent exemption violations was communicated to the investors concerned in August of 1996 and in writing in December of 1996. As of March 20, 1998, all but 21,250 shares of common stock subject to recission are beyond the statue of limitations under Section 13 of the Securities Act of 1933 and Section 10b-5 of the Securities Exchange Act of 1934 along with the Securities Law of State jurisdictions, which the Company uses as a reasonable basis for establishing the potential exposure. In December 1998, these remaining 21,250 shares of common stock subject to recission valued at their $85,000 purchase price will be beyond these statute of limitations. The Company's financial statements do not include a reserve for any amounts the Company may be required to deliver in connection with a recission of the prior offerings.

      The sales of junior subordinated notes described in the following table were made in reliance upon Regulation D, Rule 506 of the Securities Act, which provides for exemption for transactions not involving a public offering. With regard to the Company's reliance upon this exemption from registration, certain inquiries were made by the Company that such sales qualified for such exemption. In particular, all investors certified to the Company that they were accredited, they executed investment letters, and the securities bear a legend accordingly.

                            Date                Dollar Amount Purchased
                            ----                -----------------------
                          7/10/96                     $125,000
                          7/30/96                      125,000
                          9/26/96                       76,000
                         10/30/96                      297,000
                                                      --------
                           Total                      $623,000

      Holders of the above junior subordinated notes, earned interest payable in the amount of 9.75% per annum, compounded monthly, payable in full at maturity, with warrants to purchase up to 172,639 shares of the Company's common stock exercisable at $4.00 per share, and vested on September 24, 1997. These junior subordinated notes were repaid for the proceeds of the Company's IPO. There were no underwriting discounts or commissions paid in connection with the issuance of any of said securities.

      The sales of the junior convertible subordinated notes ("Notes"), described in the following table were made in reliance upon Regulation D, Rule 506 of the Securities Act, which provides for exemption for transactions not involving a public offering. With regard to the Company's reliance upon this exemption from registration, certain inquiries were made by the Company that such sales qualified for such exemption. In particular, all investors certified to the Company that they were accredited, they executed investment letters, and the securities bear a legend accordingly.

                                        AMOUNT
             DATE FUNDS                OF NOTES
              RECEIVED                PURCHASED
-------------------------------------------------
                12/16/96               $100,000
                12/18/96               $100,000
                12/18/96                $50,000
                12/20/96                $25,000
                12/20/96                $50,000
                12/24/96               $100,000
                12/26/96                $25,000
                12/30/96                $50,000
                01/03/97                $75,000
                01/07/97               $100,000
                01/07/97                $50,000
                01/08/97                $25,000
                01/09/97                $25,000
                01/13/97                $25,000
                01/14/97                $50,000
                01/15/97                $45,000
                01/15/97                $10,000
                01/15/97                $25,000
                01/15/97                $25,000
                01/16/97               $200,000
                01/16/97                $45,000
                01/20/97                $25,000
                01/24/97                $25,000
                01/24/97                $25,000
                01/31/97                $25,000
                01/31/97                $25,000
                01/31/97               $275,000
                02/04/97               $100,000
                                  ==============
                                     $1,700,000

      The Holders of the Notes as detailed above, received at maturity on October 3, 1997 when the Notes were repaid from the proceeds of the Company's IPO, 340,000 shares of its common stock, which have been converted into the right to receive an equal number of shares of common stock of the Company. The Notes were unsecured, non interest bearing, and expressly subordinate to institutional debt. This common stock is in the form of unregistered shares of the Company's stock, with a two year irrevocable lock-up agreement. Barron Chase

Securities, Inc. served as placement agent for this private placement and received a 7% commission amounting to $119,000 for their services in this regard.

      In August and September of 1997, the Company issued eight separate unsecured Corporate Promissory Notes to an officer and three directors in the aggregate of $250,000 payable at an interest rate of 11.5%. Exemption from registration under the Securities Act is claimed for issuance of the unsecured Corporate Promissory Notes in reliance upon the exemption afforded by Section 4(2) of the Securities Act for transactions nor involving a public offering. Each person to whom the securities were issued were sophisticated persons for purposes of Section 4(2) of the Securities Act and had access to or possession of information an investor needs to know in order to make an informed investment decision in the Company. During the year ended December 31, 1997, the Company recognized related interest expense of $2,961. These advances and the accrued interest were repaid from the IPO proceeds on October 3, 1997.

      The following is a record of the options to purchase shares of Common Stock granted to officers, directors, consultants, ministry partners and employees of the Company over the past three years. These non qualified options were not issued for the purpose of raising capital and have been granted solely to persons deemed "insiders," i.e. persons considered sufficiently familiar with the Company so that registration under Section 5 of the Securities Act was not deemed necessary under Section 4(2) of the Securities Act. The Company also relied on Rule 701 of the Commission. Further, each person to whom the following securities were issued were sophisticated persons for purposes of Section 4(2) of the Securities Act and had access to or possession of information an investor needs to know in order to make an informed investment decision in the Company.

------------------------------------
CLASS OF PERSONS  DATE OF GRANT -->  6/29/95  08/29/95  12/31/95   3/31/96   5/26/96   6/30/96    8/16/96   9/30/96   9/30/96
-------------------------------------------------------------------------------------------------------------------------------
EXECUTIVES
Dane West                                                                                                   171,312
Bill Bowers                                                                                                 164,312
Bill Parker
Gary Struzik                                                        30,000                                   71,250

BOARD
Bruce Edgington                                  2,500                                   2,500     95,679   160,314
John Meindl
Jim Buick
Earl Gjelde
Tom Whitehead
Max Carey
Bob Varney                           116,000                                                       54,700   145,312

Consultants                            4,000
Consultants
Consultants                                                  250
Consultants                                                  500
Consultants                                                  500
Consultants                                                  250
Consultants                                                  500
Consultants
Consultants
Ministry Partner                                                              25,000
Consultants
Consultants
Consultants

EMPLOYEES
EMPLOYEES                                       10,000     7,638
EMPLOYEES                                       10,000     2,792
EMPLOYEES                                                  7,600
EMPLOYEES                                                 18,773     2,019               2,019                          2,019
EMPLOYEES                                                 12,100
EMPLOYEES                                                 10,850
EMPLOYEES                                                 10,100
EMPLOYEES                                                 10,000
EMPLOYEES                                                  2,600
EMPLOYEES                                                 12,500
EMPLOYEES                                                  5,000
EMPLOYEES                                                           50,000                        (18,000)
EMPLOYEES                                                            2,660
EMPLOYEES                                                           10,000             (10,000)
EMPLOYEES                                                            3,600                           (700)
EMPLOYEES                                                            6,250
EMPLOYEES                                                            2,500
EMPLOYEES                                                            3,600                         (2,700)
EMPLOYEES                                                            2,000
EMPLOYEES                                                  1,750       750                 750                            750
EMPLOYEES                                                            1,000                            250
EMPLOYEES                                                            1,950
EMPLOYEES                                                            3,000                           (750)
EMPLOYEES                                                            2,000
EMPLOYEES                                                                                3,000       (250)
EMPLOYEES                                                                                3,000       (250)
EMPLOYEES                                                                                3,000       (250)
EMPLOYEES
EMPLOYEES                                                                                           2,000
EMPLOYEES
EMPLOYEES
EMPLOYEES
EMPLOYEES
                      TOTAL OPTIONS  120,000    22,500   103,703   121,329    25,000     4,269    129,729   712,500     2,769
                                    -------------------------------------------------------------------------------------------
OPTION EXERCISE PRICE PER SHARE        $2.00     $2.00     $2.00     $4.00     $4.00     $4.00      $4.00     $5.00     $4.00

------------------------------------
CLASS OF PERSONS  DATE OF GRANT -->  12/31/96   3/31/97         04/09/97   04/30/97
-----------------------------------------------------------------------------------
EXECUTIVES
Dane West                               5,191                                 2,420
Bill Bowers                            10,385                                 2,420
Bill Parker
Gary Struzik                            6,331                                 1,405

BOARD
Bruce Edgington
John Meindl                                                       37,000
Jim Buick                                                         37,000
Earl Gjelde                                                       37,000
Tom Whitehead                                                     37,000
Max Carey
Bob Varney                             17,524                                 8,075

Consultants
Consultants
Consultants
Consultants
Consultants
Consultants
Consultants
Consultants                                                       37,000
Consultants                                                                   4,000
Ministry Partner
Consultants
Consultants
Consultants

EMPLOYEES
EMPLOYEES                                 446                                   325
EMPLOYEES                              (7,500)
EMPLOYEES                               1,600                                   405
EMPLOYEES                               1,013                                   805
EMPLOYEES                               1,066                                   565
EMPLOYEES                               2,263                                   805
EMPLOYEES                                 965                                   405
EMPLOYEES                               1,095                                   405
EMPLOYEES                                 888
EMPLOYEES                               1,350
EMPLOYEES                               1,830                                   805
EMPLOYEES
EMPLOYEES                               1,278
EMPLOYEES
EMPLOYEES
EMPLOYEES                               1,930                                 1,250
EMPLOYEES                                 788
EMPLOYEES
EMPLOYEES                               2,091
EMPLOYEES
EMPLOYEES
EMPLOYEES                               2,600
EMPLOYEES
EMPLOYEES                                 100
EMPLOYEES
EMPLOYEES
EMPLOYEES
EMPLOYEES                               2,808
EMPLOYEES                                 100
EMPLOYEES                                         2,000
EMPLOYEES                                        20,000
EMPLOYEES
EMPLOYEES
                      TOTAL OPTIONS    56,142    22,000          185,000     24,090
                                    -----------------------------------------------
OPTION EXERCISE PRICE PER SHARE         $4.00     $5.00            $5.00      $5.00

------------------------------------
CLASS OF PERSONS  DATE OF GRANT -->          06/10/97   08/18/97  09/01/97  09/12/97  10/03/97  10/29/97  12/19/97  01/30/98
------------------------------------------------------------------------------------------------------------------------------
EXECUTIVES
Dane West                                       2,420
Bill Bowers                                     2,420
Bill Parker
Gary Struzik                                    1,290

BOARD
Bruce Edgington                                                                         16,603
John Meindl
Jim Buick
Earl Gjelde
Tom Whitehead
Max Carey                                      37,000
Bob Varney                                      8,075                                    5,657

Consultants
Consultants
Consultants
Consultants
Consultants
Consultants
Consultants
Consultants
Consultants                                                          2,000                         2,000
Ministry Partner
Consultants
Consultants
Consultants

EMPLOYEES
EMPLOYEES                                      15,325
EMPLOYEES
EMPLOYEES                                       5,405
EMPLOYEES                                       8,305
EMPLOYEES                                       5,565
EMPLOYEES                                       1,805                        (11,750)
EMPLOYEES                                       5,405
EMPLOYEES                                      10,405
EMPLOYEES                                       1,000
EMPLOYEES                                       1,000     (3,350)
EMPLOYEES                                       1,805     (6,000)
EMPLOYEES
EMPLOYEES                                       7,500
EMPLOYEES
EMPLOYEES
EMPLOYEES                                      27,605                                                      (33,250)
EMPLOYEES                                       1,000
EMPLOYEES
EMPLOYEES                                       6,000
EMPLOYEES
EMPLOYEES
EMPLOYEES                                       7,500
EMPLOYEES
EMPLOYEES                                       1,000
EMPLOYEES
EMPLOYEES
EMPLOYEES
EMPLOYEES                                       1,000
EMPLOYEES                                       5,000
EMPLOYEES
EMPLOYEES                                                                                                            (20,000)
EMPLOYEES                                       1,000
EMPLOYEES                                                                                         40,000
                      TOTAL OPTIONS           164,830     (9,350)    2,000   (11,750)   22,260    42,000   (33,250)  (20,000)
                                    ------------------------------------------------------------------------------------------
OPTION EXERCISE PRICE PER SHARE                 $5.00   Mix          $5.00  Mix          $4.00        $5  Mix         ($5.00)

------------------------------------
CLASS OF PERSONS  DATE OF GRANT -->          02/17/98  02/28/98   03/23/98  04/01/98  05/22/98    Total
----------------------------------------------------------------------------------------------------------
EXECUTIVES
Dane West                                                                                          211,343
Bill Bowers                                                                                        183,537
Bill Parker                                                        270,000                         284,000
Gary Struzik                                                                                       110,276

BOARD
Bruce Edgington                                                                                    277,596
John Meindl                                                                                         37,000
Jim Buick                                                                                           37,000
Earl Gjelde                                                                                         37,000
Tom Whitehead                                                                                       37,000
Max Carey                                                                                           37,000
Bob Varney                                             (100,000)                                   255,343

Consultants                                                                                          4,000
Consultants                                                                                          4,500
Consultants                                                                                            250
Consultants                                                                                            500
Consultants                                                                                            500
Consultants                                                                                            250
Consultants                                                                                            500
Consultants                                                                                         37,000
Consultants                                                                                          8,000
Ministry Partner                                                                                    25,000
Consultants                                   4,500                                                  4,500
Consultants                                  28,575                                     (11,430)    17,145
Consultants                                                                    7,000                 7,000

EMPLOYEES
EMPLOYEES                                                                                           43,734
EMPLOYEES                                                                                           15,292
EMPLOYEES                                                                                           15,010
EMPLOYEES                                                                                           34,953
EMPLOYEES                                                                                           19,296
EMPLOYEES                                                                                            3,973
EMPLOYEES                                                                                           16,875
EMPLOYEES                                                                                           21,905
EMPLOYEES                                                                                            4,488
EMPLOYEES                                                                                           11,500
EMPLOYEES                                                                                            3,440
EMPLOYEES                                                                                           32,000
EMPLOYEES                                                                                           11,438
EMPLOYEES                                                                                                0
EMPLOYEES                                                                                            2,900
EMPLOYEES                                                                                            3,785
EMPLOYEES                                                                                            4,288
EMPLOYEES                                                                                              900
EMPLOYEES                                                                                           10,091
EMPLOYEES                                                                                            4,000
EMPLOYEES                                                                                            1,250
EMPLOYEES                                                                                           12,050
EMPLOYEES                                                                                            2,250
EMPLOYEES                                                                                            3,100
EMPLOYEES                                                                                            2,750
EMPLOYEES                                                                                            2,750
EMPLOYEES                                                                                            2,750
EMPLOYEES                                                                                (1,000)     2,808
EMPLOYEES                                                                                            7,100
EMPLOYEES                                                                                            2,000
EMPLOYEES                                                                                                0
EMPLOYEES                                                                                            1,000
EMPLOYEES                                                                                           40,000
                      TOTAL OPTIONS            33,075  (100,000)   270,000     7,000    (12,430) 1,955,916
                                    ----------------------------------------------------------------------
OPTION EXERCISE PRICE PER SHARE              2&$2.185    ($5.00)     $3.00     $3.45  $2.185&$5

ITEM 27.  EXHIBITS

Exhibit No.                                     Description of Exhibit
-----------                                     ----------------------
1.1*           Form of Underwriting Agreement between Registrant and Underwriter
1.2*           Form of Selected Dealer Agreement between the Underwriter and the selected dealers
1.4*           Form of Merger and Acquisition Agreement between Registrant and Underwriter
2*             Articles and Certificates of Merger of DIDAX ON-LINE L.C. and DIDAX INC. into the
                      Registrant
3.1*           Certificate of Incorporation and Amendments thereto of DIDAX INC.
3.1(a)*        Certificate of Correction regarding Certificate of Incorporation
3.2*           Bylaws of the Registrant
4.1*           Form of certificate evidencing shares of Common Stock
4.2*           Form of certificate evidencing Purchase Warrant
4.3*           Form of Lock-Up Agreement
4.4*           Form of Underwriter Warrant Agreement between Registrant and Underwriter
4.5*           Form of Stock Option Agreement
4.5A*          Form of Stock Option Agreement as amended April, 6, 1998
4.6*           Form of Warrant Agreement between the Registrant and American Stock Transfer & Trust
               Company
5.1*           Opinion of Berman Wolfe & Rennert P.A.
5.2*           Opinion of Gammon & Grange, P.C.
10.1*          Office Building Lease by and between 4501 Daly Dr. Inc. and the Registrant dated
               September 12, 1995
10.2*          Amended office Building Lease by and between 4501 Daly Dr. Inc. and the Registrant dated January 30, 1996
10.3*          1997 Stock Option Plan
10.3A*         1997 Stock Option Plan, as amended April 6, 1998
10.4*          Promissory Note and Warrant Certificate between the Registrant and Robert Varney dated July 10, 1996
10.5*          Promissory Note and Warrant Certificate between the Registrant and Robert Varney dated September 26, 1996
10.6*          Amendment to terms of promissory notes between Registrant and Robert Varney dated
               November 13, 1996
10.7*          Amendment to terms of promissory notes between Registrant and Robert Varney dated
               July 10, 1997
10.8*          Promissory note and Warrant Certificate between the Registrant and Bruce Edgington dated July 30, 1996
10.9*          Promissory note and Warrant Certificate between the Registrant and Bruce Edgington dated October 30, 1996
10.10*         Amendment to terms of promissory notes between Registrant and
               Bruce Edgington dated November 13, 1996
10.11*         Amendment to terms of promissory notes between Registrant and
               Bruce Edgington dated July 24, 1997
10.12*         Promissory note between the Registrant and John and Holli Meindl dated January 9,
               1997
10.13*         Form of Promissory Note between Registrant and Holders of Junior Notes
10.14*         Agreement between the Registrant and NetRadio dated June 21, 1996
10.15*         Agreements between the Registrant and Digital Nation dated March 19, 1997 and
               November 12, 1996
10.16*         Agreement between the Registrant and Promisekeepers dated March 13, 1996 with amendment dated February 10, 1997

10.17*         Agreement between the Registrant and World Vision dated October 17, 1996
10.18@*        Employment Agreement between the Registrant and Robert Varney, Ph.D. dated as of
               June 6, 1997
10.19@*        Employment Agreement between the Registrant and Dane West dated as of June 6, 1997
10.19A@*       Employment Agreement between the Registrant and Dane West dated as of March 23, 1998

Exhibit No.            Description of Exhibit
-----------            ----------------------
10.20@*        Employment Agreement between the Registrant and William Bowers dated as of June 6, 1997
10.20A@*       Employment Agreement between the Registrant and William Bowers dated as of March 23, 1998
10.21@*        Employment Agreement between the Registrant and Gary Struzik dated as of June 6, 1997
10.21A@*       Employment Agreement between the Registrant and Gary Struzik dated as of March 23, 1998
10.22*         Agreement between the Registrant and ichat, Inc. dated February 28 1997
10.23*         Agreement between the Registrant and Spring Arbor Distribution Company dated October 1, 1996
10.24*         Agreement between the Registrant and Intermind Corporation dated January 19, 1997
10.25*         Agreement between the Registrant and Cybercash dated February 11, 1997
10.26*         Promissory Note between the Registrant and Bruce Edgington dated August 8, 1997
10.27*         Promissory Note between the Registrant and Bruce Edgington dated August 22, 1997
10.28*         Promissory Note between the Registrant and Bruce Edgington dated September 5, 1997
10.29*         Promissory Note between the Registrant and Robert Varney dated August 22, 1997
10.30*         Promissory Note between the Registrant and Robert Varney dated September 5, 1997
10.31*         Promissory note between Registrant and Dane West dated October 31, 1997
10.32*         Promissory note between Registrant and William Bowers dated October 31, 1997
10.33*         Agreement between the Registrant and Corporate Resource Development, Inc. dated February 18, 1998
10.34*         Agreement between the Registrant and GTE Internetworking dated December 15, 1997
10.35*         Agreement for Conclusion of Employment Agreement between the Registrant and Robert Varney dated February 17, 1998
10.36*         Form of Noncompetition and Proprietary Information Agreement between the Registrant and
               Messrs. Bowers, West, Parker, and Struzik dated as of March 23, 1998
10.37*         Employment Agreement between Registrant and William M. Parker dated March 23, 1998
10.38*         1998 Stock Option Plan
11             Statement of computation of earnings per share
13.1*          Quarterly report on Form 10-QSB filed with the Commission on November 10, 1997
13.2*          Quarterly report on Form 10-QSB filed with the Commission on May 15, 1998
13.3*          Annual report on Form 10-KSB file with the Commission on March 20, 1998
23.1*          Consent of Berman Wolfe & Rennert P.A. (Included as part of Exhibit 5.1)
23.2           Consent of Hoffman, Morrison & Fitzgerald P.C.
23.3*          Consent of Gammon & Grange, P.C.
24             Power of Attorney (Included on the signature page of PART II of this Registration Statement)
27             Financial Data Schedule of Financial Statements of the Registrant

---------------

* Filed previously
@ Contracts with Executive Officers

(b) FINANCIAL STATEMENT SCHEDULES. Financial statement schedules are omitted because the conditions requiring their filing do not exist or the information required thereby is included in the financial statements filed, including the notes thereto.

ITEM 28.  UNDERTAKINGS

      The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any Prospectus required by section 10(a)(3)of the Securities Act;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the Registration Statement; and

            (iii) To include any additional or changed material information with respect to the plan of distribution.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

      (4) To provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

      (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (6)(a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time the Commission declared it effective.

         (b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement for the securities being offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, DIDAX INC., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, in city of Chantilly, State of Virginia, on the second day of July, 1998.

                                                DIDAX INC.


July 2, 1998                           By: /s/ WILLIAM M. PARKER
                                           ---------------------
                                           William M. Parker,
                                           Chief Executive Officer and President

                                POWER OF ATTORNEY

      We, the undersigned officers and directors of DIDAX INC., do hereby constitute and appoint William M. Parker, or in his absence, Gary A. Struzik, our true and lawful attorney and agent to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary and advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement or any registration statement for the same offering that is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, including, specifically, but without limitation, power and authority to sign for us or any of us and all amendments hereto; and we do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 has been signed herein below by the following persons in the capacities and on the dates indicated.



July 2, 1998                 By: /s/ WILLIAM M. PARKER
                                 ---------------------
                                 William M. Parker,
                                 Chief Executive Officer and President

July 2, 1998                 By: /s/ GARY A. STRUZIK
                                 -------------------
                                 Gary A. Struzik, Chief Financial Officer and
                                   Secretary, and Principal Financial and
                                   Chief Accounting Officer

July 2, 1998                 By: /s/ JAMES G. BUICK
                                 ------------------
                                 James G. Buick, Chairman of the Board of
                                   Directors

July 2, 1998                 By: /s/ ROBERT C. VARNEY, PH.D.
                                 ---------------------------
                                 Robert C. Varney, Ph.D., Vice-Chairman of the
                                   Board of Directors

July 2, 1998                 By: /s/ DANE B. WEST
                                 ----------------
                                 Dane B. West, Vice President Business
                                   Development and Sales and director

July 2, 1998                 By: /s/ WILLIAM H. BOWERS
                                 ---------------------
                                 William H. Bowers, Chief Technical Officer
                                   and director

July 2, 1998                 By: /s/ BRUCE E. EDGINGTON
                                 ----------------------
                                 Bruce E. Edgington, director

July 2, 1998                 By: /s/ JOHN J. MEINDL, JR.
                                 -----------------------
                                 John J. Meindl, Jr., director

July 2, 1998                 By: /s/ CLAY T. WHITEHEAD
                                 ---------------------
                                 Clay T. Whitehead, director

July 2, 1998                 By: /s/ EARL E. GJELDE
                                 ------------------
                                 Earl E. Gjelde, director

July 2, 1998                 By: /s/ W.R. "MAX" CAREY
                                 --------------------
                                 W.R. 'Max' Carey

                                INDEX TO EXHIBITS

EXHIBIT                                                                                         SEQUENTIALLY
NUMBER                      DESCRIPTION                                                         NUMBERED PAGE
------                      -----------                                                         -------------
11              Statement of computation of earnings per share..............................
23.2            Consent of Hoffman, Morrison & Fitzgerald P.C...............................
24              Power of Attorney (Included on the signature page of Part II of this
                Registration Statement......................................................
27              Financial Data Schedule of Financial Statements of the Registrant...........